Filed Pursuant to Rule 424(b)(3)

PROSPECTUS	Registration No. 333-299026

3,571,429 Shares of Common Stock

This prospectus relates to the potential sale or other disposition from time to time by the selling stockholders of Greenwave Technology Solutions, Inc., a Delaware corporation (the “Company”) identified in this prospectus (each a “Selling Stockholder” and collectively, the “Selling Stockholders”) of up to 3,571,429 shares of our common stock, par value $0.001 per share (“Common Stock”), all of which are issuable upon conversion of outstanding Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock” and the shares issuable upon conversion thereof, the “Resale Shares”) that were sold and issued to the Selling Stockholders pursuant to the Preferred Stock Purchase Agreement, dated as of September 7, 2026, by and between the Company and the Selling Stockholders (the “Purchase Agreement”). For a description of the transaction pursuant to which this resale registration statement relates, please see the section titled “Issuance of Securities to Selling Stockholders.”

The Resale Shares may be sold by the Selling Stockholders to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information regarding the possible methods of sale that may be used by the Selling Stockholders, you should refer to the section titled “Plan of Distribution” of this prospectus.

The Resale Shares may be sold by the Selling Stockholders at prices determined by the prevailing market price for shares of Common Stock or in negotiated transactions. We will not receive any proceeds from the sale of the Resale Shares by the Selling Stockholders.

We will bear all costs relating to the registration of the Resale Shares, other than any Selling Stockholders’ legal or accounting costs or commissions. We will not be paying any underwriting discounts or commissions in this offering.

Our Common Stock is presently listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “GWAV.” The closing price of our Common Stock on September 28, 2026, as reported by Nasdaq was $2.35 per share.

Investing in our Common Stock involves a high degree of risk. See the section titled “Risk Factors” beginning on page 6 of this prospectus and elsewhere in this prospectus for a discussion of information that should be considered in connection with an investment in our Common Stock.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

We have not registered the sale of the Resale Shares under the securities laws of any state. Brokers or dealers effecting transactions in the Resale Shares should confirm that the shares have been registered under the securities laws of the state or states in which sales of the shares occur as of the time of such sales, or that there is an available exemption from the registration requirements of the securities laws of such states.

We have not authorized anyone, including any salesperson or broker, to give oral or written information about this offering, the Company, or the Resale Shares that is different from the information included in this prospectus. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of this prospectus or any supplement to it.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 28, 2026.

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You should rely only on the information contained in this prospectus or in any free writing prospectus that we may specifically authorize to be delivered or made available to you. We have not authorized anyone to provide you with information that is different from that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus may only be used where it is legal to offer and sell our securities. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

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CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus are “forward-looking statements” within the meaning of the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding our current beliefs, goals and expectations about matters such as our expected financial position and operating results, our business strategy and our financing plans. The forward-looking statements in this prospectus are not based on historical facts, but rather reflect the current expectations of our management concerning future results and events. The forward-looking statements generally can be identified by the use of terms such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “guidance,” “estimate,” “potential,” “outlook,” “target,” “forecast,” “likely” or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals are, or may be, forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be different from any future results, performance and achievements expressed or implied by these statements. We cannot guarantee that our forward-looking statements will be correct or that our beliefs and goals will not change. Our actual results could differ materially from our expectations for various reasons. You should review carefully all information, including the discussion under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus or under similar headings in any accompanying prospectus supplement. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. Any forward-looking statements in this prospectus are made only as of the date on which they are made, and, except as may be required by law, we do not have any obligation to publicly update any forward-looking statements contained in this prospectus to reflect the occurrence of subsequent events or circumstances.

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PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information that may be important to you or that you should consider before investing in our Common Stock. You should read the entire prospectus carefully, especially the information under “Risk Factors” set forth in this prospectus and the information included in any prospectus supplement or free writing prospectus that we have authorized for use in connection with this offering. This prospectus contains forward-looking statements, based on current expectations and related to future events and our future financial performance, that involve risks and uncertainties. Our actual results may vary materially from those discussed in the forward-looking statements as a result of various factors, including, without limitation, those set forth under “Risk Factors,” as well as other matters described in this prospectus. See “Cautionary Notice Regarding Forward-Looking Statements.”

Unless the context indicates or otherwise requires, the “Company,” “we,” “us,” “our,” “Greenwave” or the “Registrant” refer to Greenwave Technology Solutions, Inc., a Delaware corporation, and its subsidiaries.

Overview

We were formed on April 26, 2013 as a technology platform developer under the name MassRoots, Inc. In October 2021, we changed our corporate name from “MassRoots, Inc.” to “Greenwave Technology Solutions, Inc.” We sold all of our social media assets on October 28, 2021 for cash consideration equal to $10,000 and discontinued all operations related to our social media business. On September 30, 2021, we closed our acquisition of Empire Services, Inc. (“Empire”), which operates 13 metal recycling facilities in Virginia, North Carolina, and Ohio. The acquisition was effective October 1, 2021 upon the effectiveness of the Certificate of Merger in Virginia.

Upon the acquisition of Empire, we transitioned into the scrap metal industry which involves collecting, classifying and processing appliances, construction material, end-of-life vehicles, boats, and industrial machinery. We process these items by crushing, shearing, shredding, separating, and sorting into smaller pieces and categorize these recycled ferrous, nonferrous, and mixed metal pieces based on density and metal prior to sale. In cases of scrap cars, we remove the catalytic converters, aluminum wheels, and batteries for separate processing and sale prior to shredding the vehicle. We have designed our systems to maximize the value of metals produced from this process.

We operate an automotive shredder at our Kelford, North Carolina location and a second automotive shredder at our Carrollton, Virginia location. Our shredders are designed to produce a denser product and, in concert with advanced separation equipment, more refined recycled ferrous metals, which are more valuable as they require less processing to produce recycled steel products. In totality, this process reduces large metal objects like auto bodies into baseball-sized pieces of shredded recycled metal.

The shredded pieces are then placed on a conveyor belt under magnetized drums to separate the ferrous metal from the mixed nonferrous metal and residue, producing consistent and high-quality ferrous scrap metal. The nonferrous metals and other materials then go through a number of additional mechanical systems which separate the nonferrous metal from any residue. The remaining nonferrous metal is further processed to sort the metal by type, grade, and quality prior to being sold as products, such as zorba (mainly aluminum), zurik (mainly stainless steel), and shredded insulated wire (mainly copper and aluminum).

One of our main corporate priorities is to open a facility with rail or deep-water port access to enable us to efficiently transport our products to domestic steel mills and overseas foundries. Because this would greatly expand the number of potential buyers of our processed scrap products, we believe opening a facility with port or rail access could result in an increase in both the revenue and profitability of our existing operations.

Empire is headquartered in Chesapeake, Virginia.

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Products and Services

Our main product is selling ferrous metal, which is used in the recycling and production of finished steel. It is categorized into heavy melting steel, plate and structural, and shredded scrap, with various grades of each of those categorized based on the content, size and consistency of the metal. All of these attributes affect the metal’s value.

We also process nonferrous metals such as aluminum, copper, stainless steel, nickel, brass, titanium, lead, alloys and mixed metal products. Additionally, we sell the catalytic converters recovered from end-of-life vehicles to processors which extract the nonferrous precious metals such as platinum, palladium and rhodium.

We provide metal recycling services to a wide range of suppliers, including large corporations, industrial manufacturers, retail customers, and government organizations.

Recent Developments

Nasdaq Compliance

On April 20, 2026, the Company received a letter from the Staff of the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market LLC (the “Nasdaq”) notifying the Company that because it has not yet filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “2025 Form 10-K”) with the SEC, Nasdaq determined that the Company no longer complied with the filing requirement set forth in Nasdaq Listing Rule 5250(c)(1) (“Listing Rule 5250(c)(1)”).

The Staff informed the Company that it had 60 calendar days to submit a plan to regain compliance with Listing Rule 5250(c)(1).

On May 21, 2026, the Company received an additional delinquency notification letter from Nasdaq due to the Company’s failure to timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026 (the “First Quarter Form 10-Q”). The Staff informed the Company that it had until June 22, 2026 to submit a plan to regain compliance with Listing Rule 5250(c)(1). On June 15, 2026, the Company filed the 2025 Form 10-K with the SEC. On June 16, 2026, the Company received a letter from Nasdaq stating that it evidenced partial compliance with Listing Rule 5250(c)(1) by filing the 2025 Form 10-K but that it was still not in compliance with Listing Rule 5250(c)(1) due to its failure to file the First Quarter Form 10-Q. On June 22, 2026, the Company submitted its plan to regain compliance with Listing Rule 5250(c)(1) to Nasdaq. The Staff accepted the Company’s plan to regain compliance and granted the Company an exception until July 31, 2026, to evidence compliance with the Rule. On July 29, 2026, the Company filed the First Quarter Form 10-Q. On July 30, 2026, the Company received notification from the Staff that it had determined that the Company complies with Listing Rule 5250(c)(1) and that the listing matter is now closed.

Employee Matter

In April 2026, the Company identified and terminated a former non-officer employee in its logistics function who had improperly diverted certain hauling work to an outside entity and engaged in related improper conduct. The conduct did not have a material effect on the Company’s financial position, results of operations, or cash flows. The Company reviewed the matter, including outreach to potentially affected customers, and does not believe its ultimate resolution will have a material effect on the Company’s financial position, results of operations, or cash flows. No provision for loss has been recorded, as management has not concluded that a loss is probable or reasonably estimable.

As a precautionary measure, the Company has withheld $350,000 that would otherwise be payable to a related party and reclassified that amount within liabilities pending completion of its review. The withheld amount will be released to the related party if the review is completed without a resulting liability to the Company, or applied against any amounts ultimately determined to be owed to the Company. The Company’s review is ongoing, and the Company is pursuing available remedies against the former employee.

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Exchange Agreement

On August 24, 2026, the Company entered into an Exchange Agreement with DWM Properties LLC (“DWM”), an entity controlled by Danny Meeks, the Chief Executive Officer of the Company (the “Exchange Agreement”). Pursuant to the Exchange Agreement, in exchange for the satisfaction of an outstanding promissory note payable to DWM with a principal balance of $5,391,859 and other related party amounts owed to Mr. Meeks and his affiliates totaling $2,608,141, the Company issued an aggregate of 2,152,853 shares (the “Exchange Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), to DWM. We are not seeking registration of the Exchange Shares under this prospectus.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the Exchange Agreement, a copy of which is attached herein as Exhibit 10.32 and is incorporated herein by reference.

Series B Preferred Stock Private Placement

On September 7, 2026, the Company entered into a Preferred Stock Purchase Agreement (the “Preferred Stock Purchase Agreement”) by and among the Company and five institutional investors (each an “Investor”, together the “Investors”) for the issuance and sale in a private placement (the “Series B Private Placement”) of an aggregate of 3,750 shares of Series B Convertible Preferred Stock, par value $0.001 per share and a stated value of $1,000 per share (“Series B Preferred Stock”), which are convertible into Common Stock (the “Conversion Shares”) at any time or times on or after their initial issuance date at an initial conversion price of $5.24 per share (the “Conversion Price”), subject to adjustment as provided in the Certificate of Designations, Preferences and Rights of Series B Preferred Stock of the Company, dated September 8, 2026 (the “Certificate of Designations”). Pursuant to the terms of the Certificate of Designations, upon the date the SEC declares the registration statement for which this prospectus forms a part effective under the Securities Act of 1933, as amended (the “Securities Act”) (the “Effective Date”), the Conversion Price will be reduced to the lowest of (a) the average of the closing trade prices on the Nasdaq Capital Market (or the applicable principal trading market for the Common Stock at the time of conversion), as reported by Bloomberg, L.P. (the “Closing Sale Price”) during the consecutive five (5) trading day period ending immediately prior to the Effective Date and (b) the Conversion Price then in effect. The Company may not effect the conversion of any Series B Preferred Stock to the extent that after giving effect to such conversion, the Investor together with the other Attribution Parties (as defined in the Certificate of Designations) would collectively beneficially own more than 4.99% of the Company’s Common Stock outstanding immediately after such conversion (the “Beneficial Ownership Limitation”).

Additionally, Investors have a right of alternate conversion upon the occurrence of a Triggering Event (as defined in the Certificate of Designations). Subject to the Beneficial Ownership Limitation, at any time after the earlier of an Investor’s receipt of a notice of a Triggering Event (a “Triggering Event Notice”) or such Investor becoming aware of a Triggering Event and ending (such ending date, the “Alternate Conversion Right Expiration Date”) on the twentieth (20th) trading day after the later of (x) the date such Triggering Event is cured and (y) such Investor’s receipt of a compliant Triggering Event Notice, such Investor may, at their option, deliver a notice of conversion (each, a “Conversion Notice”) to the Company (the date of any such Conversion Notice, each an “Alternate Conversion Date”), to convert all, or any number of Series B Preferred Stock held by such Investor into shares of Common Stock at the Alternate Conversion Price (each, an “Alternate Conversion”).

“Alternate Conversion Price” means the lowest of (i) the applicable Conversion Price as in effect on the applicable conversion date of the applicable Alternate Conversion, and (ii) the greater of (x) $1.05 (the “Floor Price”) and (y) the lowest VWAP of the Common Stock during the five (5) consecutive trading day period ending and including the trading day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice. The number of shares of Common Stock registered hereunder represents the maximum number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock, calculated based on conversion of all shares of Series B Preferred Stock at the Floor Price, which is the lowest possible conversion price pursuant to the terms of the Certificate of Designations.

In connection with the Series B Private Placement, on September 7, 2026, the Company also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) by and among the Company and the Investors pursuant to which the Conversion Shares are entitled to registration under the Securities Act. Pursuant to the Registration Rights Agreement, the Company is required to file a registration statement to register the Conversion Shares within ten (10) business days following the execution date of the Registration Rights Agreement (the “Filing Deadline”), and the Company must use its commercially reasonable efforts to have such registration statement and any amendment declared effective at the earliest practicable time, but in no event later than thirty (30) business days from the Filing Deadline.

The terms of the Series B Preferred Stock are as set forth in the Certificate of Designations, attached hereto as Exhibit 3.10. There is no established public trading market for the Series B Preferred Stock and the Company does not intend to register the Series B Preferred Stock under the Securities Act nor list the Series B Preferred Stock on any national securities exchange or nationally recognized trading system.

On September 9, 2026, the Company closed the Series B Private Placement and issued the Series B Preferred Stock to the Investors for aggregate proceeds of $3.75 million, before deducting placement agent fees and other offering expenses that were payable by the Company in connection with such closing. The Series B Private Placement was exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws.

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In no event will we issue any shares of Common Stock upon conversion of the Series B Preferred Stock to the extent that after giving effect to such conversion, the aggregate number of shares of Common Stock that would be issued pursuant to the Preferred Stock Purchase Agreement would exceed 19.99% of the total number of shares of Common Stock issued and outstanding immediately preceding the execution of the Preferred Stock Purchase Agreement (the “Exchange Cap”), subject to adjustment as set forth in the Preferred Stock Purchase Agreement, unless and until we obtain the approval by our stockholders of the issuance of such shares in accordance with the applicable Nasdaq rules.

The foregoing description of the Purchase Agreement, the Registration Rights Agreement, and the Certificate of Designations are not complete and are qualified in their entirety by the full text of the Purchase Agreement, the Registration Rights Agreement, and the Certificate of Designations filed herewith as Exhibits 10.33, 10.34, and 3.10, respectively, are incorporated by reference herein.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates plus the proposed aggregate amount of gross proceeds to us as a result of this offering is less than $700 million and our annual revenue is less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company after this offering if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. As a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

Corporate Information

We were incorporated in the state of Delaware on April 26, 2013 as a technology platform. Our principal executive office is located at 4016 Raintree Rd, Ste 300, Chesapeake, VA 23321, and our telephone number is (757) 966-1432.

On October 1, 2021, we consummated a reverse triangular merger (the “Empire Merger”) pursuant to which we acquired all of the outstanding common stock of Empire Services, Inc. (“Empire”), a Virginia corporation. Upon closing of the Empire Merger, all of the shares of Empire’s common stock were exchanged for 1,650,000 shares of our Common Stock. At the closing of the Empire Merger, all shares of common stock of our newly formed merger subsidiary formed for the sole purpose of effectuating the Empire Merger, were converted into and exchanged for one share of common stock of Empire, and all shares of Empire’s common stock that were outstanding immediately prior to the closing of the Empire Merger automatically cancelled and retired. Upon the closing of the Empire Merger, Empire continued as our surviving wholly owned subsidiary, and the merger subsidiary ceased to exist.

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The Offering

This prospectus relates to the resale from time to time by the Selling Stockholders identified herein of up to an aggregate 3,571,429 shares of our Common Stock (the “Resale Shares”). The Selling Stockholders may sell their Resale Shares from time to time at market prices prevailing at the time of sale, at prices related to the prevailing market price, or at negotiated prices. We will not receive any proceeds from the sale of Shares by the Selling Stockholders.

Common stock offered by Selling Stockholders:	3,571,429 shares of Common Stock.

Offering price:	Market price or privately negotiated prices.

Common Stock outstanding prior to this offering	2,982,484 shares.

Common Stock outstanding after the offering:	6,553,913 shares.

Use of proceeds	We will not receive any proceeds from the sale of the Resale Shares by the Selling Stockholders. See “Use of Proceeds” on page 21 for more information.

Terms of this offering	The Selling Stockholders, including their respective transferees, donees, pledgees, assignees, and successors-in-interest, may sell, transfer, or otherwise dispose of any or all of the shares of Common Stock offered by this prospectus from time to time on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. Shares of Common Stock may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.

Risk factors	An investment in our securities involves a high degree of risk and could result in a loss of your entire investment. Prior to making an investment decision, you should carefully consider all of the information in this prospectus and, in particular, you should evaluate the risk factors set forth under the section titled “Risk Factors” beginning on page 6.

Nasdaq Symbol	Our Common Stock is listed on the Nasdaq Capital Market under the symbol GWAV.

Assumptions Used Throughout This Prospectus

Unless otherwise stated in this prospectus, the number of shares of our Common Stock to be outstanding after this offering is based on 2,982,484 shares of our Common Stock outstanding as of September 18, 2026.

Unless otherwise stated in this prospectus, the number of shares of our Common Stock to be outstanding after this offering excludes the following other securities that may be issuable in the future:

●	3,421 shares of Common Stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $172.30 per share;

●	166 shares of Common Stock issuable upon the exercise of outstanding stock options; and

●	7,302 shares of Common Stock available for future issuance under our outstanding Equity Incentive Plans.

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RISK FACTORS

An investment in our Common Stock involves a high degree of risk. The risks described below include all material risks to our company or to investors in this offering that are known to our company. You should carefully consider such risks before participating in this offering. If any of the following risks actually occur, our business, financial condition and results of operations could be materially harmed. As a result, the trading price of our Common Stock could decline, and you might lose all or part of your investment. When determining whether to buy our Common Stock, you should also refer to the other information in this prospectus, including our financial statements and the related notes included elsewhere in this prospectus.

Risk Factors Summary

Risks Relating to this Offering

●	The Selling Stockholders may sell a large number of shares, resulting in substantial diminution to the value of shares of Common Stock held by our current stockholders.

●	Our commitments to issue shares of Common Stock or securities that are convertible into shares of Common Stock may cause significant dilution to our stockholders.

●	Our commitment to issue shares of Common Stock upon conversion of the Series B Preferred Stock pursuant to the terms of the Certificate of Designations could encourage short sales by third parties, which could contribute to the future decline of our stock price.

Risks Relating to Our Business and Industry

●	We operate in industries that are cyclical and sensitive to general economic conditions, which could have a material adverse effect on our operating results, financial condition and cash flows.

●	Changing conditions in global markets, including the impact of sanctions and tariffs, quotas and other trade actions, and import or export restrictions, may adversely affect our operating results, financial condition and cash flows.

●	Changes in the availability or price of inputs such as raw materials and end-of-life vehicles could reduce our sales.

●	Significant decreases in scrap metal prices may adversely impact our operating results.

●	Imbalances in supply and demand conditions in the global steel industry may reduce demand for our products.

●	Impairment of long-lived assets and equity investments may adversely affect our operating results.

●	Increases in the value of the U.S. dollar relative to other currencies may reduce the demand for our products.

●	Equipment upgrades, equipment failures and facility damage may lead to production curtailments or shutdowns.

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●	We are subject to legal proceedings and legal compliance risks that may adversely impact our financial condition, results of operations and liquidity.

●	Climate change may adversely impact our facilities and our ongoing operations.

●	Catastrophic events may disrupt our business and impair our ability to provide our platform to clients and consumers, resulting in costs for remediation, client and consumer dissatisfaction, and other business or financial losses.

●	We depend on a small number of suppliers for the materials necessary to run our business. The loss of these suppliers, or their failure to supply us with these materials, would materially and adversely affect our business.

●	We have substantial customer concentration, with a limited number of customers accounting for a substantial portion of our 2025 and 2024 revenues.

●	We have a limited history upon which an evaluation of our prospects and future performance can be made and have no history of profitable operations.

●	We are highly dependent on the services of key executives, the loss of whom could materially harm our business and our strategic direction. If we lose key management or significant personnel, cannot recruit qualified employees, directors, officers, or other personnel or experience increases in our compensation costs, our business may materially suffer.

●	We may need to obtain additional financing to fund our operations.

●	Our independent registered accounting firm has expressed concerns about our ability to continue as a going concern.

●	In the past we have experienced material weaknesses in our internal control over financial reporting, which if continued, could impair our financial condition.

Risks Relating to Government Laws and Regulations

●	Tax increases and changes in tax rules may adversely affect our financial results.

●	We may not realize our deferred tax assets in the future.

●	Environmental compliance costs and potential environmental liabilities may have a material adverse effect on our financial condition and results of operations.

●	Governmental agencies may refuse to grant or renew our licenses and permits, thus restricting our ability to operate.

●	Compliance with existing and future climate change and greenhouse gas emission laws and regulations may adversely impact our operating results.

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Risks Relating to Intellectual Property

●	We may not be able to protect our intellectual property rights throughout the world.

●	We may be involved in lawsuits to protect or enforce our intellectual property, which could be expensive, time-consuming and unsuccessful and the outcome might have an adverse effect on the success of our business.

●	We may be subject to claims by third parties asserting that our employees or we have misappropriated their intellectual property or claiming ownership of what we regard as our own intellectual property.

Risks Related to our Common Stock

●	The market price of our Common Stock may be volatile and adversely affected by several factors.

●	If our shares of Common Stock become subject to the penny stock rules, it would become more difficult to trade our shares.

●	We are a “smaller reporting company” within the meaning of the Securities Act, and if we decide to take advantage of certain exemptions from various reporting requirements applicable to smaller reporting companies, our Common Stock could be less attractive to investors.

●	We do not anticipate paying dividends on our Common Stock, and investors may lose the entire amount of their investment.

●	You could lose some or all of your investment.

●	Our management controls a large block of our Common Stock that will allow them to control us.

●	Because we can issue additional shares of Common Stock, purchasers of our Common Stock may incur immediate dilution and experience further dilution.

●	Provisions in our Second Amended and Restated Certificate of Incorporation and Bylaws and Delaware law might discourage, delay or prevent a change in control of our Company or changes in our management and, therefore, depress the market price of our Common Stock.

●	If securities or industry research analysts do not publish research or reports about our business, or if they issue unfavorable or misleading opinions regarding our Common Stock, the market price and trading volume of our Common Stock could decline.

●	Future sales and issuances of our Common Stock or rights to purchase our Common Stock, including pursuant to our equity incentive plans, could result in additional dilution of the percentage ownership of our stockholders and could cause our stock price to fall.

●	Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

●	If we are unable to satisfy the applicable continued listing requirements of Nasdaq, our Common Stock could be delisted.

●	Due to the implementation of reverse stock splits, the liquidity of our Common Stock may be adversely affected.

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Risks Relating to this Offering

The Selling Stockholders may sell a large number of shares, resulting in substantial diminution to the value of shares of Common Stock held by our current stockholders.

Pursuant to the terms of the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of the Company (the “Certificate of Designations”), the shares of Series B Convertible Preferred Stock, par value $0.001 per share, of the Company (the “Series B Preferred Stock”) may not be converted into shares of Common Stock to the extent that the issuance of shares of Common Stock would cause Selling Stockholders to beneficially own more than 4.99% of our then outstanding shares of Common Stock. Furthermore, the terms of the Certificate of Designations and the Preferred Stock Purchase Agreement, dated September 7, 2026, by and among the Company and the Selling Stockholders prevent Selling Stockholders from being issued more than 19.99% of the Company’s outstanding Common Stock as of the date of the Preferred Stock Purchase Agreement. However, we do not have the right to control the timing and amount of any sales by the Selling Stockholders of the shares registered for resale hereunder. In addition, these restrictions do not prevent the Selling Stockholders from selling shares of Common Stock received in connection with such preferred stock conversions and then receiving additional shares of Common Stock in connection with a subsequent issuance. In this way, the Selling Stockholders could sell more than 4.99% or 19.99% of the outstanding shares of Common Stock, as applicable, in a relatively short time frame while never holding more than 4.99% or 19.99%, as applicable, at any one time.

The market price of shares of our Common Stock could decline as a result of substantial sales of our Common Stock, particularly sales by our directors, executive officers and significant stockholders. Further, the registration of the sale of shares of our Common Stock hereunder may create a circumstance commonly referred to as an “overhang” whereby a large number of shares of our Common Stock become available for sale or the perception in the market that holders of a large number of shares intend to sell their shares.

The existence of an overhang and the anticipation of such sales, whether or not sales have occurred or are occurring, could cause the market price of our Common Stock to fall. It could make our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and at a price that we deem reasonable or appropriate more difficult.

Our commitments to issue shares of Common Stock or securities that are convertible into shares of Common Stock may cause significant dilution to our stockholders.

The Series B Preferred Stock are convertible into shares of the Company’s Common Stock (the “Series B Conversion Shares”), with such number of Series B Conversion Shares determined by dividing the stated value of the Series B Preferred Stock that are being converted by the initial conversion price equal to $5.24, subject to adjustment as provided in the Certificate of Designations (the “Conversion Price”). Pursuant to the terms of the Certificate of Designations, upon the date the SEC declares the registration statement for which this prospectus forms a part effective under the Securities Act (the “Effective Date”), the Conversion Price of the Series B Preferred Stock will be reduced to the lowest of (a) the average of the closing trade prices on the Nasdaq Capital Market (or the applicable principal trading market for the Common Stock at the time of conversion), as reported by Bloomberg, L.P. (the “Closing Sale Price”) during the consecutive five (5) trading day period ending immediately prior to the Effective Date and (b) the Conversion Price then in effect. The Conversion Price also may adjust upon the occurrence of a Triggering Event (as defined in the Certificate of Designations). The Series B Preferred Stock are convertible at any time after their Initial Issuance Date (as defined in the Certificate of Designations). The Company may not effect the conversion of any Series B Preferred Stock to the extent that after giving effect to such conversion, the Investor together with the other Attribution Parties (as defined in the Certificate of Designations) would collectively beneficially own more than 4.99% of the Company’s Common Stock outstanding immediately after such conversion (the “Beneficial Ownership Limitation”). Additionally, pursuant to the terms of the Certificate of Designations and the Preferred Stock Purchase Agreement, the Company has agreed not to issue any shares of Common Stock upon conversion of the Series B Preferred Stock in excess of the stock issuance cap required by the rules of Nasdaq, or 19.99% (the “Exchange Cap”), unless the Company obtains stockholder approval for issuance of shares of Common Stock exceeding such Exchange Cap.

If the Conversion Price adjusts to a lower price than the initial conversion price of $5.24, this may result in the Company issuing holders of the Series B Preferred Stock more shares of its Common Stock upon conversion than originally anticipated. The issuance of shares of Common Stock upon the conversion of the Series B Preferred Stock would dilute the percentage ownership interest of holders of our Common Stock, dilute the book value per share of our Common Stock and increase the number of our publicly traded shares, which could depress the market price of our Common Stock.

9

Our commitment to issue shares of Common Stock upon conversion of the Series B Preferred Stock pursuant to the terms of the Certificate of Designations could encourage short sales by third parties, which could contribute to the future decline of our stock price.

Our commitment to issue shares of Common Stock pursuant to the terms of the Certificate of Designations has the potential to cause significant downward pressure on the price of our Common Stock. In such an environment, short sellers may contribute to or exacerbate any decline of the price of our Common Stock. If there are significant short sales of our Common Stock, the share price of our Common Stock may decline more than it would in an environment without such activity. This may cause other holders of our Common Stock to sell their shares. If there are many more shares of our Common Stock on the market for sale than the market will absorb, the price of our Common Stock will likely decline.

Upon conversion of the Series B Preferred Stock, the Selling Stockholders may participate in short sales of our Common Stock and they may also enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The Selling Stockholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares. Such activity could cause a decline in the market price of the shares of our Common Stock.

Risks Relating to Our Business and Industry

We operate in industries that are cyclical and sensitive to general economic conditions, which could have a material adverse effect on our operating results, financial condition and cash flows.

Demand for most of our products is cyclical in nature and sensitive to general economic conditions. The timing and magnitude of the cycles in the industries in which our products are used, including global steel manufacturing and nonresidential and infrastructure construction in the U.S., are difficult to predict. The cyclical nature of our operations tends to reflect and be amplified by changes in economic conditions, both domestically and internationally, and foreign currency exchange fluctuations. Economic downturns or a prolonged period of slow growth in the U.S. and foreign markets or any of the industries in which we operate could have a material adverse effect on our results of operations, financial condition and cash flows.

Changing conditions in global markets, including the impact of sanctions and tariffs, quotas and other trade actions, and import or export restrictions, may adversely affect our operating results, financial condition and cash flows.

A significant portion of the metal we process is sold to end customers located outside the U.S., including countries in Asia, the Mediterranean region and North, Central and South America. Our ability to sell our products profitably, or at all, is subject to a number of risks including adverse impacts of political, economic, military, terrorist or major pandemic events; labor and social issues; legal and regulatory requirements or limitations imposed by foreign governments including quotas, tariffs or other protectionist trade barriers, sanctions, adverse tax law changes, nationalization, currency restrictions, or import restrictions for certain types of products we export; and disruptions or delays in shipments caused by customs compliance or other actions of government agencies. The occurrence of such events and conditions may adversely affect our operating results, financial condition and cash flows.

For example, in fiscal 2017, regulators in China began implementing the National Sword Initiative involving inspections of Chinese industrial enterprises, including recyclers, in order to identify rules violations with respect to discharge of pollutants or illegally transferred scrap imports. Restrictions resulting from the National Sword Initiative include a ban on certain imported recycled products, lower contamination limits for permitted recycled materials, and more comprehensive pre- and post-shipment inspection requirements. Disruptions in pre-inspection certifications and stringent inspection procedures at certain Chinese destination ports have limited access to these destinations and resulted in the renegotiation or cancellation of certain nonferrous customer contracts in connection with the redirection of such shipments to alternate destinations. Commencing July 1, 2019, China imposed further restrictions in the form of import license requirements and quotas on certain scrap products, including certain nonferrous products we sell. Chinese import licenses and quotas are issued to Chinese scrap consumers on a quarterly basis for the importation of scrap products. Since the implementation of this program, the size of import quotas has been steadily reduced on a quarter-over-quarter basis. We have continued to sell our recycled metal products into China; however, additional or modified license requirements and quotas, as well as additional product quality requirements, may be issued in the future. We believe that the potential impact on our recycling operations of the Chinese regulatory actions described above could include requirements that would necessitate additional processing and packaging of certain nonferrous recycled scrap metal products, increased inspection and certification activities with respect to exports to China, or a change in the use of our sales channels in the event of delays in the issuance of licenses, restrictive quotas or an outright ban on certain or all of our recycled metals products by China. As regulatory developments progress, we may need to make further investments in nonferrous processing equipment beyond existing planned investments where economically justified, incur additional costs in order to comply with new inspection requirements, or seek alternative markets for the impacted products, which may result in lower sales prices or higher costs and may adversely impact our business or results of operations.

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In March 2018, the U.S. imposed a 25% tariff on certain imported steel products and a 10% tariff on certain imported aluminum products under Section 232 of the Trade Expansion Act of 1962. These new tariffs, along with other U.S. trade actions, have triggered retaliatory actions by certain affected countries, and other foreign governments have initiated or are considering imposing trade measures on other U.S. goods. For example, China has imposed a series of retaliatory tariffs on certain U.S. products, including a 25% tariff on all grades of U.S. scrap and an additional 25% tariff on U.S. aluminum scrap. In March 2025, the U.S. raised tariffs on all imported steel and aluminum products to 25% without exception or exclusion, eliminating previously available country-specific exemptions and product exclusions. These new tariffs, along with other U.S. trade actions, have triggered retaliatory actions by certain affected countries, and other foreign governments have initiated or are considering imposing trade measures on other U.S. goods. For example, China has imposed a series of retaliatory tariffs on certain U.S. products, including a 25% tariff on all grades of U.S. scrap and an additional 25% on U.S. aluminum scrap. These tariffs and other trade actions have contributed to significant volatility in domestic and international scrap metal pricing and could result in a decrease in international steel demand beyond that already experienced and further negatively impact demand for our products, which would adversely impact our business. While the expansion of Section 232 tariffs has contributed to higher domestic scrap metal prices, there can be no assurance that such favorable pricing dynamics will continue. Tariff-driven price increases may reduce international steel demand beyond that already experienced and further negatively impact demand for our products, which would adversely impact our business.

Given the uncertainty regarding the scope and duration of these trade actions by the U.S. or other countries, including the possibility of further tariff escalations, additional retaliatory measures, new sanctions, or changes to existing trade agreements, the impact of the trade actions on our operations or results remains uncertain, but this impact could be material.

Changes in the availability or price of inputs such as raw materials and end-of-life vehicles could reduce our sales.

Our businesses require certain materials that are sourced from third party suppliers. Industry supply conditions generally involve risks, including the possibility of shortages of raw materials, increases in raw material and other input costs, and reduced control over delivery schedules. We procure our scrap inventory from numerous sources. These suppliers generally are not bound by long-term contracts and have no obligation to sell scrap metal to us. In periods of declining or lower scrap metal prices suppliers may elect to hold scrap metal to wait for higher prices or intentionally slow their metal collection activities, tightening supply. If a substantial number of suppliers cease selling scrap metal to us, we will be unable to recycle metal at desired levels, and our results of operations and financial condition could be materially adversely affected. For instance, in the second quarter of fiscal 2020 a lower price environment for recycled metals in combination with economic and other restrictions on suppliers relating to COVID-19 severely constricted the supply of scrap metal including end-of-life vehicles, which resulted in significantly reduced processed volumes. A slowdown of industrial production in the U.S. may also reduce the supply of industrial grades of metal to the metals recycling industry, resulting in less recyclable metal available to process and market. Increased competition for domestic scrap metal, including as a result of overcapacity in the scrap recycling industry in the U.S. and Canada, may also reduce the supply of scrap metal available to us. Failure to obtain a steady supply of scrap material could both adversely impact our ability to meet sales commitments and reduce our operating margins. Failure to obtain an adequate supply of end-of-life vehicles could adversely impact our ability to attract customers and charge admission fees and reduce our parts sales. Failure to obtain raw materials and other inputs to steel production such as graphite electrodes, alloys and other required consumables, could adversely impact our ability to make steel to the specifications of our customers.

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Significant decreases in scrap metal prices may adversely impact our operating results.

The timing and magnitude of the cycles in the industries in which we operate are difficult to predict and are influenced by different economic conditions in the domestic market, where we typically acquire our raw materials, and foreign markets, where we typically sell the majority of our products. Purchase prices for scrap metal including end-of-life vehicles and selling prices for recycled scrap metal are subject to market forces beyond our control. While we attempt to respond to changing recycled scrap metal selling prices through adjustments to our metal purchase prices, our ability to do so is limited by competitive and other market factors. As a result, we may not be able to reduce our metal purchase prices to fully offset a sharp reduction in recycled scrap metal sales prices, which may adversely impact our operating income and cash flows. In addition, a rapid decrease in selling prices may compress our operating margins due to the impact of average inventory cost accounting, which causes cost of goods sold recognized in the Consolidated Statements of Operations to decrease at a slower rate than metal purchase prices.

Imbalances in supply and demand conditions in the global steel industry may reduce demand for our products.

Economic expansions and contractions in global economies can result in supply and demand imbalances in the global steel industry that can significantly affect the price of commodities used and sold by our business, as well as the price of and demand for finished steel products. In a number of foreign countries, such as China, steel producers are generally government-owned and may therefore make production decisions based on political or other factors that do not reflect free market conditions. In the past, overcapacity and excess steel production in these foreign countries resulted in the export of aggressively priced semi-finished and finished steel products. This led to disruptions in steel-making operations within other countries, negatively impacting demand for our recycled scrap metal. Existing or new trade laws and regulations may cause or be inadequate to prevent disadvantageous trade practices, which could have a material adverse effect on our financial condition and results of operations. Although trade regulations restrict or impose duties on the importation of certain products, if foreign steel production significantly exceeds consumption in those countries, global demand for our recycled scrap metal products could decline and imports of steel products into the U.S. could increase, resulting in lower volumes and selling prices for our recycled metal products and finished steel products.

Impairment of long-lived assets and equity investments may adversely affect our operating results.

Our long-lived asset groups are subject to an impairment assessment when certain triggering events or circumstances indicate that their carrying value may be impaired. If the carrying value exceeds our estimate of future undiscounted cash flows of the operations related to the asset group, an impairment is recorded for the difference between the carrying amount and the fair value of the asset group. The results of these tests for potential impairment may be adversely affected by unfavorable market conditions, our financial performance trends, or an increase in interest rates, among other factors. If, as a result of the impairment test, we determine that the fair value of any of our long-lived asset groups is less than its carrying amount, we may incur an impairment charge that could have a material adverse effect on our financial condition and results of operations.

Increases in the value of the U.S. dollar relative to other currencies may reduce the demand for our products.

A significant portion of our recycled scrap metal revenues is generated from sales to foreign customers, which are denominated in U.S. dollars, including customers located in Asia, the Mediterranean region and North, Central and South America. A strengthening U.S. dollar, as experienced during recent years including fiscal 2020, makes our products more expensive for non-U.S. customers, which may negatively impact export sales. A strengthening U.S. dollar also makes imported metal products less expensive, which may result in an increase in imports of steel products into the U.S. As a result, our finished steel products, which are made in the U.S., may become more expensive for our U.S. customers relative to imported steel products thereby reducing demand for our products.

Equipment upgrades, equipment failures and facility damage may lead to production curtailments or shutdowns.

Our business operations and recycling and manufacturing processes depend on critical pieces of equipment, including information technology equipment, shredders, nonferrous sorting technology, furnaces and a rolling mill, which may be out of service occasionally for scheduled upgrades or maintenance or as a result of unanticipated failures. Our facilities are subject to equipment failures and the risk of catastrophic loss due to unanticipated events such as fires, earthquakes, accidents or violent weather conditions. Interruptions in our processing and production capabilities and shutdowns resulting from unanticipated events could have a material adverse effect on our financial condition, results of operations and cash flows.

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We are subject to legal proceedings and legal compliance risks that may adversely impact our financial condition, results of operations and liquidity.

We spend substantial resources ensuring that we comply with domestic and foreign regulations, contractual obligations and other legal standards. Notwithstanding this, we are subject to a variety of legal proceedings and compliance risks in respect of various matters, including regulatory, safety, environmental, employment, transportation, intellectual property, contractual, import/export, international trade and governmental matters that arise in the course of our business and in our industry. An outcome in an unusual or significant legal proceeding or compliance investigation in excess of insurance recoveries could adversely affect our financial condition and results of operations. For information regarding our current significant legal proceedings and contingencies, see the section titled “Business — Legal Proceedings” and Note 11 — Commitments and Contingencies to the notes to the condensed consolidated financial statements for the year ended December 31, 2025 (audited) and quarter ended June 30, 2026 (unaudited).

Climate change may adversely impact our facilities and our ongoing operations.

The potential physical impacts of climate change on our operations are highly uncertain and depend upon the unique geographic and environmental factors present, for example rising sea levels at deep water port facilities, changing storm patterns and intensities, and changing temperature levels. As many of our recycling facilities are located near deep water ports, rising sea levels may disrupt our ability to receive scrap metal, process the scrap metal through our shredders and ship products to our customers. Extreme weather events and conditions, such as hurricanes, thunderstorms, tornadoes, wildfires and snow or ice storms, may increase our costs or cause damage to our facilities, and any damage resulting from extreme weather may not be fully insured. Increased frequency and duration of adverse weather events and conditions may also inhibit construction activity utilizing our products, scrap metal inflows to our recycling facilities, and retail admissions and parts sales at our auto parts stores. Potential adverse impacts from climate change, including rising temperatures and extreme weather events and conditions, may create health and safety issues for employees operating at our facilities and may lead to an inability to maintain standard operating hours.

Catastrophic events may disrupt our business and impair our ability to provide our platform to clients and consumers, resulting in costs for remediation, client and consumer dissatisfaction, and other business or financial losses.

Our operations depend, in part, on our ability to protect our facilities against damage or interruption from natural disasters, power or telecommunications failures, criminal acts and similar events. Despite precautions taken at our facilities, the occurrence of a natural disaster, an act of terrorism, vandalism or sabotage, spikes in usage volume or other unanticipated problems at a facility could result in lengthy interruptions in the availability of our platform. Even with current and planned disaster recovery arrangements, our business could be harmed. Also, in the event of damage or interruption, our insurance policies may not adequately compensate us for any losses that we may incur. These factors in turn could further reduce revenue, subject us to liability and lead to decreased usage of our platform and decrease sales of our advertising placements, any of which could harm our business.

We depend on a small number of suppliers for the materials necessary to run our business. The loss of these suppliers, or their failure to supply us with these materials, would materially and adversely affect our business.

We depend on the availability of key materials for our business from a small number of third-party suppliers. Because there are a limited number of suppliers for these materials, we may need to engage alternate suppliers to prevent a possible disruption. We do not have any control over the availability of materials. If we or our manufacturers are unable to purchase these materials on acceptable terms, at sufficient quality levels, or in adequate quantities, if at all, the successful operation of our business would be delayed or there would be a shortage in supply, which would impair our ability to generate revenues from our business.

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We have substantial customer concentration, with a limited number of customers accounting for a substantial portion of our 2025 and 2024 revenues.

The Company has a concentration of customers. For the fiscal year ended December 31, 2025, two large customers individually accounted for $12,073,690, and $5,482,886, or approximately 25.88%, and 11.75% of our revenues, respectively. For the fiscal year ended December 31, 2024, two large customers individually accounted for $18,654,928 and $1,683,325, or approximately 55.99% and 5.05% of our revenues, respectively.

There are inherent risks whenever a large percentage of total revenues are concentrated with a limited number of customers. It is not possible for us to predict the future level of demand for our services that will be generated by this customer or the future demand for the products and services of this customer in the end-user marketplace. In addition, revenues from larger customers, especially our largest customer, may fluctuate from time to time based on the commencement and completion of projects, the timing of which may be affected by market conditions or other facts, some of which may be outside of our control. Further, some of our contracts with larger customers permit them to terminate our relationship at any time (subject to notice and certain other provisions). If any of these customers experience declining or delayed sales due to market, economic or competitive conditions, we could be pressured to reduce the prices we charge for our services, which could have an adverse effect on our margins and financial position and could negatively affect our revenues and results of operations and/or trading price of our Common Stock. If our largest customer terminates our services, such termination would negatively affect our revenues and results of operations and/or trading price of our Common Stock.

We have a limited history upon which an evaluation of our prospects and future performance can be made and have no history of profitable operations.

We were incorporated in April 2013 and have a limited operating history and our business is subject to all of the risks inherent in the establishment of a new business enterprise. Our likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with development and expansion of a new business enterprise. We may sustain losses in the future as we implement our business plan. There can be no assurance that we will operate profitably.

We are highly dependent on the services of key executives, the loss of whom could materially harm our business and our strategic direction. If we lose key management or significant personnel, cannot recruit qualified employees, directors, officers, or other personnel or experience increases in our compensation costs, our business may materially suffer.

We are highly dependent on our management team, specifically our Chief Executive Officer, Danny Meeks. While we have an employment agreement with Danny Meeks, such employment agreement permits Mr. Meeks to terminate such agreement upon notice. If we lose key employees, our business may suffer. Furthermore, our future success will also depend in part on the continued service of our key management personnel and our ability to identify, hire, and retain additional personnel. We carry “key-man” life insurance on the life of our executive officer. We experience intense competition for qualified personnel and may be unable to attract and retain the personnel necessary for the development of our business. Because of this competition, our compensation costs may increase significantly.

We may need to obtain additional financing to fund our operations.

We may need additional capital in the future to continue to execute our business plan. Therefore, we may be dependent upon additional capital in the form of either debt or equity to continue our operations. At the present time, we do not have arrangements to raise additional capital, and we may need to identify potential investors and negotiate appropriate arrangements with them. We may not be able to arrange enough investment within the time the investment is required or that if it is arranged, that it will be on favorable terms. If we cannot obtain the capital needed, we may not be able to become profitable and may have to curtail or cease our operations. Additional equity financing, if available, may be dilutive to the holders of our capital stock. Debt financing may involve significant cash payment obligations, covenants and financial ratios that may restrict our ability to operate and grow our business.

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Our independent registered accounting firm has expressed concerns about our ability to continue as a going concern.

The report of our independent registered accounting firm expresses concern about our ability to continue as a going concern based on our historical losses from operations and the potential need for additional financing to fund our operations. It is not possible at this time for us to predict with assurance the potential success of our business. If we cannot continue as a viable entity, we may be unable to continue our operations and you may lose some or all of your investment in our securities.

In the past we have experienced material weaknesses in our internal control over financial reporting, which if continued, could impair our financial condition.

As reported in Item 9A of our Annual Report on Form 10-K for the year ended December 31, 2025, our management concluded that our internal control over financial reporting was not effective as of December 31, 2025 and 2024 due to material weaknesses regarding our controls and procedures. The Company did not have sufficient segregation of duties to support its internal control over financial reporting. Due to our small size and limited resources, segregation of all conflicting duties has not always been possible and may not be economically feasible in the near term; however, we do expect to hire additional accounting personnel in the near future. We have and do endeavor to take appropriate and reasonable steps to make improvements to remediate these deficiencies. If we have continued material weaknesses in our internal financial reporting, our financial condition could be impaired or we may have to restate our financials, which could cause us to expend additional funds that would have a material impact on our ability to generate profits and on the success of our business.

Risks Relating to Government Laws and Regulations

Tax increases and changes in tax rules may adversely affect our financial results.

As a company conducting business on a global basis with physical operations throughout North America, we are exposed, both directly and indirectly, to the effects of changes in U.S., state, local and foreign tax rules. Taxes for financial reporting purposes and cash tax liabilities in the future may be adversely affected by changes in such tax rules. In many cases, such changes put us at a competitive disadvantage compared to some of our major competitors, to the extent we are unable to pass the tax costs through to our customers.

We may not realize our deferred tax assets in the future.

The assessment of recoverability of our deferred tax assets is based on an evaluation of existing positive and negative evidence as to whether it is more likely that they will be realized. If negative evidence outweighs positive evidence, a valuation allowance is required. Impairment of deferred tax assets may result from significant negative industry or economic trends, a decrease in earnings performance and projections of future taxable income, adverse changes in laws or regulations, and a variety of other factors. Impairment of deferred tax assets could have a material adverse impact on our results of operations and financial condition and could result in not realizing the deferred tax assets. Deferred tax assets may require further valuation allowances if it is not more-likely-than-not that the deferred tax assets will be realized.

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Environmental compliance costs and potential environmental liabilities may have a material adverse effect on our financial condition and results of operations.

Compliance with environmental laws and regulations is a significant factor in our business. We are subject to local, state and federal environmental laws and regulations in the U.S. and other countries relating to, among other matters:

●	Waste disposal;

●	Air emissions;

●	Waste water and storm water management, treatment and discharge;

●	The use and treatment of groundwater;

●	Soil and groundwater contamination and remediation;

●	Climate change;

●	Generation, discharge, storage, handling and disposal of hazardous materials and secondary materials; and

●	Employee health and safety.

We are also required to obtain environmental permits from governmental authorities for certain operations. Violation of or failure to obtain permits or comply with these laws or regulations could result in our business being fined or otherwise sanctioned by regulators or becoming subject to litigation by private parties. Future environmental compliance costs, including capital expenditures for environmental projects, may increase because of new laws and regulations, changing interpretations and stricter enforcement of current laws and regulations by regulatory authorities, expanding emissions, groundwater and other testing requirements and new information on emission or contaminant levels, uncertainty regarding adequate pollution control levels, the future costs of pollution control technology and issues related to climate change. We have seen an increased focus by federal, state and local regulators on metals recycling and auto dismantling facilities and new or expanding regulatory requirements.

Our operations use, handle and generate hazardous substances. In addition, previous operations by others at facilities that we currently or formerly owned, operated or otherwise used may have caused contamination from hazardous substances. As a result, we are exposed to possible claims, including government fines and penalties, costs for investigation and clean-up activities, claims for natural resources damages and claims by third parties for personal injury and property damage, under environmental laws and regulations, especially for the remediation of waterways and soil or groundwater contamination. These laws can impose liability for the cleanup of hazardous substances even if the owner or operator was neither aware of nor responsible for the release of the hazardous substances. We have, in the past, been found not to be in compliance with certain of these laws and regulations, and have incurred liabilities, expenditures, fines and penalties associated with such violations. Environmental compliance costs and potential environmental liabilities could have a material adverse effect on our financial condition, results of operations and cash flows.

Governmental agencies may refuse to grant or renew our licenses and permits, thus restricting our ability to operate.

We conduct certain of our operations subject to licenses, permits and approvals from state and local governments. Governmental agencies often resist the establishment of certain types of facilities in their communities, including auto parts facilities. Changes in zoning and increased residential and mixed-use development near our facilities are reducing the buffer zones and creating land use conflicts with heavy industrial uses such as ours. This could result in increased complaints, increased inspections and enforcement including fines and penalties, operating restrictions, the need for additional capital expenditures and increased opposition to maintaining or renewing required approvals, licenses and permits. In addition, from time to time, both the U.S. and foreign governments impose regulations and restrictions on trade in the markets in which we operate. In some countries, governments require us to apply for certificates or registration before allowing shipment of recycled metal to customers in those countries. There can be no assurance that future approvals, licenses and permits will be granted or that we will be able to maintain and renew the approvals, licenses and permits we currently hold. Failure to obtain these approvals could cause us to limit or discontinue operations in these locations or prevent us from developing or acquiring new facilities, which could have a material adverse effect on our financial condition and results of operations.

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Compliance with existing and future climate change and greenhouse gas emission laws and regulations may adversely impact our operating results.

Future legislation or increased regulation regarding climate change and greenhouse gas (“GHG”) emissions could impose significant costs on our business and our customers and suppliers, including increased energy, capital equipment, emissions controls, environmental monitoring and reporting and other costs in order to comply with laws and regulations concerning and limitations imposed on climate change and GHG emissions. The potential costs of allowances, taxes, fees, offsets or credits that may be part of “cap and trade” programs or similar future legislative or regulatory measures are still uncertain and the future of these programs or measures is unknown. Future climate change and GHG laws or regulations could negatively impact our ability (and that of our customers and suppliers) to compete with companies situated in areas not subject to such requirements. Until the timing, scope and extent of any future laws or regulations becomes known, we cannot predict the effect on our financial condition, operating performance or ability to compete. Furthermore, even without such laws or regulations, increased awareness and any adverse publicity in the global marketplace about the GHGs emitted by companies in the metals recycling and steel manufacturing industries could harm our reputation and reduce customer demand for our products.

Risks Relating to Intellectual Property

We may not be able to protect our intellectual property rights throughout the world.

The success of our business depends on our continued ability to use our existing tradename in order to increase our brand awareness. The unauthorized use or other misappropriation of any of our brand names could diminish the value of our business, which would have a material adverse effect on our financial condition and results of operation.

We may be involved in lawsuits to protect or enforce our intellectual property, which could be expensive, time-consuming and unsuccessful and the outcome might have an adverse effect on the success of our business.

Competitors may infringe our trademarks or other intellectual property. Moreover, it may be difficult or impossible to obtain evidence of infringement by a competitor. To counter infringement or unauthorized use, we may be required to file infringement claims on an individual basis, which can be expensive and time-consuming and divert the time and attention of our management. There can be no assurance that we will have sufficient financial or other resources to file and pursue such infringement claims, which typically last for years before they are concluded.

We may be subject to claims by third parties asserting that our employees or we have misappropriated their intellectual property or claiming ownership of what we regard as our own intellectual property.

Some of our employees may have executed non-disclosure and non-competition agreements in connection with their previous employment. Although we try to ensure that our employees do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that we or these employees have used or disclosed confidential information or intellectual property, including trade secrets or other proprietary information, of any such employee’s former employer. Litigation may be necessary to defend against these claims.

We may also face claims that our use of technology licensed or otherwise obtained from a third party infringes the rights of others, under such case we may not be allowed to continue using such technology and selling our inventories containing such technology. In such cases, we may seek indemnification from our licensors/suppliers under our contracts with them. However, indemnification may be unavailable or insufficient to cover our costs and losses, depending on our use of the technology, whether we choose to retain control over conduct of the litigation, and other factors. In addition, we may have to find a substitute to keep using similar technology to our products, which may be time-consuming and costly, if not impossible, upon such period our sales or manufacture of certain products may be negatively influenced.

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Risks Relating to Ownership of our Common Stock

The market price of our Common Stock may be volatile and adversely affected by several factors.

The market price of our Common Stock could fluctuate significantly in response to various factors and events, including, but not limited to our ability to execute our business plan; operating results below expectations; our issuance of additional securities, including debt or equity or a combination thereof, necessary to fund our operating expenses; announcements of technological innovations or new products by us or our competitors; and period-to-period fluctuations in our financial results.

In addition, the securities markets have from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our Common Stock.

If our shares of Common Stock become subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not obtain a listing on a national securities exchange and if the price of our Common Stock is less than $5.00, our Common Stock could be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our Common Stock, and therefore stockholders may have difficulty selling their shares.

We are a “smaller reporting company” within the meaning of Rule 12b-2 of the Exchange Act, and if we decide to take advantage of certain exemptions from various reporting requirements applicable to smaller reporting companies, our Common Stock could be less attractive to investors.

We qualify as a “smaller reporting company,” meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a “smaller reporting company,” and have either: (i) a public float of less than $250 million or (ii) annual revenues of less than $100 million during the most recently completed fiscal year and (A) no public float or (B) a public float of less than $700 million. As a “smaller reporting company,” we are entitled to rely on certain reduced disclosure requirements, such as an exemption from providing executive compensation information in our periodic reports and proxy statements. We are also exempt from the auditor attestation requirements provided in Section 404(b) of the Sarbanes-Oxley Act. These exemptions and reduced disclosures in our SEC filings due to our status as a smaller reporting company may make it harder for investors to analyze our results of operations and financial prospects. We cannot predict if investors will find our Common Stock less attractive because we may rely on these exemptions. If some investors find our Common Stock or warrants less attractive as a result, there may be a less active trading market for our Common Stock and our stock prices may be more volatile.

We do not anticipate paying dividends on our Common Stock, and investors may lose the entire amount of their investment.

Cash dividends have never been declared or paid on our Common Stock, and we do not anticipate such a declaration or payment for the foreseeable future. We expect to use future earnings, if any, to fund business growth. Therefore, stockholders will not receive any funds absent a sale of their shares of Common Stock. If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will only occur if our stock price appreciates. We cannot assure stockholders of a positive return on their investment when they sell their shares, nor can we assure that stockholders will not lose the entire amount of their investment.

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You could lose some or all of your investment.

An investment in our securities is speculative and involves a high degree of risk. Potential investors should be aware that the value of an investment in the Company may go down as well as up. In addition, there can be no certainty that the market value of an investment in the Company will fully reflect its underlying value. You could lose some or all of your investment.

Our management controls a large block of our Common Stock that will allow them to control us.

As of September 18, 2026, the Company’s Chairman and Chief Executive Officer, individually and through entities he controls, beneficially owns approximately 73.37% of our outstanding Common Stock.

As a result, Mr. Meeks has the ability to control substantially all matters submitted to our stockholders for approval including:

●	Election and removal of our directors;

●	Amendments to our Certificate of Incorporation or Bylaws (to the extent shareholder approval is required for such amendments); and

●	Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

In addition, management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price. Any additional investors will own a minority percentage of our Common Stock and will have minority voting rights.

Because we can issue additional shares of Common Stock, purchasers of our Common Stock may incur immediate dilution and experience further dilution.

We are authorized to issue up to 1,200,000,000 shares of Common Stock, of which 2,982,484 shares of Common Stock are issued and outstanding as of September 18, 2026. Our Board of Directors has the authority to cause us to issue additional shares of Common Stock without consent of any of our stockholders. Consequently, our stockholders may experience further dilution in their ownership of our stock in the future, which could have an adverse effect on the trading market for our Common Stock.

Provisions in our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and Delaware law might discourage, delay or prevent a change in control of our Company or changes in our management and, therefore, depress the market price of our Common Stock.

Our Second Amended and Restated Certificate of Incorporation provides that all Internal Corporate Claims must be brought solely and exclusively in the Court of Chancery of the State of Delaware (or, if such court does not have jurisdiction, the Superior Court of the State of Delaware, or, if such other court does not have jurisdiction, the United States District Court for the District of Delaware). The exclusive forum provision may limit a stockholders’ ability to bring a claim in a judicial forum that it finds favorable for disputes based upon Internal Corporate Claims, which may discourage lawsuits against us or our current or former directors or officers and/or stockholders in such capacity. In addition, if a court were to find this exclusive forum provision to be inapplicable or unenforceable in an action, we may incur costs associated with resolving the dispute in other jurisdictions, which could have a material adverse effect on our business and operations.

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If securities or industry research analysts do not publish research or reports about our business, or if they issue an unfavorable or misleading opinion regarding our Common Stock, the market price and trading volume of our Common Stock could decline.

The trading market for our Common Stock will rely in part on the research and reports that securities or industry research analysts, over whom we have no control, publish about us and our business. If any of the analysts who cover us issue an adverse or misleading opinion regarding us, our business model, our intellectual property or our stock performance, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

Future sales and issuances of our Common Stock or rights to purchase our Common Stock, including pursuant to our equity incentive plans, could result in additional dilution of the percentage ownership of our stockholders and could cause our stock price to fall.

We expect that significant additional capital may be needed in the future to continue our planned operations, including expanded research and development activities and costs associated with operating a public company. To raise capital, we may sell Common Stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell Common Stock, convertible securities or other equity securities, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing stockholders, and new investors could gain rights, preferences and privileges senior to the holders of our Common Stock.

Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

We are subject to the periodic reporting requirements of the Exchange Act. We designed our disclosure controls and procedures to reasonably assure that information we must disclose in reports we file or submit under the Exchange Act is accumulated and communicated to management and recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC. We believe that any disclosure controls and procedures or internal controls and procedures, no matter how well-conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met.

These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in our control system, misstatements due to error or fraud may occur and not be detected.

If we are unable to satisfy the applicable continued listing requirements of Nasdaq, our Common Stock could be delisted.

Our Common Stock is listed on the Nasdaq Capital Market. Although we have met the minimum initial listing standards set forth in the Nasdaq rules, we cannot assure you that our securities will be, or will continue to be, listed on the Nasdaq in the future. In order to continue listing our securities on Nasdaq, we must, among other requirements, maintain certain financial, distribution and stock price levels and timely file all periodic reports with the SEC. Generally, among other requirements, we must maintain a minimum bid price of our Common Stock (generally, $1.00) minimum amount in stockholders’ equity (generally, $2,500,000), maintain a minimum number of holders of our securities (generally, 300 public holders), and must timely file all required periodic financial reports with the SEC. We have in the past received letters from the Listing Qualifications Department of Nasdaq notifying the Company that it does not comply with certain ongoing listing requirements. Although the Company has been able to regain compliance with continued listing standards, there is no guarantee that the Company will not fall out of compliance again in the future or that, if it does, it will be able to regain compliance and maintain its listing on the Nasdaq.

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If Nasdaq delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including, but not limited to:

●	a limited availability of market quotations for our securities;
●	reduced liquidity for our securities;
●	a determination that our Common Stock is a “penny stock” which will require brokers trading in our Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;
●	a limited amount of news and analyst coverage; and
●	a decreased ability to issue additional securities or obtain additional financing in the future.

If our Common Stock is delisted, it could reduce the price of our Common Stock. In addition, the delisting of our Common Stock could materially adversely affect our access to the capital markets and any limitation on liquidity or reduction in the price of our Common Stock could materially adversely affect our ability to raise capital. Delisting from Nasdaq could also result in other negative consequences, including the potential loss of confidence by suppliers, customers and employees, the loss of institutional investor interest and fewer business development opportunities.

Due to the implementation of reverse stock splits, the liquidity of our Common Stock may be adversely effected.

We conducted a one-for-one hundred fifty (1:150) reverse stock split of our Common Stock that we effectuated with an effective time of 11:59 p.m. Eastern Time on May 31, 2024 (the “2024 Reverse Stock Split”) and a one-for-one hundred and ten (1:110) reverse stock split of our Common Stock that was effectuated with an effective time of 5:00 p.m., eastern time, on August 22, 2025 (the “2025 Reverse Stock Split” and together with the 2024 Reverse Stock Split, the “Reverse Stock Splits”). Our Common Stock began trading on Nasdaq on a split-adjusted basis beginning at the open of the market on June 3, 2024 and August 25, 2025, respectively. The liquidity of the shares of our Common Stock may be affected adversely by any reverse stock split given the reduced number of shares of our Common Stock that are outstanding following the Reverse Stock Splits, especially if the market price of our Common Stock does not increase as a result of the Reverse Stock Splits. Following the Reverse Stock Splits, the resulting market price of our Common Stock may not attract new investors and may not satisfy the investing requirements of those investors. Although we believe that a higher market price of our Common Stock may help generate greater or broader investor interest, there can be no assurance that the Reverse Stock Splits resulted in a share price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our Common Stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our Common Stock may not necessarily improve.

We effected the Reverse Stock Splits, in part, to increase the price of our Common Stock on Nasdaq in order to regain compliance with Nasdaq’s minimum bid price requirements for continued listing. In January 2025, the SEC approved amendments to Nasdaq Listing Rule 5810(c)(3)(A) that restrict the ability of listed companies to use reverse stock splits as a compliance tool. Under the amended rules, if a company effects a reverse stock split and subsequently fails to maintain the minimum bid price requirement within one year, the company will not be eligible for any compliance period and Nasdaq will issue a delisting determination. In addition, companies that effect reverse stock splits with a cumulative ratio of 250-to-1 or greater over any two-year period are subject to immediate delisting without a compliance period. Thus, if the Company’s stock price subsequently falls below $1.00 for 30 consecutive trading days within one year of a reverse stock split, a subsequent reverse stock split may not result in sustained compliance with the minimum bid price requirement, and the amended Nasdaq rules may preclude the Company from relying on an additional compliance period if its stock price were to subsequently fall below Minimum Bid Price Requirement within one year of such reverse split.

USE OF PROCEEDS

The Selling Stockholders will receive all of the proceeds from the sale of the Resale Shares offered by them pursuant to this prospectus. We will not receive any proceeds from the sale of the Resale Shares by the Selling Stockholders covered by this prospectus.

DIVIDEND POLICY

We have not paid any cash dividends on our Common Stock and have no present intention of paying any dividends on the shares of our Common Stock. Our current policy is to retain earnings, if any, for use in our operations and in the development of our business. Our future dividend policy will be determined from time to time by our Board of Directors.

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ISSUANCE OF SECURITIES TO SELLING STOCKHOLDERS

On September 7, 2026, the Company entered into a Preferred Stock Purchase Agreement (the “Preferred Stock Purchase Agreement”) by and among the Company and five institutional investors (each an “Investor”, together the “Investors”) for the issuance and sale in a private placement (the “Series B Private Placement”) of an aggregate of 3,750 shares of Series B Convertible Preferred Stock, par value $0.001 per share and a stated value of $1,000 per share (“Series B Preferred Stock”), which are convertible into Common Stock (the “Conversion Shares”) at any time or times on or after their initial issuance date at an initial conversion price of $5.24 per share (the “Conversion Price”), subject to adjustment as provided in the Certificate of Designations. Pursuant to the terms of the Certificate of Designations, upon the date the SEC declares the registration statement for which this prospectus forms a part effective under the Securities Act (the “Effective Date”), the Conversion Price will be reduced to the lowest of (a) the average of the five (5) closing trade prices of the Company’s Common Stock on the Nasdaq Capital Market (or the applicable principal trading market for the Common Stock at the time of conversion), as reported by Bloomberg, L.P. (each, a “Closing Sale Price”), ending on the trading day immediately prior to the Effective Date and (b) the Conversion Price then in effect. The Company may not effect the conversion of any Series B Preferred Stock to the extent that after giving effect to such conversion, the Investor together with the other Attribution Parties (as defined in the Certificate of Designations) would collectively beneficially own more than 4.99% of the Company’s Common Stock outstanding immediately after such conversion (the “Beneficial Ownership Limitation”).

Additionally, Investors have a right of alternate conversion upon the occurrence of a Triggering Event (as defined in the Certificate of Designations). Subject to the Beneficial Ownership Limitation, at any time after the earlier of an Investor’s receipt of a notice of a Triggering Event (a “Triggering Event Notice”) or such Investor becoming aware of a Triggering Event and ending (such ending date, the “Alternate Conversion Right Expiration Date”) on the twentieth (20th) trading day after the later of (x) the date such Triggering Event is cured and (y) such Investor’s receipt of a compliant Triggering Event Notice, such Investor may, at their option, deliver a notice of conversion (each, a “Conversion Notice”) to the Company (the date of any such Conversion Notice, each an “Alternate Conversion Date”), to convert all, or any number of Series B Preferred Stock held by such Investor into shares of Common Stock at the Alternate Conversion Price (each, an “Alternate Conversion”).

“Alternate Conversion Price” means the lowest of (i) the applicable Conversion Price as in effect on the applicable conversion date of the applicable Alternate Conversion, and (ii) the greater of (x) $1.05 (the “Floor Price”) and (y) the lowest VWAP of the Common Stock during the five (5) consecutive trading day period ending and including the trading day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice. The number of shares of Common Stock registered hereunder represents the maximum number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock, calculated based on conversion of all shares of Series B Preferred Stock at the Floor Price, which is the lowest possible conversion price pursuant to the terms of the Certificate of Designations.

In connection with the Series B Private Placement, on September 7, 2026, the Company also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) by and among the Company and the Investors pursuant to which the Conversion Shares are entitled to registration under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Registration Rights Agreement, the Company is required to file a registration statement to register the Conversion Shares within ten (10) business days following the execution date of the Registration Rights Agreement (the “Filing Deadline”), and the Company must use its commercially reasonable efforts to have such registration statement and any amendment declared effective at the earliest practicable time, but in no event later than thirty (30) business days from the Filing Deadline.

The terms of the Series B Preferred Stock are as set forth in the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock, dated September 8, 2026 (the “Certificate of Designations”), attached hereto as Exhibit 3.10. There is no established public trading market for the Series B Preferred Stock and the Company does not intend to register the Series B Preferred Stock under the Securities Act nor list the Series B Preferred Stock on any national securities exchange or nationally recognized trading system.

On September 9, 2026, the Company closed the Series B Private Placement and issued the Series B Preferred Stock to the Investors for aggregate proceeds of $3.75 million, before deducting placement agent fees and other offering expenses that were payable by the Company in connection with such closing. The Series B Private Placement was exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws.

In no event will we issue any shares of Common Stock upon conversion of the Series B Preferred Stock to the extent that after giving effect to such conversion, the aggregate number of shares of Common Stock that would be issued pursuant to the Preferred Stock Purchase Agreement would exceed 19.99% of the total number of shares of Common Stock issued and outstanding immediately preceding the execution of the Preferred Stock Purchase Agreement (the “Exchange Cap”), subject to adjustment as set forth in the Preferred Stock Purchase Agreement, unless and until we obtain the approval by our stockholders of the issuance of such shares in accordance with the applicable Nasdaq rules.

The foregoing description of the Purchase Agreement, the Registration Rights Agreement, and the Certificate of Designations are not complete and are qualified in their entirety by the full text of the Purchase Agreement, the Registration Rights Agreement, and the Certificate of Designations filed herewith as Exhibits 10.33, 10.34, and 3.10, respectively, which are incorporated by reference herein.

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SELLING STOCKHOLDERS

The Common Stock being offered by the Selling Stockholders are those issuable to the Selling Stockholders upon conversion of the Series B Preferred Stock (the “Series B Shares”). For additional information regarding the issuances of the Series B Preferred Stock and Series B Shares, see the section titled “Issuance of Securities to Selling Stockholders” directly above. We are registering the Series B Shares pursuant to the terms of the Registration Rights Agreement and in order to permit the Selling Stockholders to offer the Series B Shares for resale from time to time. The Selling Stockholders have not had any material relationship with us within the past three years other than as described in the section titled “Issuance of Securities to Selling Stockholders” and as follows:

●	In April 2024, Joseph Reda, the Managing Member of SEG Opportunity Fund, LLC, Anson Investments Master Fund LP, and Anson East Master Fund LP were among several institutional and accredited investors that participated in a registered direct offering of the Company’s Common Stock and a concurrent private placements of warrants to purchase shares of the Company’s Common Stock. In connection with such transaction, the Company received aggregate gross proceeds of $5.3 million, before deducting placement agent’s fees and other estimated offering expenses.

●	In May 2024, Joseph Reda, the Managing Member of SEG Opportunity Fund, LLC, was one of several institutional and accredited investors that participated in a registered direct offering of the Company’s Common Stock and a concurrent private placements of warrants to purchase shares of the Company’s Common Stock. In connection with such transaction, the Company received aggregate gross proceeds of $21.9 million, before deducting placement agent’s fees and other estimated offering expenses.

●	In June 2024, January 2025 and February of 2025, SEG Opportunity Fund, LLC, Anson Investments Master Fund LP and Anson East Master Fund LP were among several institutional and accredited investors that participated in three registered direct offerings of the Company’s Common Stock and three concurrent private placements of warrants to purchase shares of the Company’s Common Stock. In connection with such transactions, the Company received aggregate gross proceeds of $15.3 million, $4 million and $7 million, respectively, before deducting placement agent’s fees and other estimated offering expenses.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of Common Stock by each of the Selling Stockholders. The beneficial ownership of our securities is based on 2,982,484 shares of Common Stock issued and outstanding as of September 18, 2026. The second column lists the number of shares of Common Stock beneficially owned by each Selling Stockholder, respectively, prior to this offering. The third column lists the number of shares of Common Stock beneficially owned by each Selling Stockholder, based on their ownership of the Series B Preferred Stock, respectively, as of September 18, 2026, assuming conversion of the Series B Preferred Stock held by the Selling Stockholders on that date at a Conversion Price of $1.05, the Floor Price under the Certificate of Designations, and without regard to any limitations on exercises. The number of shares of Common Stock registered hereunder represents the maximum number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock, calculated based on conversion of all shares of Series B Preferred Stock at the Floor Price, which is the lowest possible conversion price pursuant to the terms of the Certificate of Designations.

The number of shares in the third, fourth and fifth columns do not reflect this limitation, but the percentages set forth in the sixth column do reflect applicable limitations. The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.” Pursuant to the Certificate of Designations, the Series B Preferred Stock may not be converted into shares of Common Stock to the extent that the issuance of shares of Common Stock would cause a Selling Stockholder, together with its affiliates and attribution parties, to beneficially own more than 4.99% of our then outstanding shares of Common Stock following such conversion. Furthermore, the terms of the Certificate of Designations and the Preferred Stock Purchase Agreement prevent Selling Stockholders from being issued more than 19.99% of the Company’s outstanding Common Stock as of the date of the Preferred Stock Purchase Agreement.

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Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering		Number of Shares of Common Stock Underlying Series B Preferred Stock (1)	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Beneficially Owned After Offering (2)	Percentage of Common Stock Beneficially Owned After Offering
Anson Investments Master Fund LP (3)	85,890	(4)	892,381	892,381	85,890	2.22%
181 Bay Street, Suite 4200, Toronto, Ontario, Canada M5J 2T3
Anson East Master Fund LP (3)	24,225	(5)	298,095	298,095	24,225	* %
181 Bay Street, Suite 4200, Toronto, Ontario, Canada M5J 2T3
WVP Emerging Manager Onshore Fund, LLC – C/M Capital Series (6)	–		238,095	238,095	–	-%
1111 Brickell Ave, Suite 2920, Miami, Florida 33131
C/M Capital Master Fund, LP (7)	–		952,381	952,381	–	-%
1111 Brickell Ave, Suite 2920, Miami, Florida 33131
SEG Opportunity Fund, LLC (8)	34,091	(9)	1,190,477	1,190,477	34,091	* %
135 Sycamore Drive, Roslyn, New York 11576

*	Less than 1%.

(1)	This table is based upon information supplied by the Selling Stockholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws, where applicable, we believe each stockholder named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

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(2)	Because the Selling Stockholders identified in this table may sell some, all or none of the shares owned by them that are registered under this registration statement, and because, to our knowledge, there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares registered hereunder, no estimate can be given as to the number of shares available for resale hereby that will be held by the Selling Stockholders at the time of this registration statement. Therefore, unless otherwise noted, we have assumed for purposes of this table that the selling shareholders will sell all of the shares beneficially owned by them as of September 18, 2026.

(3)	Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of Anson Investments Master Fund LP (“AIMF”) and Anson East Master Fund LP (“AEMF”, collectively, “Anson”), hold voting and dispositive power over the Common Stock held by Anson. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Moore, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these shares of Common Stock except to the extent of their pecuniary interest therein. The amount of shares beneficially owned by the Selling Shareholder consists of shares of Common Stock issuable upon conversion of 937 and 313 shares of Series B Preferred Stock held by AIMF and AEMF, respectively. The principal business address of Anson is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(4)	Represents shares of Common Stock issuable upon exercise of outstanding warrants of the Company held by AIMF.

(5)	Represents shares of Common Stock issuable upon exercise of outstanding warrants of the Company held by AEMF.

(6)	Thomas Walsh and Jonathan Juchno are the managing members of WVP Emerging Manager Onshore Fund, LLC – C/M Capital Series (“WVP”) and have voting control and investment discretion over securities beneficially owned directly by WVP. The amount of shares beneficially owned by the Selling Shareholder consists of shares of Common Stock issuable upon conversion of 250 shares of Series B Preferred Stock. We have been advised that none of Mr. Walsh, Mr. Juchno or WVP is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, or an affiliate or associated person of a FINRA member or independent broker-dealer. The foregoing should not be construed in and of itself as an admission by Mr. Walsh or Mr. Juchno as to beneficial ownership of the securities beneficially owned directly by WVP. Shares of Common Stock issuable upon conversion of Series B Preferred Stock are subject to a beneficial ownership limitation which prohibits any holder from converting their Series B Preferred Stock if such conversion would result in a holder beneficially owning more than 4.99% of the shares of the Company’s Common Stock.

(7)	As of the date of the Preferred Stock Purchase Agreement, C/M Capital Master Fund, LP did not beneficially own any shares of our Common Stock. Thomas Walsh and Jonathan Juchno are the Managing Partners of C/M Capital Master Fund, LP, and therefore may be deemed to have shared voting and investment power over securities owned directly and indirectly by C/M Capital Master Fund, LP. The amount of shares beneficially owned by the Selling Shareholder consists of shares of Common Stock issuable upon conversion of 1,000 shares of Series B Preferred Stock. C/M Capital Master Fund, LP is not a registered broker-dealer or an affiliate of a registered broker-dealer. The foregoing should not be construed in and of itself as an admission by Mr. Walsh and Mr. Juchno as to beneficial ownership of the securities beneficially owned directly or indirectly by C/M Capital Master Fund, LP. Shares of Common Stock issuable upon conversion of Series B Preferred Stock are subject to a beneficial ownership limitation which prohibits any holder from converting their Series B Preferred Stock if such conversion would result in a holder beneficially owning more than 4.99% of the shares of the Company’s Common Stock.

(8)	The amount of shares beneficially owned by the Selling Shareholder consists of shares of Common Stock issuable upon conversion of 1,250 shares of Series B Preferred Stock. Joseph Reda is the Managing Member of SEG Opportunity Fund, LLC (“SEG”) and therefore may be deemed to have voting and investment power over securities owned directly and indirectly by SEG. The foregoing should not be construed in and of itself as an admission by Mr. Reda as to beneficial ownership of the securities beneficially owned directly or indirectly by SEG. Shares of Common Stock issuable upon conversion of Series B Preferred Stock are subject to a beneficial ownership limitation which prohibits any holder from converting their Series B Preferred Stock if such conversion would result in a holder beneficially owning more than 4.99% of the shares of the Company’s Common Stock.

(9)	Represents shares of Common Stock issuable upon exercise of outstanding warrants of the Company held by SEG.

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DESCRIPTION OF SECURITIES

Common Stock

The following description of our Common Stock is intended as a summary only and is qualified in its entirety by reference to our Second Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) and Bylaws, as amended (“Bylaws”), which are filed as exhibits to the registration statement of which this prospectus forms a part.

Our authorized Common Stock consists of 1,200,000,000 shares, par value $0.001 per share, of which 2,982,484 shares were issued and outstanding as of September 18, 2026.

Voting rights. The holders of our Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders. A plurality of the votes cast is required for stockholders to elect directors. All other matters put to a stockholder vote generally require the approval of a majority of the votes cast by the shares represented at a meeting of the stockholders, except as otherwise provided by our Certificate of Incorporation or Bylaws or required by law. Our stockholders are not permitted to cumulative voting.

Dividends. Holders of our Common Stock are entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors (“Board”) out of legally available funds.

Liquidation. Upon liquidation, dissolution or winding-up, the holders of our Common Stock are entitled to share ratably in all of our assets which are legally available for distribution, after payment of or provision for all liabilities, subject to rights, if any, of the holders of any of our other securities.

Preemptive, subscription, and conversion rights. The holders of our Common Stock have no preemptive, subscription, redemption, or conversion rights.

Listing. Our Common Stock is listed on The Nasdaq Stock Market, LLC under the symbol “GWAV.”

Transfer Agent. Our transfer agent is Equity Stock Transfer, located at 237 W 37th St #602, New York, NY 10018.

Our Common Stock is subject and subordinate to any rights and preferences granted under our certificate and any rights and preferences which may be granted to any series of preferred stock by our Board pursuant to the authority conferred upon our Board under our Certificate of Incorporation.

Preferred Stock

As of September 18, 2026, 450,000 shares of our Series A-1 Preferred Stock, par value $0.001 per share (the “Series A-1 Preferred Stock”) and 3,750 of our Series B Preferred Stock are outstanding.

Pursuant to our Certificate of Incorporation, our Board has the authority, without further action by the stockholders, to issue from time to time up to 10,000,000 shares of preferred stock in one or more series and to fix the designations, powers, preferences, privileges, and relative participating, optional, or special rights as well as the qualifications, limitations, or restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, and liquidation preferences, any or all of which may be greater than the rights of the Common Stock. Our Board, without stockholder approval, can issue convertible preferred stock with voting, conversion, or other rights that could adversely affect the voting power and other rights of the holders of Common Stock. Preferred stock could be issued quickly with terms calculated to delay or prevent a change of control or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our Common Stock, and may adversely affect the voting and other rights of the holders of Common Stock.

Series A-1 Preferred Stock

Capitalized terms used in this section describing the terms the Series A-1 Preferred Stock and not otherwise defined shall have the meanings ascribed to such terms in the Series A-1 Certificate of Designations, which is filed hereto as Exhibit 3.8 and incorporated herein by reference.

Authorized Shares. Pursuant to the Certificate of Designations, Preferences and Rights of Series A-1 Preferred Stock of the Company (the “Series A-1 Certificate of Designations”), we authorized 450,000 Series A-1 Preferred Stock.

Ranking. The Series A-1 Preferred Stock rank senior to the Common Stock and all other Common Stock Equivalents (as defined in the Series A-1 Certificate of Designations) (the “Junior Securities”) of the Company with respect to rights on distribution of assets on any voluntary or involuntary liquidation, and dissolution or winding up of the affairs of the Company.

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Dividends. Holders of the Series A-1 Preferred Stock are not entitled to receive dividends.

Conversion Rights. Each share of Series A-1 Preferred Stock is convertible, at any time and from time to time, at the option of the holder thereof, into that number of shares of Common Stock (subject to the limitations set forth in the Series A-1 Certificate of Designations) that constitutes 0.0001% (the “Conversion Rate”) of the then-outstanding shares of Common Stock on the date of a conversion notice, provided, however, that in no case shall the total number of shares of Common Stock converted from the Series A-1 Preferred Stock consist of more than 45% of the Company’s authorized Common Stock.

Any conversion will be settled only in shares of Common Stock; provided, that the Company shall not effect any conversion to the extent that after giving effect to such conversion, the converting holder would beneficially own in excess of 45% of the Common Stock outstanding immediately after giving effect to the conversion (the “Series A-1 Beneficial Ownership Limitation”).

Pro Rata Distributions. While the Series A-1 Preferred Stock are outstanding, if the Company declares or makes any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), then, in each such case, the holder is entitled to participate in such Distribution to the same extent that they would have participated if they had held the number of shares of Common Stock acquirable upon complete conversion of their Series A-1 Preferred Stock (without regard to any limitations on conversion hereof, including without limitation, the Series A-1 Beneficial Ownership Limitation) immediately before the date of such Distribution (provided, however, to the extent that the holder’s right to participate in any such Distribution would result in the holder exceeding the Series A-1 Beneficial Ownership Limitation, then the holder will not be entitled to participate in such Distribution to such extent and the portion of such Distribution will be held in abeyance until such time, if ever, that it would not result in the holder exceeding the Series A-1 Beneficial Ownership Limitation).

Other Corporate Events. In the event of a Fundamental Transaction, which includes a merger, consolidation, sale of all or substantially all of the Company’s assets, a tender or exchange offer accepted by holders of 50% or more of the outstanding Common Stock, a reclassification or reorganization of the Common Stock, or a business combination resulting in another person acquiring more than 50% of the outstanding Common Stock, each holder of Series A-1 Preferred Stock who subsequently converts will be entitled to receive, for each share of Common Stock otherwise issuable upon conversion, the same kind and amount of securities, cash, or property that such holder would have received in the Fundamental Transaction had all of its Series A-1 Preferred Stock been converted into Common Stock immediately prior to the consummation of such transaction, subject to adjustment in accordance with the Series A-1 Certificate of Designations.

Voting Rights. Holders of Series A-1 Preferred Stock are entitled to vote on all matters submitted to holders of Common Stock. Each share of Series A-1 Preferred Stock carries a number of votes equal to the number of shares of Common Stock into which it would be convertible, calculated at a conversion price equal to the greater of the applicable Minimum Price (as defined in Nasdaq Listing Rule 5635(d)) on the date of issuance or $0.3959 per share, and subject to any applicable beneficial ownership limitation. Except as otherwise required by law, holders of Series A-1 Preferred Stock vote together with holders of Common Stock as a single class and do not vote as a separate class.

Liquidation. Upon any liquidation, dissolution, or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), holders of Series A-1 Preferred Stock are entitled to receive, out of the assets of the Company, an amount equal to a stated value equal to $1,000, subject to adjustment (the “Stated Value”), per share before any distribution or payment is made to holders of any Junior Securities. If the Company’s assets are insufficient to pay the Stated Value in full, the available assets will be distributed ratably among the holders of Series A-1 Preferred Stock in proportion to their respective Stated Values.

Series B Preferred Stock

Capitalized terms used in this section describing the terms the Series B Preferred Stock and not otherwise defined shall have the meanings ascribed to such terms in the Certificate of Designations, which is filed hereto as Exhibit 3.10 and incorporated herein by reference.

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Authorized Shares. Pursuant to the Certificate of Designations, we authorized 3,750 shares of Series B Preferred Stock.

Ranking. The Series B Preferred Stock ranks senior to all other capital stock of the Company (“Junior Stock”) and junior to any Senior Preferred Stock with respect to dividends, distributions, and liquidation payments, and the Company may not, without the prior consent of the Required Holders, authorize or issue any Senior Preferred Stock, Parity Stock, or Junior Stock with a mandatory redemption date prior to the second anniversary of the Initial Issuance Date, and in any merger, consolidation, or similar transaction, the Series B Preferred Stock must maintain its relative rights, powers, and preferences.

Dividends. Holders of Series B Preferred Stock are entitled to receive dividends (“Dividends”) when and as declared by the Board of Directors, from time to time, in its sole discretion, which Dividends must be paid by the Company out of funds legally available therefor, payable, subject to the conditions and other terms of the Certificate of Designations, in cash, in securities of the Company, or using assets as determined by the Board of Directors on the Stated Value of such Series B Preferred Stock. No other dividends are payable on shares of Series B Preferred Stock.

Conversion Rights. Subject to the provisions of the Certificate of Designations, at any time or times on or after the Initial Issuance Date, each Holder is entitled to convert any portion of the outstanding Series B Preferred Shares held by such holder into validly issued, fully paid and non-assessable shares of Common Stock (the “Conversion Shares”) in accordance with Section 4(c) of the Certificate of Designations at the Conversion Rate (as defined below). The number of shares of Common Stock issuable upon conversion of each share of Series B Preferred Stock is determined by dividing the Conversion Amount by the Conversion Price. The Conversion Amount equals the sum of the Stated Value, any accrued Additional Amount, and any other amounts owed to the holder under the Certificate of Designations or any other Transaction Document. The initial Conversion Price is $5.24 per share, subject to adjustment, provided that, on the Effective Date, the Conversion Price will be reduced to the lower of the average of the five Closing Sale Prices during the five consecutive Trading Days immediately prior to the Effective Date or the then-current Conversion Price. Any conversion will be settled only in shares of Common Stock; provided, that the Company shall not effect any conversion to the extent that after giving effect to such conversion, the converting holder would beneficially own in excess of 4.99% of the Common Stock outstanding immediately after giving effect to the conversion (the “Maximum Percentage”).

Right of Alternate Conversion upon a Triggering Event. Subject to the Maximum Percentage, at any time after the earlier of a Holder’s receipt of a notice of a Triggering Event (a “Triggering Event Notice”), or such Holder becoming aware of a Triggering Event, and ending (such ending date, the “Alternate Conversion Right Expiration Date”) on the twentieth (20th) trading day after the later of (x) the date such Triggering Event is cured and (y) such Holder’s receipt of a compliant Triggering Event Notice, such Holder may, at their option, deliver a Conversion Notice to the Company (the date of any such Conversion Notice, each an “Alternate Conversion Date”), to convert all, or any number of Series B Preferred Stock held by such Holder into shares of Common Stock at the Alternate Conversion Price (each, an “Alternate Conversion”). “Alternate Conversion Price” means the lowest of (i) the applicable Conversion Price as in effect on the applicable conversion date of the applicable Alternate Conversion, and (ii) the greater of (x) $1.05 (the “Floor Price”) and (y) the lowest VWAP of the Common Stock during the five (5) consecutive trading day period ending and including the trading day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice.

Purchase Rights. If at any time the Company grants, issues or sells any options, convertible securities, or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of Common Stock (the “Purchase Rights”), then each holder of Series B Preferred Stock is entitled to participate in such Purchase Rights on an as-converted basis, that is, to the same extent as if all of its Preferred Stock had been converted into Common Stock at the Alternate Conversion Price as of the applicable record date, without regard to any conversion limitations. However, to the extent that participation would cause a holder (together with its Attribution Parties) to exceed the applicable Maximum Percentage beneficial ownership limitation, the excess purchase rights will be held in abeyance, with any applicable expiration or maturity dates tolled accordingly, until such time as the holder’s ownership would no longer exceed the Maximum Percentage, at which point the rights will be released on the same terms as if the limitation had not applied.

Other Corporate Events. In the event of a Fundamental Transaction, which includes a merger, consolidation, sale of all or substantially all of the Company’s assets, a tender or exchange offer accepted by holders of 50% or more of the outstanding Common Stock, a reclassification or reorganization of the Common Stock, or a business combination resulting in another person acquiring more than 50% of the outstanding Common Stock, the Successor Entity is required to assume all of the Company’s obligations under the Certificate of Designations and the other Transaction Documents and to issue to each holder of Series B Preferred Stock a replacement security substantially similar in form and substance to the Series B Preferred Stock, including the same stated value, dividend rate, and ranking. The Successor Entity succeeds to, and is substituted for, the Company under the Certificate of Designations and the other Transaction Documents, exercising all rights and assuming all obligations of the Company thereunder. Upon any subsequent conversion of the Series B Preferred Stock following a Fundamental Transaction, each holder will receive shares of publicly traded common stock (or their equivalent) of the Successor Entity (including its Parent Entity) that such holder would have been entitled to receive had all of its Series B Preferred Stock been converted immediately prior to the Fundamental Transaction, as adjusted in accordance with the Certificate of Designations and without regard to any limitations on conversion. Notwithstanding the foregoing, each holder may elect, at its sole option, to waive these protections and permit a Fundamental Transaction to proceed without the assumption of the Series B Preferred Stock.

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Voting Rights. Holders of Series B Preferred Stock generally have no voting rights and are not entitled to vote on any matter or participate in any stockholder meeting, except as specifically provided in the Certificate of Designations or as required by applicable law, including the Delaware General Corporation Law (the “DGCL”). To the extent the DGCL requires a separate class or series vote of the Series B Preferred Stock to authorize a corporate action, the affirmative vote or written consent of the Required Holders, voting together in the aggregate and not as separate series (unless the DGCL requires otherwise), will constitute approval by the applicable class or series.

Triggering Event Redemption. In the event of a Triggering Event, which includes, among other events, the failure to timely file or maintain the effectiveness of the Registration Statement (as defined in the Registration Rights Agreement), the suspension of trading or delisting of the Common Stock, failure to timely deliver Conversion Shares, default on indebtedness in excess of $500,000, bankruptcy or insolvency proceedings, the occurrence of a Material Adverse Effect, or an unconsented Change of Control, the Company must deliver a Triggering Event Notice to each holder and each holder may then elect to require the Company to redeem all or any portion of its Series B Preferred Stock by delivering a Triggering Event Redemption Notice at any time during the period beginning on the earlier of the holder’s receipt of such notice or its becoming aware of the Triggering Event and ending on the fifteenth (15th) Trading Day after the later of the cure of the Triggering Event or receipt of a compliant Triggering Event Notice. The Triggering Event Redemption Price is the greater of (i) the Conversion Amount multiplied by the Redemption Premium (100%) and (ii) the product of the applicable Conversion Rate, the Redemption Premium, and the greatest Closing Sale Price of the Common Stock during the period from the date immediately preceding the Triggering Event through the date of delivery of the redemption shares. The redemption is to be settled in shares of Common Stock, with the number of shares determined by dividing the Triggering Event Redemption Price by the then-effective Conversion Price.

Change in Control Redemption. In the event of a Change of Control, which includes, among other events, any person or group acquiring more than 50% of the aggregate ordinary voting power of the Company, a merger or consolidation in which existing stockholders cease to hold a majority of the voting power, or a sale of all or substantially all of the Company’s assets, the Company must deliver a Change of Control Notice to each holder no later than ten (10) Trading Days prior to the consummation of such Change of Control. Each holder may then elect to require the Company to redeem all or any portion of its Series B Preferred Stock by delivering a Change of Control Redemption Notice to the Company in accordance with the terms of the Certificate of Designations. The Company must redeem each such share of Series B Preferred Stock in shares of Common Stock (or equivalent equity interests of the Successor Entity) at the Change of Control Redemption Price, with the number of shares determined by dividing the Change of Control Redemption Price by the then-effective Conversion Price, and such redemptions have priority over payments to all other stockholders in connection with the Change of Control.

Reservation Requirements. So long as any Series B Preferred Stock remains outstanding, the Company shall at all times reserve at least 300% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion, including without limitation, Alternate Conversions, of all Series B Preferred Stock then outstanding.

Liquidation. In the event of any liquidation, dissolution, or winding-up of the Company, whether voluntary or involuntary (a “Liquidation Event”), holders of Series B Preferred Stock are entitled to receive in cash, out of the assets of the Company, before any distribution is made to holders of Junior Stock but on parity with any Parity Stock then outstanding, an amount per share equal to the greater of (i) the Conversion Amount of such shares of Series B Preferred Stock on the date of payment and (ii) the amount per share that such holder would have received had it converted its Series B Preferred Stock into Common Stock immediately prior to such payment.

Exchange Cap. The Company may not issue shares of Common Stock upon conversion of the Series B Preferred Stock to the extent such issuance would exceed the maximum number of shares permitted under Nasdaq Listing Rule 5635(d) unless the Company obtains stockholder approval of such issuance or obtains a written opinion of counsel, reasonably satisfactory to each holder, that such approval is not required.

Amendments. The Certificate of Designations may be amended with the affirmative vote or written consent of the Required Holders, voting separately as a single class, together with any additional stockholder approval required by the DGCL and the Certificate of Incorporation; provided that Maximum Percentage may not be amended or waived. Except as otherwise expressly provided in the Certificate of Designations, the Certificate of Incorporation, or the DGCL, holders of other classes or series of the Company’s capital stock are not entitled to vote as a separate voting group on any amendment to the terms of the Certificate of Designations.

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PLAN OF DISTRIBUTION

Each Selling Stockholder (the “Selling Stockholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. The Selling Stockholders may sell some or all of their securities at prevailing market prices or privately negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	in the over-the-counter market;
●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
●	privately negotiated transactions;
●	settlement of short sales;
●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

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The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the date on which the Selling Stockholders shall have resold all the securities covered hereby and no shares of Common Stock remain issuable under the Preferred Stock Purchase Agreement. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

BUSINESS

We were formed on April 26, 2013 as a technology platform developer under the name MassRoots, Inc. In October 2021, we changed our corporate name from “MassRoots, Inc.” to “Greenwave Technology Solutions, Inc.” We sold all of our social media assets on October 28, 2021 for cash consideration equal to $10,000 and have discontinued all operations related to our social media business. On September 30, 2021, we closed our acquisition of Empire Services, Inc. (“Empire”), which operates 13 metal recycling facilities in Virginia, North Carolina, and Ohio. The acquisition was effective October 1, 2021 upon the effectiveness of the Certificate of Merger in Virginia.

Upon the acquisition of Empire, we transitioned into the scrap metal industry which involves collecting, classifying and processing appliances, construction material, end-of-life vehicles, boats, and industrial machinery. We process these items by crushing, shearing, shredding, separating, and sorting into smaller pieces and categorize these recycled ferrous, nonferrous, and mixed metal pieces based on density and metal prior to sale. In cases of scrap cars, we remove the catalytic converters, aluminum wheels, and batteries for separate processing and sale prior to shredding the vehicle. We have designed our systems to maximize the value of metals produced from this process.

We operate an automotive shredder at our Kelford, North Carolina location and a second automotive shredder at our Carrollton, Virginia location. Our shredders are designed to produce a denser product and, in concert with advanced separation equipment, more refined recycled ferrous metals, which are more valuable as they require less processing to produce recycled steel products. In totality, this process reduces large metal objects like auto bodies into baseball-sized pieces of shredded recycled metal.

The shredded pieces are then placed on a conveyor belt under magnetized drums to separate the ferrous metal from the mixed nonferrous metal and residue, producing consistent and high-quality ferrous scrap metal. The nonferrous metals and other materials then go through a number of additional mechanical systems which separate the nonferrous metal from any residue. The remaining nonferrous metal is further processed to sort the metal by type, grade, and quality prior to being sold as products, such as zorba (mainly aluminum), zurik (mainly stainless steel), and shredded insulated wire (mainly copper and aluminum).

One of our main corporate priorities is to open a facility with rail or deep-water port access to enable us to efficiently transport our products to domestic steel mills and overseas foundries. Because this would greatly expand the number of potential buyers of our processed scrap products, we believe opening a facility with port or rail access could result in an increase in both the revenue and profitability of our existing operations.

Empire is headquartered in Chesapeake, Virginia.

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Background

We were incorporated in the state of Delaware on April 26, 2013 as a technology platform. Our principal executive office is located at 4016 Raintree Rd, Ste 300, Chesapeake, VA 23321, and our telephone number is (800) 490-5020.

On October 1, 2021, we consummated a reverse triangular merger (the “Empire Merger”) pursuant to which we acquired all of the outstanding common stock of Empire Services, Inc. (“Empire”), a Virginia corporation. Upon closing of the Empire Merger, all of the shares of Empire’s common stock was exchanged for 1,650,000 shares of our common stock. At the closing of the Empire Merger, all shares of common stock of our newly formed merger subsidiary formed for the sole purpose of effectuating the Empire Merger, were converted into and exchanged for one share of common stock of Empire, and all shares of Empire’s common stock that were outstanding immediately prior to the closing of the Empire Merger automatically cancelled and retired. Upon the closing of the Empire Merger, Empire continued as our surviving wholly owned subsidiary, and the merger subsidiary ceased to exist.

Products and Services

Our main product is selling ferrous metal, which is used in the recycling and production of finished steel. It is categorized into heavy melting steel, plate and structural, and shredded scrap, with various grades of each of those categorizations based on the content, size and consistency of the metal. All of these attributes affect the metal’s value.

We also process nonferrous metals such as aluminum, copper, stainless steel, nickel, brass, titanium, lead, alloys and mixed metal products. Additionally, we sell the catalytic converters recovered from end-of-life vehicles to processors which extract the nonferrous precious metals such as platinum, palladium and rhodium.

We provide metal recycling services to a wide range of suppliers, including large corporations, industrial manufacturers, retail customers, and government organizations.

Pricing and Customers

Prices for our ferrous and nonferrous products are based on prevailing market rates and are subject to market cycles, worldwide steel demand, government regulations and policy, and supply of products that can be processed into recycled steel.

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Our main buyers adjust the prices they pay for scrap metal products based on market rates usually on a monthly or bi-weekly basis. We are usually paid for the scrap metal we deliver to customers within 14 days of delivery.

Based on any price changes from our customers or our other buyers, we in turn adjust the price for unprocessed scrap we pay suppliers in order to manage the impact on our operating income and cash flows.

The spread we are able to realize between the sales prices and the cost of purchasing scrap metal is determined by a number of factors, including transportation and processing costs. Historically, we have experienced sustained periods of stable or rising metal selling prices, which allow us to manage or increase our operating income. When selling prices decline, we adjust the prices we pay customers to minimize the impact to our operating income.

Sources of Unprocessed Metal

Our main sources of unprocessed metal we purchase are end-of-life vehicles, old equipment, appliances and other consumer goods, and scrap metal from construction or manufacturing operations. We acquire this unprocessed metal from a wide base of suppliers including large corporations, industrial manufacturers, retail customers, and government organizations who unload their metal at our facilities or we pick it up and transport it from the supplier’s location. Currently, our operations and main suppliers are located in the Hampton Roads and northeastern North Carolina markets. As of the second quarter of 2023, the Company expanded its operations by opening a metal recycling facility in Cleveland, Ohio.

Our supply of scrap metal is influenced by the overall health of economic activity in the United States, changes in prices for recycled metal, and, to a lesser extent, seasonal factors such as severe weather conditions, which may prohibit or inhibit scrap metal collection.

Competition

We compete with several large, well-financed recyclers of scrap metal, steel mills which own their own scrap metal processing operations, and with smaller metal recycling companies. Demand for metal products is sensitive to global economic conditions, the relative value of the U.S. dollar, and availability of material alternatives, including recycled metal substitutes. Prices for recycled metal are also influenced by tariffs, quotas, and other import restrictions, and by licensing and government requirements.

We aim to create a competitive advantage through our ability to process significant volumes of metal products and utilize the technology solutions, our use of processing and separation equipment, the number and location of our facilities, and the operating synergies we have been able to develop based on our experience.

Intellectual Property

None.

Employees and Human Capital Resources

Greenwave has 165 full-time employees as of September 18, 2026.

We view our diverse employee population and our culture as key to our success. Our company culture prioritizes learning, supports growth and empowers us to reach new heights. We recruit employees with the skills and training relevant to succeed and thrive in their functional responsibilities. We assess the likelihood that a particular candidate will contribute to the Company’s overall goals, and beyond their specifically assigned tasks. Depending on the position, our recruitment reach can be local as well as national. We provide competitive compensation and best-in-class benefits that are tailored specifically to the needs and requests of our employees. We uphold our commitment to shareholders by working hard and being thoughtful and deliberate in how we use resources.

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Available Information

We file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information with the Securities and Exchange Commission (SEC). Our filings with the SEC are available free of charge on the SEC’s website at www.sec.gov and on our website under the “Investors” tab as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. As disclosed in Note 11 - Commitments and Contingencies to each of the Notes to the Company’s Condensed Consolidated Financial Statements for the year ended December 31, 2025 and quarter ended June 30, 2026, the Company is engaged in certain legal matters and there have been no material developments with respect to such legal proceedings, except as described in each of the aforementioned Note 11 - Commitments and Contingencies. The disclosures set forth in each of the aforementioned Note 11 - Commitments and Contingencies relating to certain legal matters are incorporated herein by reference.

Properties

We own the property underlying our scrap yards located at:

●	4091 Portsmouth Blvd., Portsmouth, VA 23701
●	22097 Brewers Neck Blvd., Carrollton, VA 23314
●	1576 Millpond Rd., Elizabeth City, NC 27909
●	8952 Richmond Rd., Toano, VA 23168
●	9922 Hwy 17 S., Vanceboro, NC 28586
●	1040 Oceana Blvd, Virginia Beach, VA 23454
●	406 Sandy Street, Fairmont, NC 28340

Further, we own properties located at 278 and 276 Suburban Drive, Suffolk, VA 23434 and 4087, 4089, 4091, 4103, 4105 and 4117 Portsmouth Blvd, Portsmouth, VA 23701.

The Company leases its facilities and certain automobiles under operating leases which expire on various dates through 2028. The Company determines if an arrangement is a lease at inception and whether it is a finance or operating leases. Right of Use (“ROU”) assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the obligation to make lease payments from the lease. Operating lease ROU assets and liabilities are recognized at the commencement date of the lease based on the present value of lease payments over the lease term. When readily determinable, the Company uses the implicit rate in determining the present value of lease payments. The ROU asset also includes any fixed lease payments, including in-substance fixed lease payments and excludes lease incentives. Lease expense for lease payments is recognized on a straight-line basis over the lease term. Lease term is determined at lease commencement and includes any non-cancellable period for which the Company has the right to use the underlying asset, together with any options to extend that the Company is reasonably certain to exercise.

On January 24, 2022, the Company entered into leasing agreements for 3,521 square feet of office space commencing upon the completion of tenant improvements by May 1, 2022 (“Commencement Date”). Under the terms of the leases, the Company is required to pay $3,668 for the first twelve months of the lease and increasing by approximately 3% every 12 months thereafter until the expiration of the lease. The lease is for a period of five years from the Commencement Date and the Company was required to make a security deposit of $3,668. The Company does not have an option to extend the lease. The Company cannot sublease any of the office space under the lease agreement.

On March 15, 2024, the Company entered into leasing agreements for a scrap yard located in Cleveland, Ohio. Under the terms of the lease, the Company is required to pay $17,000 from March 1, 2024 to February 28, 2025; $23,000 from March 1, 2025 to February 28, 2026; $23,000 from March 1, 2026 to February 28, 2027; $23,000 from March 1, 2027 to February 28, 2028; and increasing by the greater of 3% and the CPI every 12 months thereafter until the expiration of the lease. The lease is for a period of five years, includes two options to extend for five years each, and the Company was required to make a security deposit of $17,000.

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In May 2025, the Company entered into an amendment to the lease agreement that modified the rent payment schedule and added site clean-up and waste management obligations. Under the amended terms, rent was $23,000 for May 2025, $17,000 per month from June 1, 2025 through December 31, 2025, $18,500 per month from January 1, 2026 through December 31, 2026, and $20,000 per month from January 1, 2027 through February 28, 2028. The Company remains responsible for payment of property taxes related to the premises. All other material terms of the lease remain unchanged.

We believe that our facilities are adequate for our current needs and that, if required, we will be able to expand our current space or locate suitable new office space and obtain a suitable replacement for our executive and administrative headquarters.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Since July 22, 2022, our Common Stock has been traded on Nasdaq under the symbol “GWAV.” As of September 28, 2026, the last reported sale price of the Common Stock as reported on Nasdaq was $2.35 per share.

As of September 18, 2026, there were 143 stockholders of record. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of Common Stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our Common Stock is Equity Stock Transfer, located at 237 W. 37th St. #602, New York, NY 10018.

As of September 18, 2026, there were 2,982,484 shares of our Common Stock issued and outstanding.

As of September 18, 2026, 166 shares of Common Stock were issuable upon the exercise of options granted under Plans to certain employees and directors with a weighted average exercise price of $3,538,256.00 per share; 3,421 shares of Common Stock were issuable upon the exercise of warrants outstanding as of September 18, 2026 with a weighted average exercise price of $172.30; and 3,571,429 shares of Common Stock were issuable upon conversion of Series B Preferred Stock, which assumes conversion at a Conversion Price of $1.05, the Floor Price for the Series B Preferred Stock, which represents the lowest possible conversion price pursuant to the terms of the Certificate of Designations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion of our financial condition and results of operations in conjunction with financial statements and notes thereto, as well as the “Risk Factors” and “Business” sections included elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in “Risk Factors”.

Overview

We were formed on April 26, 2013 as a technology platform developer under the name MassRoots, Inc. In October 2021, we changed our corporate name from “MassRoots, Inc.” to “Greenwave Technology Solutions, Inc.” We sold all of our social media assets on October 28, 2021 for cash consideration equal to $10,000 and have discontinued all operations related to our social media business. On September 30, 2021, we closed our acquisition of Empire Services, Inc. (“Empire”), which operates 13 metal recycling facilities in Virginia, North Carolina, and Ohio. The acquisition was effective October 1, 2021 upon the effectiveness of the Certificate of Merger in Virginia.

Upon the acquisition of Empire, we transitioned into the scrap metal industry which involves collecting, classifying and processing appliances, construction material, end-of-life vehicles, boats, and industrial machinery. We process these items by crushing, shearing, shredding, separating, and sorting into smaller pieces and categorize these recycled ferrous, nonferrous, and mixed metal pieces based on density and metal prior to sale. In cases of scrap cars, we remove the catalytic converters, aluminum wheels, and batteries for separate processing and sale prior to shredding the vehicle. We have designed our systems to maximize the value of metals produced from this process.

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We operate an automotive shredder at our Kelford, North Carolina location and a second automotive shredder at our Carrollton, Virginia location is expected to come online in the second quarter of 2024. Our shredders are designed to produce a denser product and, in concert with advanced separation equipment, more refined recycled ferrous metals, which are more valuable as they require less processing to produce recycled steel products. In totality, this process reduces large metal objects like auto bodies into baseball-sized pieces of shredded recycled metal.

The shredded pieces are then placed on a conveyor belt under magnetized drums to separate the ferrous metal from the mixed nonferrous metal and residue, producing consistent and high-quality ferrous scrap metal. The nonferrous metals and other materials then go through a number of additional mechanical systems which separate the nonferrous metal from any residue. The remaining nonferrous metal is further processed to sort the metal by type, grade, and quality prior to being sold as products, such as zorba (mainly aluminum), zurik (mainly stainless steel), and shredded insulated wire (mainly copper and aluminum).

One of our main corporate priorities is to open a facility with rail or deep-water port access to enable us to efficiently transport our products to domestic steel mills and overseas foundries. Because this would greatly expand the number of potential buyers of our processed scrap products, we believe opening a facility with port or rail access could result in an increase in both the revenue and profitability of our existing operations.

Empire is headquartered in Chesapeake, Virginia.

Products and Services

Our main product is selling ferrous metal, which is used in the recycling and production of finished steel. It is categorized into heavy melting steel, plate and structural, and shredded scrap, with various grades of each of those categorizations based on the content, size and consistency of the metal. All of these attributes affect the metal’s value.

We also process nonferrous metals such as aluminum, copper, stainless steel, nickel, brass, titanium, lead, alloys and mixed metal products. Additionally, we sell the catalytic converters recovered from end-of-life vehicles to processors which extract the nonferrous precious metals such as platinum, palladium and rhodium.

We provide metal recycling services to a wide range of suppliers, including large corporations, industrial manufacturers, retail customers, and government organizations.

Pricing and Customers

Prices for our ferrous and nonferrous products are based on prevailing market rates and are subject to market cycles, worldwide steel demand, government regulations and policy, and supply of products that can be processed into recycled steel. Our main buyers adjust the prices they pay for scrap metal products based on market rates usually on a monthly or bi-weekly basis. We are usually paid for the scrap metal we deliver to customers within 14 days of delivery.

Based on any price changes from our customers or our other buyers, we in turn adjust the price for unprocessed scrap we pay suppliers in order to manage the impact on our operating income and cash flows.

The spread we are able to realize between the sales prices and the cost of purchasing scrap metal is determined by a number of factors, including transportation and processing costs. Historically, we have experienced sustained periods of stable or rising metal selling prices, which allow us to manage or increase our operating income. When selling prices decline, we adjust the prices we pay customers to minimize the impact to our operating income.

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Sources of Unprocessed Metal

Our main sources of unprocessed metal we purchase are end-of-life vehicles, old equipment, appliances and other consumer goods, and scrap metal from construction or manufacturing operations. We acquire this unprocessed metal from a wide base of suppliers including large corporations, industrial manufacturers, retail customers, and government organizations who unload their metal at our facilities or we pick it up and transport it from the supplier’s location. Currently, our operations and main suppliers are located in the Hampton Roads and northeastern North Carolina markets. As of the second quarter of 2023, the Company expanded our operations by opening a metal recycling facility in Cleveland, Ohio and beginning operation of a second shredder at our Kelford, North Carolina location.

Our supply of scrap metal is influenced by the overall health of economic activity in the United States, changes in prices for recycled metal, and, to a lesser extent, seasonal factors such as severe weather conditions, which may prohibit or inhibit scrap metal collection.

Competition

We compete with several large, well-financed recyclers of scrap metal, steel mills which own their own scrap metal processing operations, and with smaller metal recycling companies. Demand for metal products is sensitive to global economic conditions, the relative value of the U.S. dollar, and availability of material alternatives, including recycled metal substitutes. Prices for recycled metal are also influenced by tariffs, quotas, and other import restrictions, and by licensing and government requirements.

We aim to create a competitive advantage through our ability to process significant volumes of metal products and utilize the technology solutions, our use of processing and separation equipment, the number and location of our facilities, and the operating synergies we have been able to develop based on our experience.

Results of Operations

For the Three Months Ended June 30, 2026 and 2025

	For the Three months ended June 30, 2026
			$	%
	2026	2025	Change	Change
Revenue	$15,995,879	$10,996,282	$4,999,597	45.47%

Gross Profit	6,059,994	2,113,165	3,946,829	186.77%

Operating Expenses	8,906,499	6,764,560	2,141,939	31.66%

Loss from Operations	(2,846,505)	(4,651,395)	1,804,890	(38.80)%

Other Income (Expense)	(394,658)	(266,204)	(128,454)	48.25%

Net Loss Available to Common Stockholders	$(3,241,163)	$(4,917,599)	$1,676,436	(34,09)%

Revenues

For the three months ended June 30, 2026, we generated $15,995,879 in revenues, as compared to $10,996,282 during the same period in 2025, an increase of $4,999,597.

Our cost of revenues increased to $9,935,885 for the three months ended June 30, 2026 from $8,883,117 during the same period in 2025, an increase of $1,052,768, primarily due to the increase in revenues and the costs of rapid scaling. This increase was composed of an increase in metal scrap cost of revenues from $7,381,585 during the three months ended June 30, 2025 to $9,125,425 during the same period in 2026, partially offset by a decrease in hauling cost of revenues from $1,501,532 during the three months ended June 30, 2025 to $810,461 during 2026.

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Our gross profit increased to $6,059,994 for the three months ended June 30, 2026, from $2,113,165 during the same period in 2025, an increase of $3,946,829 primarily due to an increase in margins on the Company’s metal revenue partially offset by a decrease in margin on the Company’s hauling revenue. This was composed of an increase in metal scrap gross profits from a gross loss of $(271,485) during the three months ended June 30, 2025 to $5,329,098 during the three months ended June 30, 2026, an increase of $5,600,583. It was also partially offset by a decrease in gross profit from hauling gross margins from $2,363,650 for the period ending June 30, 2025 to $709,295 for the period ending June 30, 2026, a decrease of $1,654,355. A decrease in other gross profit from $45,000 for the period ending June 30, 2025 to $21,600 for the period ending June 30, 2026, a decrease of $23,400 also offset the total increase.

Operating Expenses

For the three months ended June 30, 2026 and 2025, our operating expenses were $8,906,499 and $6,764,560 respectively, representing an increase of $2,141,939. The increase was partially attributable to an increase in payroll and related expenses of $549,583 as payroll and related expenses were $3,107,113 for the three months ended June 30, 2026 as compared to $2,557,530 for the same period in 2025 which was the result of expanding operations. Advertising expenses increased by $16,921 to $16,921 for the three months ended June 30, 2026 as compared to $0 for the same period in 2025. Depreciation of fixed assets, along with amortization of intangible assets, increased by $61,828 to $2,216,797 for the three months ended June 30, 2026 from $2,154,969 for the same period in 2025 as a result of the Company the acquisition of additional fixed assets between April 1, 2025 and June 30, 2026. There were hauling and equipment maintenance costs of $2,172,949 during the three months ended June 30, 2026, as compared to $827,027 during the same period in 2025, an increase of $1,345,922, due to the Company expanding its fleet of trucks. Consulting, accounting, and legal expenses increased to $325,793 during the three months ended June 30, 2026 from $176,529 during the same period in 2025, an increase of $149,263 as a result of the Company’s continued work towards Nasdaq compliance. There was an increase in rent, utilities, and property maintenance expenses as a result of the Company acquiring the equipment on certain properties, increasing $13,194 from $247,231 during the three months ended June 30, 2025 to $260,425 during the same period in 2026. Stock based compensation for services during the three months ended June 30, 2026 and June 30, 2025 was $0. There was a loss on sale of asset of $88,723 during the three months ended June 30, 2025, as compared to $0 during the same period during 2026.

Our other general and administrative expenses increased to $806,502 for the three months ended June 30, 2026 from $712,551 for the same period in 2025, an increase of $93,951.

The change in these expenditures resulted in our total operating expenses increasing to $8,906,499 during the three months ended June 30, 2026 compared to $6,764,560 during the three months ended June 30, 2025, an increase of $2,141,939.

Loss from Operations

Our loss from operations was reduced by $1,804,890 to $2,846,505 during the three months ended June 30, 2026, from $4,651,395 during the three months ended June 30, 2025 for the reasons discussed above.

Other Income (Expense)

During the three months ended June 30, 2026, we generated other expenses of $394,658, as compared to other expenses of $266,204 for the same period in 2025, an increase of $128,454. Interest expenses and amortization of debt discount decreased to $393,311 during the three months ended June 30, 2026 from $1,336,449 during the three months ended June 30, 2025. There was other expenses of $1,347 for the three months ended 2026, as compared to other income of $349 for the three months ended June 30, 2025. In the three months ended June 30, 2025 there was loss on extinguishment of debt of $56,100 and gain on settlement of non-convertible notes of $1,013,796, as compared to $0 for both of these items in the same period of 2026.

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Deemed Dividend

There were no deemed dividends for the three months ended June 30, 2026 or 2025.

Net Loss Available to Common Stockholders

Our net loss available to common shareholders was $3,241,163 for the three months ended June 30, 2026, as compared to a loss of $4,917,599 during the same period in 2025, a decrease of $1,676,436 for the reasons discussed above.

For the Six Months Ended June 30, 2026 and 2025

	For the Six months ended June 30, 2026
			$	%
	2026	2025	Change	Change
Revenue	$32,271,860	$18,329,992	$13,941,868	76.06%

Gross Profit	12,874,877	5,599,828	7,275,049	129.92%

Operating Expenses	16,794,651	14,132,730	2,661,921	18.84%

Loss from Operations	(3,919,774)	(8,532,902)	4,613,128	(54.06)%

Other Income (Expense)	(825,934)	(1,050,436)	224,502	(21.37)%

Net Loss Available to Common Stockholders	$(4,745,708)	$(12,583,302)	$7,837,594	(62.29)%

Revenues

For the six months ended June 30, 2026, we generated $32,271,860 in revenues, as compared to $18,329,992 during the same period in 2025, an increase of $13,941,868. This was comprised of an increase in metal revenue from $11,507,645 during the six months ended June 30, 2025 to $28,584,985 during the six months ended June 30, 2026. This was partially offset by a decrease in Hauling revenue from $6,777,347 during the six months ended June 30, 2025 to $3,646,077 during the six months ended June 30, 2026 and a decrease in other revenue from $45,000 during the six months ended June 30, 2025 to $40,798 during the six months ended June 30, 2026.

Our cost of revenues increased to $19,396,983 for the six months ended June 30, 2026 from $12,730,164 during the same period in 2025, an increase of $6,666,819, primarily due to the increase in revenues and the costs of rapid scaling. This increase was composed of an increase in metal scrap cost of revenues from $9,508,357 during the six months ended June 30, 2025 to $17,274,946 during the same period in 2026, partially offset by a decrease in hauling cost of revenues from $3,221,807 during the six months ended June 30, 2025 to $2,122,037 during 2026.

Our gross profit was $12,874,877 during the six months ended June 30, 2026, an increase of $7,275,049 from $5,599,828 during the same period in 2025 primarily due to a decline in margins on the Company’s hauling and metal revenue related to rapid revenue scaling. This was composed of an increase in metal scrap gross profits from $1,999,288 during the six months ended June 30, 2025 to $11,310,039 during the six months ended June 30, 2026, an increase of $9,310,751. It was also partially offset by a decrease in gross profit from hauling gross margins from $3,555,540 for the period ending June 30, 2025 to $1,524,040 for the period ending June 30, 2026, a decrease of $2,031,500. A decrease in other gross losses from $45,000 for the period ending June 30, 2025 to $40,798 for the period ending June 30, 2026 also offset the total increase with a decrease of $4,202.

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Operating Expenses

For the six months ended June 30, 2026 and 2025, our operating expenses were $16,794,651 and $14,132,730 respectively, an increase of $2,661,921. There was an increase in payroll and related expenses of $1,071,607 as payroll and related expenses were $5,603,622 for the six months ended June 30, 2026 as compared to $4,532,015 for the same period in 2025 which was the result of expanding operations. Advertising expense decreased by $23,635 to $29,764 for the six months ended June 30, 2026 as compared to $53,399 for the same period in 2025 due to efforts to conserve cash and a focus on organic growth. Depreciation of fixed assets, along with amortization of intangible assets, increased by $144,259 to $4,418,471 for the six months ended June 30, 2026 from $4,274,212 in 2025 as a result of the Company the acquisition of additional fixed assets between April 1, 2025 and June 30, 2026. There were hauling and equipment maintenance costs of $3,656,476 during the six months ended June 30, 2026, as compared to $2,100,884 during the same period in 2025, an increase of $1,555,592, due to the Company expanding its fleet of trucks. Consulting, accounting, and legal expenses decreased to $537,935 during the six months ended June 30, 2026 from $600,092 during the same period in 2025, a decrease of $62,157 as a result of the Company having less corporate activity during the six months ended June 30, 2026 compared to the same period in 2025. There was an increase in rent, utilities, and property maintenance expenses as a result of the Company acquiring the equipment on certain properties, increasing $103,860 from $567,780 during the six months ended June 30, 2025 to $463,920 during the same period in 2026. There was stock based compensation for services of $0 during the six months ended June 30, 2026, as compared to $100,000 during the same period in 2025, a decrease of $100,000 primarily related to a decrease in corporate branding activities in 2026 compared to 2025. There was a loss on sale of asset of $4,191 during the six months ended June 30, 2026, as compared to $49,188 during the same period during 2025.

Our other general and administrative expenses decreased to $1,976,412 for the six months ended June 30, 2026 from $1,959,020 for the same period in 2025, an increase of $17,392.

The change in these expenditures resulted in our total operating expenses increasing to $16,794,651 during the six months ended June 30, 2026 compared to $14,132,730 during the six months ended June 30, 2025, an increase of $2,661,921.

Loss from Operations

Our loss from operations was reduced by $4,613,128 to $3,919,774 during the six months ended June 30, 2026, from $8,532,902 during the six months ended June 30, 2025 for the reasons discussed above.

Other Income (Expense)

During the six months ended June 30, 2026, we generated other expenses of $825,934, as compared to other expenses of $1,050,436 for the same period in 2025, a decrease of $224,502. Interest expenses and amortization of debt discount decreased to $823,663 during the six months ended June 30, 2026 from $2,147,302 during the six months ended June 30, 2025. During the six months ended June 30, 2026, we generated other expense of $2,271 as compared to other income of $26,970 during the six months ended June 30, 2025. In the three months ended June 30, 2025 there was loss on extinguishment of debt of $56,100 and gain on settlement of non-convertible notes of $1,013,796, as compared to $0 for both of these items in the same period of 2026.

Deemed Dividend

During the six months ended June 30, 2026, there was a deemed dividend of $0 for the reduction of exercise price of warrants, as compared to $2,999,964 as compared to the same period in 2025.

Net Loss Available to Common Stockholders

Our net loss available to common shareholders was $4,745,708 for the six months ended June 30, 2026, as compared to a loss of $12,583,302 during the same period in 2025, a decrease of $7,837,594 for the reasons discussed above.

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Liquidity and Capital Resources

Net cash flows provided by (used in) operating activities for the six months ended June 30, 2026 was $948,134 as compared to $(2,929,827) for the six months ended June 30, 2025. For the six months ended June 30, 2026, the cash flows provided by (used in) operating activities were driven by a net loss of $4,745,708, amortization of right of use assets of $111,892, depreciation and amortization of $4,418,471, increase in due to related parties of $1,308,752, increase in prepaid expenses of $677,821, interest and amortization of debt discount of $823,663, an increase in accounts receivable of $567,462, a loss on sale of asset of $4,191, an increase in accounts payable and accrued expenses of $1,103,561, principal payments made on operating lease liability of $105,547, and an increase in inventories of $952,537.

Net cash used in operating activities for the six months ended June 30, 2025 was $(2,929,827) as compared to $14,084,802 for the six months ended June 30, 2024. For the six months ended June 30, 2025, the cash flows used in operating activities were driven by a net loss of $9,583,338, amortization of right of use assets of $430,545, depreciation and amortization of $4,274,212, increase in due to related parties of $566,874, an increase in prepaid expenses of $411,312, stock based compensation of $100,000, interest and amortization of debt discount of $2,147,302, an increase in accounts receivable of $959,813, a gain on conversion of debt of $1,013,796, a loss on disposal of fixed assets of $49,188, an increase in accrued payroll and related expenses of $472,405, a decrease in accounts payable and accrued expenses of $267,563, a decrease in principal payments made on operating lease liability of $485,981, and a decrease in inventories of $1,751,450.

Net cash provided by (used in) investing activities was $25,000 and $(629,651) for the six months ended June 30, 2026 and 2025, respectively. For the six months ended June 30, 2026, there was cash used in the purchase of equipment of $(65,000) and cash provided by the disposal of assets of $90,000. For the six months ended June 30, 2025, there was cash used in the purchase of equipment of $(781,651) and cash provided by the disposal of property and equipment of $152,000.

Net cash used in financing activities was $1,253,910 during the six months ended June 30, 2026, as compared to net cash provided by financing activity $6,274,939 during the three months ended June 30, 2025. During the six months ended June 30, 2026, there were $162,443 reduction in bank overdraft and repayment of non-convertible notes of $1,091,476. During the six months ended June 30, 2025, the Company received $9,143,806 from the sale of Common Stock with warrants, cash received but shares in abeyance of $1,334,800 and $184,053 reduction in bank overdraft fees, while repaying $1,719,614 in non-convertible notes and repaying $2,300,000 in convertible notes.

Capital Resources

As of June 30, 2026, we had cash on hand of $654,987. We currently have no external sources of liquidity such as arrangements with credit institutions that will have or are reasonably likely to have a current or future effect on our financial condition or immediate access to capital.

Required Capital over the Next Fiscal Year

As of June 30, 2026, the Company had cash of $654,987 and a working capital deficit (current liabilities in excess of current assets) of $23,052,504. The accumulated deficit as of June 30, 2026 was $525,656,136. For the six months ended June 30, 2026, the Company had a loss from operations of $3,919,774. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for one year from the issuance of the unaudited condensed consolidated financial statements.

If the Company raises additional funds by issuing equity securities, its stockholders would experience dilution. Additional debt financing, if available, may involve covenants restricting its operations or its ability to incur additional debt. Any additional debt financing or additional equity that the Company raises may contain terms that are not favorable to it or its stockholders and require significant debt service payments, which diverts resources from other activities. The Company’s ability to raise additional capital will be impacted by market conditions and the price of the Company’s Common Stock. The accompanying unaudited condensed consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Contractual Obligations

Our contractual obligations are included in our notes to the condensed consolidated financial statements included in Part I, Item I of this Quarterly Report on Form 10-Q. To the extent that funds generated from our operations, together with our existing capital resources, are insufficient to meet future requirements, we will be required to obtain additional funds through equity or debt financings. No assurance can be given that any additional financing will be made available to us or will be available on acceptable terms should such a need arise.

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Critical Accounting Policies and Estimates

For a discussion of our critical accounting policies and estimates and related items, please see Note 3 – Summary of Significant Account Policies in each of to the notes to condensed consolidated financial statements for the quarter ended June 30, 2026 and the year ended December 31, 2025 included herein.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Our Directors

The Company’s Board consists of three members. The number of directors on our Board can be evaluated and amended by action of our Board.

The table below states certain information with respect to each director of the Company. There are no arrangements or understandings between the Company and any director pursuant to which such person was elected or nominated to be a director of our Company. For information with respect to security ownership of directors, see “Security Ownership of Certain Beneficial Owners and Management.”

Name	Age	Executive Position
Danny Meeks	52	Chief Executive Officer, Chairman of the Board
Cheryl Lanthorn	55	Director
Lisa Lucas-Burke	62	Director

Mr. Danny Meeks, Chief Executive Officer and Chairman – Mr. Meeks is the Chief Executive Officer of the Company, a position he has held since September 30, 2021. He has served as a director and Chairman of the Board since June 2021. He has served as interim Chief Financial Officer from November 2021 to April 2022 and from April 2025 to February 2026. He was the sole owner and President of Empire Services, Inc., a metal recycling company he founded in 2002, until its acquisition by the Company in September 2021. Additionally, Mr. Meeks has been serving as the President of DWM Properties, LLC, his real estate holding company, since 2002 and as the President of Select Recycling and Waste Services, Inc., a waste disposal and recycling company, from October 2016 to present. Mr. Meeks graduated from Manor High School in 1993. Mr. Meeks is well suited to serve on our Board due to his significant business and management experience and deep knowledge of growth and commercialization strategies. Mr. Meeks joined the Company’s Board to foster revenue-generating capabilities for the Company.

Mrs. Cheryl Lanthorn, Director – Mrs. Lanthorn has served as a Director of the Company since April 2022. Mrs. Lanthorn began her career as a Personal Administrator at Welton, Duke & Hawks before rising to an Accounting Administrator due to her work-ethic, extensive accounting knowledge, and attention to detail. For the next 14 years, Mrs. Lanthorn was a Software Trainer and Content Developer for Applied Systems, Inc., where she created webinars and instructional documentation to teach employees how to best utilize TAM, Vision, Epic, and other scalable software programs. From December 2015 to July 2022, Mrs. Lanthorn served as an Account Executive at Brown & Brown Insurance, where she managed one of the company’s largest books of business, managed employees and their books, trains new employees, and performed various other administrative duties. Since August 2022, Mrs. Lanthorn has been a Senior Account Manager at Marsh McLennan Agency, LLC, where she manages large corporate accounts.

Lisa Lucas-Burke, Director – Ms. Lucas-Burke has served as a Director of the Company since January 2025. Ms. Lucas-Burke began her career with the City of Portsmouth in the Information Technology Department in 1988, ultimately as a Computer Programmer Analyst. In 2000, Ms. Lucas-Burke joined her family business of Lucas Lodge, where she currently serves as Executive Director and business partner with her mother, Senator L. Louise Lucas. Lucas-Burke was appointed to the Economic Development Authority in 2010 by the City Council, where she was an EDA Commissioner for 6 years and ultimately achieved the position of Chairman of the Board. Ms. Lucas-Burke was elected to Portsmouth City Council in 2016 and was re-elected in 2020. During Lucas-Burke’s eight-year tenure on the Portsmouth City Council, she was unanimously voted in twice to serve as Vice Mayor by her City Council Colleagues. A graduate of Norfolk State University, Ms. Lucas-Burke holds a Bachelor of Science Degree in Electronics Engineering (1987) and a Bachelor of Arts Degree in Psychology (2016). Ms. Lucas-Burke is a Diamond Life Member of Delta Sigma Theta Sorority, Incorporated, and her chapter affiliation has been with the Portsmouth Alumnae Chapter of Delta Sigma Theta Sorority, Inc., since 1996. Lucas-Burke served as Chapter President of Portsmouth Alumnae Chapter for two two-year terms (2008 – 2012). Ms. Lucas-Burke is also a member of the Portsmouth (VA) Chapter of The Links, Incorporated (2017 – present); Martin Luther King, Jr., Leadership Steering Committee (2006 – present); Portsmouth Democratic Committee (2006 – present); Lefcoe Trustee Board (2013 – present); Member of St. Mark Missionary Baptist Church (2009 – present); and is also a former board member and Chair of The Portsmouth Boulevard – Center for Youth (2006 – 2012), where she served as member, Treasurer and President over her six-year term on the board.

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Our Executive Officers

The following are biographical summaries of our executive officers and their ages, except for Mr. Meeks, whose biography is set forth above:

Name	Age	Position
Danny Meeks	52	Chief Executive Officer and Chairman of the Board
Chelsea Pullano	35	Chief Financial Officer

Chelsea Pullano, Chief Financial Officer – Ms. Pullano has served as a Chief Financial Officer of the Company since February 2026. Ms. Pullano is a financial executive with experience supporting public and private companies in accounting, financial reporting, and strategic finance. Ms. Pullano co-founded MACK Financial Solutions, LLC (“MAC”) in May 2023, an accounting and advisory firm that provides outsourced financial, accounting and advisory services to growth-stage companies and public companies. Since May 2023, she has served as a partner and chief executive officer of MACK. Previously, from June 2020 to May 2023, Ms. Pullano served as Chief Financial Officer of Creatd, Inc. (OTCQB: CRTD), and from September 2024 to March 2025, as Director of Finance at the law firm Lucosky Brookman LLP.

Code of Conduct and Ethics

We seek to maintain high standards of business conduct and corporate governance, which we believe are fundamental to the overall success of our business, serving our stockholders well and maintaining our integrity in the marketplace. Our corporate governance guidelines and Code of Conduct and Ethics, together with our Second Amended and Restated Certificate of Incorporation, Bylaws and the charters for each of our Board committees, form the basis for our corporate governance framework. We also are subject to certain provisions of the Sarbanes-Oxley Act and the rules and regulations of the SEC. The full text of the Code of Conduct and Ethics is available on our website at https://www.GWAV.com/code-of-conduct and is also filed as an exhibit to this annual report.

Family Relationships

There are no family relationships among our directors and executive officers.

Insider Trading Policy

We have an insider trading policy that governs the purchase, sale, and other disposition of our securities by our directors, officers, employees and other individuals associated with us, as well as by the Company itself, that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to us. A copy of our insider trading policy is filed as Exhibit 19.1 to this annual report. The Company has no policy regarding hedging the economic risks of equity ownership for the executive team or directors of the Company and the Company does not engage in this practice.

Compensation Recovery Policy

Our board of directors has adopted a compensation recovery policy, which provides that in the event we are required to prepare an accounting restatement due to noncompliance with any financial reporting requirements under the securities laws or otherwise erroneous data or we determine there has been a significant misconduct that causes financial or reputational harm, we shall recover a portion or all of any incentive compensation. The policy is filed as exhibit 97.1 to this annual report.

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Changes to security holder director nomination procedures

The Company has not adopted procedures for considering director candidates submitted by stockholders under Item 407(c)(2)(iv), Regulation S-K.

Involvement in Legal Proceedings

We are not aware of any of our directors or officers being involved in any legal proceedings in the past ten years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses) or being subject to any of the items set forth under Item 401(f) of Regulation S-K.

CORPORATE GOVERNANCE

Our Board judges the independence of its directors by the standards established by the Nasdaq Stock Market (“Nasdaq”). Accordingly, the Board has determined that our two non-employee directors, Cheryl Lanthorn and Lisa Lucas-Burke each meet the independence standards established by Nasdaq and the applicable independence rules and regulations of the SEC, including the rules relating to the independence of the members of our Audit Committee and Compensation Committee. Our Board considers a director to be independent when the director is not an officer or employee of the Company or its subsidiaries, does not have any relationship which would, or could reasonably appear to, materially interfere with the independent judgment of such director, and the director otherwise meets the independence requirements under the listing standards of the Nasdaq Stock Market and the rules and regulations of the SEC.

Our Board believes its members collectively have the experience, qualifications, attributes and skills to effectively oversee the management of our Company, including a high degree of personal and professional integrity, an ability to exercise sound business judgment on a broad range of issues, sufficient experience and background to resolve the issues facing our Company, a willingness to devote the necessary time to their Board and committee duties, a commitment to representing the best interests of the Company and our stockholders and a dedication to enhancing stockholder value.

Risk Oversight. Our Board oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our Board performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of our Company, our Board addresses the primary risks associated with those operations and corporate functions. In addition, our Board reviews the risks associated with our Company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies. Each of our Board committees also coordinates oversight of the management of our risk that falls within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. The Board is also provided with updates by the Chief Executive Officer and other executive officers of the Company on a regular basis.

Board and Committee Meetings

During the fiscal year ended December 31, 2025, our Board held six meetings and operated primarily by unanimous written consent. For the fiscal year ended December 31, 2025, our Board was composed of four members from January 2025 to April 2025 and three members from April 2025 to December 2025. Our Audit Committee held four meetings during the year ended December 31, 2025. Our Compensation Committee and Nominating and Corporate Governance committee held four meetings during the fiscal year ended December 31, 2025. Our Sustainability Committee held four meetings during the year ended December 31, 2025.

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Board Committees

On December 9, 2015, our Board designated the following three committees of the Board: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. On September 13, 2022, the Board created a Sustainability Committee of the Board.

Audit Committee. The Audit Committee consists of Cheryl Lanthorn and Lisa Lucas-Burke. Cheryl Lanthorn is the Chairperson of the Audit Committee. The Audit Committee is responsible for, among other things, overseeing the financial reporting and audit process and evaluating our internal controls over financial reporting. The Board has determined that Cheryl Lanthorn is an “audit committee financial expert” serving on its Audit Committee. The Board has determined that each member of the Audit Committee is “independent,” as that term is defined by applicable SEC rules. In addition, the Board has determined that each member of the Audit Committee is “independent,” as that term is defined by the rules of Nasdaq. A copy of the Audit Committee Charter is available on our website at https://www.GWAV.com/audit-committee-charter.

Compensation Committee. The Compensation Committee consists of Cheryl Lanthorn and Lisa Lucas-Burke. Effective July 12, 2023, Cheryl Lanthorn was appointed as Chairwoman of the Compensation Committee. Cheryl Lanthorn is the Chairwoman of the Compensation Committee. The Compensation Committee is responsible for, among other things, establishing and overseeing the Company’s executive and equity compensation programs, reviewing and recommending executive officer employment agreements, determining director compensation programs, overseeing the hiring of independent compensation consultants, preparing the compensation committee report, establishing performance goals and objectives, and evaluating performance against such goals and objectives. The Compensation Committee also grants stock options and other awards under our stock plans, periodically reviews the operation of the Company’s employee benefit plans and analyzes the Company’s bylaws, Compensation Committee Charter for its adequacy in meeting the Company’s compensation-related goals and objectives. The Compensation Committee Charter does not grant the right to delegate authority to other persons, although it does grant the Compensation Committee the flexibility to hire compensation consultants to assist in the design, formulation, analysis and implementation of compensation programs for the Company’s executive officers. While the Board does not provide a formal role for executive officers in determining or recommending the amount or form of executive and director compensation, the Compensation Committee meets with the CEO at or near the start of each fiscal year to discuss the goals and incentive compensation programs. The Board has determined that each member of the Compensation Committee is “independent,” as that term is defined by applicable SEC rules. In addition, the Board has determined that each member of the Compensation Committee is “independent,” as that term is defined by the rules of the Nasdaq Stock Market. A copy of the Compensation Committee Charter is available on our website at https://www.GWAV.com/compensation-committee-charter.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee consists of Cheryl Lanthorn and Lisa Lucas-Burke. Effective July 12, 2023, Cheryl Lanthorn was appointed as Chairwoman of the Nominating and Corporate Governance Committee. Cheryl Lanthorn is the Chairwoman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for, among other things, identifying and recommending candidates to fill vacancies occurring between annual stockholder meetings and reviewing the Company’s policies and programs relating to matters of corporate citizenship, including public issues of significance to the Company and its stockholders. The Board has determined that each member of the Nominating and Corporate Governance Committee is “independent,” as that term is defined by applicable SEC rules. In addition, the Board has determined that each member of the Nominating and Corporate Governance Committee is “independent,” as that term is defined by the rules of the Nasdaq Stock Market. A copy of the Nominating and Corporate Governance Committee Charter is available on our website at https://www.GWAV.com/ncg-charter.

Sustainability Committee. The Sustainability Committee consists of Cheryl Lanthorn and Lisa Lucas-Burke as members of the Sustainability Committee. Cheryl Lanthorn is the Chairwoman of the Sustainability Committee. The Sustainability Committee is responsible for, among other things, setting and overseeing the Company’s goals, strategies, and commitments related to sustainability and Environmental Social Governance, including climate risks and opportunities, community and social impact, and diversity and inclusion. A copy of the Sustainability Committee Charter is available on our website at https://www.GWAV.com/sustainability-committee-charter.

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Risk Oversight

The Board is primarily responsible for overseeing our risk management processes. The Board receives and reviews periodic reports from management, auditors, legal counsel and others, as appropriate, regarding the Company’s assessment of risks. The Board focuses on the most significant risks facing the Company and our general risk management strategy, and also ensures that the risks we undertake are consistent with the Board’s risk parameters. While the Board oversees the risk management process, our management is responsible for day-to-day risk management and, if management identifies new or additional significant risks, it brings such risks to the attention of the Board.

Board Leadership Structure

Danny Meeks is the Chairman of our Board and Chief Executive Officer of the Company. The Chairman of the Board presides at all meetings of the Board, unless such position is vacant, in which case, the Chief Executive Officer of the Company would preside.

EXECUTIVE COMPENSATION

2025 Summary Compensation Table

Our named executive officers for the year ended December 31, 2025 was Danny Meeks, our Chief Executive Officer and former interim Chief Financial Officer.

Our named executive officers for the year ended December 31, 2024 were Danny Meeks, our Chief Executive Officer, and Isaac Dietrich, our former Chief Financial Officer. Mr. Dietrich’s employment was terminated on April 12, 2025.

Ms. Pullano, our Chief Financial Officer, was appointed in February 2026 and was not a named executive officer for the year ended December 31, 2025.

The following table presents the compensation awarded to, earned by or paid to our named executive officers for the years ended December 31, 2025 and December 31, 2024.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock awards ($)(1)	Option awards ($)(1)	Nonequity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)(2)	All other compensation ($)		Total ($)
Danny Meeks	2025	—	—	—	—	—	2,851,605	—		2,851,605
Chief Executive Officer and Former Interim Chief Financial Officer(3)	2024	28,846	—	—	—	—	321,154	150,000	(4)	500,000

Isaac Dietrich	2025	107,468	—	—	—	—	—	—		107,468
Former Chief Financial Officer(5)	2024	64,624	230,100	93,000	—	—	—	—		387,724

(1)	These amounts are the aggregate fair value of the equity compensation incurred by the Company for payments to executives during the fiscal year. The aggregate fair value is computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The fair market value was calculated using the Black-Scholes options pricing model.
(2)	In 2024, our CEO deferred a portion of his salary not paid by the Company.
(3)	Mr. Meeks resigned as interim Chief Financial Officer of the Company in February 2026.
(4)	Includes $38,000 attributed to the personal use of a car, $23,700 in reimbursed travel expenses, and a $10,000 business clothing allowance.
(5)	Mr. Dietrich was terminated as the Company’s Chief Financial Officer in April 2025

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Narrative Disclosure to the Summary Compensation Table

Danny Meeks

On September 30, 2021, the Company entered into an employment agreement with Danny Meeks pursuant to which Mr. Meeks serves as the Company’s Chief Executive Officer. Pursuant to the terms of the employment agreement, Mr. Meeks shall receive an annual base salary of $500,000. In addition, Mr. Meeks shall be eligible to receive an annual bonus and shall be eligible to receive such awards under the Company’s incentive plans as determined by the Company’s Compensation Committee. Mr. Meeks may be terminated by the Company or may voluntarily resign, at any time, with or without cause. Either the Company or Mr. Meeks may terminate Mr. Meeks’ employment upon two weeks prior written notice.

Until October 1, 2026, for every $1 million in annual revenue Empire Services, Inc., a Virginia corporation and wholly owned subsidiary of the Company, generates over $20 million, Mr. Meeks shall be entitled to receive either 7,576 shares of the Company’s Common Stock or $50,000 in cash, at the discretion of Mr. Meeks.

Upon termination except by death (the “Termination Date”), the Company shall pay Mr. Meeks (i) any accrued but unpaid compensation, (ii) a pro-rata portion of his annual bonus calculated as of the Termination Date and (iii) reimbursement of expenses incurred on or prior to the Termination Date. In addition, Mr. Meeks may elect to receive Consolidated Omnibus Budget Reconciliation Act of 1985 benefits for up to twelve months from the Termination Date. Upon termination of Mr. Meeks’ employment for death, the Company shall pay Mr. Meeks (i) any accrued but unpaid compensation and (ii) reimbursement of expenses incurred on or prior to such date. Mr. Meeks is also entitled to participate in any and all benefit plans such as health, dental and life insurance, from time to time, in effect for senior executives, along with vacation, sick and holiday pay in accordance with the Company’s policies established and in effect from time to time. In the fiscal years ended December 31, 2025 and December 31, 2024, Mr. Meeks received $0 and $0 in bonuses, respectively. Mr. Meeks did not receive any compensation related to his position as a director. As of December 31, 2025 and 2024, Mr. Meeks was owed $3,051,605 and $950,000 in accrued but unpaid bonuses, respectively.

Isaac Dietrich

On April 28, 2023, the Company hired Isaac Dietrich as Chief Financial Officer, for which he received a salary of $300,000 per year. On April 12, 2025, the Company terminated the employment of Isaac Dietrich, effective immediately.

At no time during the periods listed in the above tables, with respect to any named executive officers, was there:

●	any outstanding option or other equity-based award re-priced or otherwise materially modified (such as by extension of exercise periods, the change of vesting or forfeiture conditions, the change or elimination of applicable performance criteria, or the change of the bases upon which returns are determined);
●	any waiver or modification of any specified performance target, goal or condition to pay out with respect to any amount included in non-stock incentive plan compensation or payouts; or
●	any non-equity incentive plan award made to a named executive officer.

Nonqualified Deferred Compensation

During the years ended December 31, 2025 and 2024, our CEO deferred a portion of his salary not paid by the Company, as disclosed in the table above. Such payments were deferred because timely payments further jeopardize the Company’s ability to continue as a going concern. The Company intends to make such payments as soon as it is able.

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Outstanding Equity Awards at December 31, 2025

The following table sets forth information regarding the outstanding equity awards held by our NEOs as of December 31, 2025:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Isaac Dietrich	—	—	—	—	—	—	—	—	$—

Timing of Equity Awards

The Compensation Committee grants equity awards, including stock options, from time to time. This may also include grants in connection with a new hire, promotion, and other circumstances where the Compensation Committee deems it appropriate to make such grants. Although we have not adopted a formal policy regarding the timing of equity award grants, including stock options, the Compensation Committee does not take material nonpublic information into account when determining the terms of equity awards and has not timed grants or the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. During 2025, there were no stock option awards granted to any named executive officer within four business days preceding, or one business day after, the filing of any report on Forms 10-K, 10-Q, or 8-K that disclosed material nonpublic information.

Director Compensation

The following table presents the total compensation for each person who served as a non-employee director of our Board during the fiscal year ended December 31, 2025. Other than as set forth in the table and described more fully below, we did not pay any compensation, reimburse any expense of, make any equity awards or non-equity awards to, or pay any other compensation to any of the other members of our Board in such period.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Cheryl Lanthorn	$45,000	(1)	$-	$-	$-	$45,000
Lisa Lucas-Burke	$36,889	(2)	$-	$-	$-	$36,889
Henry Sicignano, III(3)	$29,583		$-	$-	$-	$29,583
Jason Adelman(4)	$18,000		$-	$-	$-	$18,000
Total:	$129,472		$-	$-	$-	$129,472

(1)	As of December 31, 2025, $1,500 is owed to Mrs. Lanthorn.
(2)	As of December 31, 2025, $1,500 is owed to Mrs. Lucas-Burke.
(3)	Mr. Sicignano, III resigned from the Board effective February 14, 2025.
(4)	Mr. Adelman resigned from the Board effective April 10, 2025.

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Indemnification of Officers and Directors

Our Second Amended and Restated Certificate of Incorporation provides that we shall indemnify our officers and directors to the fullest extent permitted by applicable law against all liability and loss suffered and expenses (including attorneys’ fees) incurred in connection with actions or proceedings brought against them by reason of their serving or having served as officers, directors or in other capacities. We shall be required to indemnify a director or officer in connection with an action or proceeding commenced by such director or officer only if the commencement of such action or proceeding by the director or officer was authorized in advance by the Board of Directors.

Our Equity Incentive Plans

Our Stockholders approved our 2014 Equity Incentive Plan (“2014 Plan”) in June 2014, our 2015 Equity Incentive Plan (the “2015 Plan”) in December 2015, our 2016 Equity Incentive Plan (“2016 Plan”) in October 2016, our 2017 Equity Incentive Plan (“2017 Plan”) in December 2016, our 2018 Equity Incentive Plan (“2018 Plan”) in June 2018, our 2021 Equity Incentive Plan (“2021 Plan”) in September 2021, our 2022 Equity Incentive Plan (“2022 Plan”) in November 2022, our 2023 Equity Incentive Plan (“2023 Plan”) in October 2023, and our 2024 Equity Incentive Plan (“2024 Plan” and together with the 2014 Plan, 2015 Plan, 2016 Plan, 2017 Plan, 2018 Plan, 2021 Plan, 2022 Plan, and 2023 Plan, the “Plans”) in May 2024, which was subsequently amended in July 2024. The Plans are identical, except for the number of shares of Common Stock reserved for issuance under each.

The Plans provide for the grant of incentive stock options, non-statutory stock options, stock bonus awards, restricted stock awards, performance stock awards and other forms of stock compensation for our employees, including officers, consultants and directors. Our Plans also provide that the grant of performance stock awards may be paid out in cash as determined by the Committee (as defined herein).

Equity Compensation Plan Information

The following table and information below sets forth information as of December 31, 2025, with respect to our Plans:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	—	$—	7,302
Equity compensation plans not approved by security holders	—	—	—
Total	—	$—	7,302

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Summary of the Plans

Authorized Shares

No shares of our Common Stock are reserved for issuance pursuant to the 2014 Plan, 2015 Plan, the 2016 Plan, the 2017 Plan, the 2018 Plan, the 2021 Plan, 2022 Plan, or 2023 Plan. There are currently 5 shares of our Common Stock available for issuance pursuant to the 2018 Plan, 1,112 shares of our Common Stock available for issuance pursuant to the 2021 Plan, 327 shares of our Common Stock available for issuance pursuant to the 2022 Plan, 1,828 shares of our Common Stock available for issuance pursuant to the 2023 Plan, and 800,000 shares of our Common Stock available for issuance pursuant to the 2024 Plan. Shares of Common Stock issued under our Plans may be authorized but unissued or reacquired shares of our Common Stock. Shares of Common Stock subject to stock awards granted under our Plans that expire or terminate without being exercised in full, or that are paid out in cash rather than in shares of Common Stock, will not reduce the number of shares of Common Stock available for issuance under our Plans. Additionally, shares of Common Stock issued pursuant to stock awards under our Plans that we repurchase or that are forfeited, as well as shares of Common Stock reacquired by us as consideration for the exercise or purchase price of a stock award, will become available for future grant under our Plans.

Administration

Our Board, or a duly authorized committee thereof (collectively, the “Committee”), has the authority to administer our Plans. Our Board may also delegate to one or more of our officers the authority to designate employees other than Directors and officers to receive specified stock, which, in respect to those awards, said officer or officers shall then have all authority that the Committee would have.

Subject to the terms of our Plans, the Committee has the authority to determine the terms of awards, including recipients, the exercise price or strike price of stock awards, if any, the number of shares of Common Stock subject to each stock award, the fair market value of a share of our Common Stock, the vesting schedule applicable to the awards, together with any vesting acceleration, the form of consideration, if any, payable upon exercise or settlement of the stock award and the terms and conditions of the award agreements for use under the Plans. The Committee has the power to modify outstanding awards under the Plans, subject to the terms of the Plans and applicable law. Subject to the terms of our Plans, the Committee has the authority to reprice any outstanding option or stock appreciation right, cancel and re-grant any outstanding option or stock appreciation right in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any adversely affected participant.

Stock Options

Stock options may be granted under the Plans. The exercise price of options granted under our Plans must at least be equal to the fair market value of our Common Stock on the date of grant. The term of an ISO may not exceed 10 years, except that with respect to any participant who owns more than 10% of the voting power of all classes of our outstanding stock, the term must not exceed 5 years and the exercise price must equal at least 110% of the fair market value on the grant date. The Committee will determine the methods of payment of the exercise price of an option, which may include cash, shares of Common Stock or other property acceptable to the Committee, as well as other types of consideration permitted by applicable law. No single participant may receive more than 25% of the total options awarded in any single year. Subject to the provisions of our Plans, the Committee determines the other terms of options.

Performance Shares

Performance shares may be granted under our Plans. Performance shares are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest. The Committee will establish organizational or individual performance goals or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance shares to be paid out to participants. After the grant of a performance share, the Committee, in its sole discretion, may reduce or waive any performance criteria or other vesting provisions for such performance shares. The Committee, in its sole discretion, may pay earned performance units or performance shares in the form of cash, in shares of Common Stock or in some combination thereof, per the terms of the agreement approved by the Committee and delivered to the participant. Such agreement will state all terms and conditions of the agreement.

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Restricted Stock

The terms and conditions of any restricted stock awards granted to a participant will be set forth in an award agreement and, subject to the provisions in the Plans, will be determined by the Committee. Under a restricted stock award, we issue shares of our Common Stock to the recipient of the award, subject to vesting conditions and transfer restrictions that lapse over time or upon achievement of performance conditions. The Committee will determine the vesting schedule and performance objectives, if any, applicable to each restricted stock award. Unless the Committee determines otherwise, the recipient may vote and receive dividends on shares of restricted stock issued under our Plans.

Other Share-Based Awards and Cash Awards

The Committee may make other forms of equity-based awards under our Plans, including, for example, deferred shares, stock bonus awards and dividend equivalent awards. In addition, our Plans authorize us to make annual and other cash incentive awards based on achieving performance goals that are pre-established by our compensation committee.

Merger, Consolidation or Asset Sale

If the Company is merged or consolidated with another entity or sells or otherwise disposes of substantially all of its assets to another company while awards or options remain outstanding under the Plans, unless provisions are made in connection with such transaction for the continuance of the Plans and/or the assumption or substitution of such awards or options with new options or stock awards covering the stock of the successor company, or parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, then all outstanding options and stock awards which have not been continued, assumed or for which a substituted award has not been granted shall, whether or not vested or then exercisable, unless otherwise specified in the relevant agreements, terminate immediately as of the effective date of any such merger, consolidation or sale.

Change in Capitalization

If the Company shall effect a subdivision or consolidation of shares of Common Stock or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of Common Stock outstanding, without receiving consideration therefore in money, services or property, then awards amounts, type, limitations, and other relevant consideration shall be appropriately and proportionately adjusted. The Committee shall make such adjustments, and its determinations shall be final, binding and conclusive.

Plan Amendment or Termination

Our Board has the authority to amend, suspend, or terminate our Plans, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Each of the Plans will terminate ten years after the earlier of (i) the date that each such Plan is adopted by the Board, or (ii) the date that each such Plan is approved by the Stockholders, except that awards that are granted under the applicable Plan prior to its termination will continue to be administered under the terms of the that Plan until the awards terminate, expire or are exercised.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock by (i) each person who, to our knowledge, owns more than 5% of our Common Stock (ii) our current directors and the named executive officers identified under the heading “Executive Compensation” and (iii) all of our current directors and executive officers as a group. We have determined beneficial ownership in accordance with applicable rules of the SEC, and the information reflected in the table below is not necessarily indicative of beneficial ownership for any other purpose. Under applicable SEC rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares which the person has the right to acquire within 60 days after September 18, 2026 through the exercise of any option, warrant or right or through the conversion of any convertible security. Unless otherwise indicated in the footnotes to the table below and subject to community property laws where applicable, we believe, based on the information furnished to us that each of the persons named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

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The information set forth in the table below is based on 2,982,484 shares of our Common Stock issued and outstanding on September 18. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of Common Stock subject to options, warrants, rights or other convertible securities held by that person that are currently exercisable or will be exercisable within 60 days after September 18, 2026. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the principal address of each of the Stockholders below is in care of Greenwave Technology Solutions, Inc., 4016 Raintree Rd, Chesapeake, VA 23321.

	Number of Shares of Common Stock Beneficially Owned		Percentage of Common Stock Outstanding(1)	% of Total Voting Power
Directors and Named Executive Officers
Danny Meeks	2,188,404	(2)	73.37%	73.37%
Lisa Lucas-Burke	-		-	-
Cheryl Lanthorn	2,729	(3)	*	*
Chelsea Pullano	-		-	-
All directors and named executive officers as a group (4 people)	2,191,133		73.47%	73.47%

Other 5% Stockholder
-	-		-	-

* Represents beneficial ownership of less than 1.0% of our outstanding Common Stock.

(1) Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to warrants, options and other convertible securities held by that person that are currently exercisable or exercisable within 60 days of September 18, 2026 are deemed outstanding. Shares of Common Stock subject to warrants, options and other convertible securities, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2) Consists of (i) 35,501 shares of Common Stock held directly by Mr. Meeks, (ii) 50 shares of Common Stock underlying warrants, and (iii) 2,152,853 shares of Common Stock held by DWM Properties, LLC, an entity controlled by Mr. Meeks. Mr. Meeks is also the beneficial owner, through DWM Properties, LLC, of 450,000 shares of the Company’s Series A-1 Preferred Stock. Each share of the Series A-1 Preferred Stock is convertible into that number of shares of Common Stock that constitutes 0.0001% of the outstanding shares of Common Stock on the date of applicable conversion notice and may not be converted to the extent that a holder would beneficially own in excess of 45% of the Common Stock outstanding immediately after giving effect to the conversion. For additional information regarding the Series A-1 Preferred Stock, see the section titled “Description of Securities — Preferred Stock — Series A-1 Preferred Stock” and the Certificate of Designations for the Series A-1 Preferred Stock, which is filed hereto as Exhibit 3.8.

(3) Includes 1 share owned by Mrs. Lanthorn’s spouse.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Except for the below, from January 1, 2023 through the date of this prospectus, we have not been a party to any transaction or proposed transaction in which the amount involved in the transaction exceeds the lesser of  $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation which are described elsewhere in this prospectus.

Agreements with Danny Meeks and Affiliates of Danny Meeks

On January 1, 2023, the Company entered into a lease agreement for the Company’s Chesapeake location with an entity controlled by the Company’s Chief Executive Officer. Under the terms of the lease agreement, the Company pays $9,000 per month in rent, increasing 3% on January 1st of each year. The lease expired on January 1, 2025 and the Company extended the lease by a term of five years and has one option to extend the lease by a term of five years.

On July 28, 2023, the Company issued 61 shares of common stock to the Company’s Chief Executive Officer for the exchange of 250 shares of Series Z preferred stock, par value $0.001 per share (the “Series Z Preferred Stock”). As of December 31, 2025 and December 31, 2024, there were 0 and 0 shares of Series Z preferred stock outstanding.

Leases for Properties Underlying Scrap Yards

On January 24, 2022, the Company entered into a lease agreement for the Company’s Chesapeake location with an entity controlled by the Company’s Chief Executive Officer. Under the terms of the leases, the Company is required to pay $3,668 for the first twelve months of the lease and increasing by approximately 3% every 12 months thereafter until the expiration of the lease. The lease is for a period of five years from the Commencement Date and the Company was required to make a security deposit of $3,668. The Company does not have an option to extend the lease. The Company cannot sublease any of the office space under the lease agreement.

During the years ended December 31, 2025 and 2024, the Company leased 12 scrap yard facilities and equipment from an entity controlled by the Company’s Chief Executive Officer, including the lease for the Chesapeake location described above for $38,620 and $1,502,830, respectively. As of December 31, 2025 and December 31, 2024, the Company owed $0 and $2,070,402, respectively, in accrued rent and reimbursements to an entity controlled by the Company’s Chief Executive Officer.

Sale of Shredders and Downstream System to the Company

On July 31, 2023, the Company entered into a secured promissory note with an entity controlled by the Company’s Chief Executive Officer in the principal amount of $17,218,350. The note was for the purchase of certain equipment from an entity controlled by the Company’s Chief Executive Officer and is secured by such equipment. There were non-cash proceeds of $17,218,350 used to purchase equipment. The note is junior to the senior secured debt entered into by the Company on the same date. The note matures on July 31, 2043 and accrues interest at 7% per annum. The note requires interest-only payments until the senior secured debt is fully satisfied. The Company made payments of $0 and $0 towards the principal and interest, respectively, during the years ended December 31, 2025 and 2024, respectively. On March 29, 2024, the holder of the note exchanged $10,000,000 in principal for 1,000 shares of Series D Preferred Stock (see Note 15 – Stockholders’ Equity of the Notes to the Consolidated Financial Statements for the year ended December 31, 2025). On April 21, 2024, the holder of the note exchanged $7,218,350 in principal for 412,360 shares of Common Stock (see Note 15 – Stockholders’ Equity of the Notes to the Consolidated Financial Statements for the year ended December 31, 2025). As of December 31, 2025 and 2024, the note had a balance of $0 and $0, respectively.

On May 10, 2024, the Company entered into an exchange agreement with DWM, whereby the Company and DWM agreed to exchange 1,000 shares of the Company’s Series D issued by the Company to DWM, for 1,333,333 shares of the Company’s Common Stock. As a result of the transaction, the Series D stock was extinguished. The resulting gain on the transaction of $1,224,400 for the difference between the fair value of the Common Stock and the carrying value of the Series D was recorded as a contribution of capital as the transaction was between related parties.

Sale of Equipment to the Company

On June 5, 2024, the Company entered into a Bill of Sale with DWM Properties LLC, an entity wholly-owned by Danny Meeks, the Company’s Chief Executive Officer, pursuant to which the Company agreed to purchase certain vehicles held by DWM in exchange for $3,582,181. The equipment included 27 trucks which enabled the Company to rapidly expand its fleet of trucks offering hauling services to clients, as well as transporting its scrap metal products to customers. The Company has recorded the equipment on its financial statements at its cost basis.

Sale of Properties Underlying Scrap Yards to the Company

On December 2, 2024, the Company entered into a Contract of Sale (the “Contract of Sale”) with DWM Properties LLC (“DWM”), KPAJ, LLC and Oceana Salvage Properties, L.L.C. (collectively, the “Sellers”), in each case, an entity affiliated with Danny Meeks, the Company’s Chief Executive Officer, pursuant to which the Company agreed to purchase the Premises (as defined in the Contract of Sale) held by the Sellers for an aggregate purchase price of $15,000,000, to be allocated among the seven parcels comprising the Premises and the Licenses and Permits (as defined in the Contract of Sale), as more fully described in the Contract of Sale. The transaction closed on December 2, 2024.

53

The purchase price was payable by (i) the issuance of an aggregate of 450,000 shares of Series A-1 Preferred Stock of the Company, par value $0.001 per share (the “Preferred Stock”), to the Sellers at an aggregate valuation of $3,300,084 and (ii) the issuance of a promissory note payable to DWM (the “DWM Note”) in the aggregate principal amount of $11,699,916. The DWM Note bears interest at a rate of 10% per annum, and is payable in equal installments of $2,983,309 on each of December 31, 2024, January 31, 2025, February 28, 2025 and March 31, 2025 (each, a “Payment Date”); provided, that if payment on a Payment Date would cause the Company’s cash balance to be less than $3,000,000, then such Payment Date and each subsequent Payment Date shall be extended by 30 days. The Company shall make all payments owed under the DWM Note within 12 months from the date of issuance. In addition, if the Company exercises a 30-day extension of any payment, the Company is required to furnish to DWM such financial information and data as DWM may reasonably request to confirm the Company’s cash balance. The Company made payments of $2,300,000 and $4,008,057 towards the principal, during the years ended December 31, 2025 and December 31, 2024, respectively. As of December 31, 2025 and 2024, the note had a principal balance and accrued interest of $5,391,859 and $7,691,859, respectively.

Related-Party Hauling, Mechanic, Equipment Rental, and Miscellaneous Services

During the years ended December 31, 2025 and 2024, the Company provided $392,644 and $850,737, respectively, in hauling services to an entity controlled by the Company’s Chief Executive Officer.

During the years ended December 31, 2025 and 2024, the Company paid an entity controlled by the Company’s Chief Executive Officer $816,993 and $1,396,330, respectively, for hauling services rendered to the Company.

During the years ended December 31, 2025 and December 31, 2024, the Company paid entities controlled by the Company’s Chief Executive Officer $0 and $147,401, respectively, for scrap metal provided to the Company.

During the years ended December 31, 2025 and December 31, 2024, the Company paid an entity controlled by the Company’s Chief Executive Officer $0 and $847,326, respectively, for mechanic and repair services provided to the Company.

During the years ended December 31, 2025 and December 31, 2024, the Company paid an entity controlled by the Company’s Chief Executive Officer $0 and $506,358, respectively, for equipment rentals provided to the Company.

During the years ended December 31, 2025 and December 31, 2024, the Company paid an entity controlled by the Company’s Chief Executive Officer $1,219,207 and $29,635, respectively, for materials sold to the Company.

Scope of Work Agreement

Ms. Pullano’s appointment as Chief Financial Officer was in connection with the Company’s entry into the scope of work agreement (the “CFO Agreement”) with MACK Financial Solutions, LLC (“MACK”), dated January 2, 2026, pursuant to which MACK agreed to provide professional services to the Company, including oversight of all bookkeeping, financial reporting and SEC reporting duties of the Company (collectively, the “MACK Services”) and Ms. Pullano serving as the part-time Chief Financial Officer of the Company, subject to her appointment by the Board. Ms. Pullano is the co-founder and CEO of MACK. As CFO, Ms. Pullano provides strategic financial oversight and executive-level support to the Company, including review and certification of SEC filings, financial reporting coordination with auditors, legal counsel, and other outsourced accounting professionals, and other responsibilities customarily performed by a CFO of a public company (collectively, the “CFO Services” and together with the MACK Services, the “Services”). In consideration of the Services to be performed, the Company pays MACK $7,500 per month for the CFO Services and an aggregate of $12,500 per month for the MACK Services. Additionally, Ms. Pullano is entitled to the same indemnification, advancement of expenses, and other protections afforded to similarly situated officers of the Company under its organizational documents and applicable law. For the years ended December 31, 2024 and December 31, 2025, the Company paid MACK $0 and $0.

54

Exchange Agreement

On August 24, 2026, the Company entered into an Exchange Agreement with DWM Properties LLC (“DWM”), an entity controlled by Danny Meeks, the Chief Executive Officer of the Company (the “Exchange Agreement”). Pursuant to the Exchange Agreement, in exchange for the satisfaction of an outstanding promissory note payable to DWM with a principal balance of $5,391,859 and other related party amounts owed to Mr. Meeks and his affiliates totaling $2,608,141, the Company issued an aggregate of 2,152,853 shares (the “Exchange Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), to DWM. We are not seeking registration of the Exchange Shares under this prospectus.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the Exchange Agreement, a copy of which is attached herein as Exhibit 10.32 and is incorporated herein by reference.

Related Party Transaction Policy

Our Audit Committee Charter provides that our Audit Committee will be responsible for reviewing and approving in advance any related party transaction. Transactions requiring such pre-approval will include, with certain exceptions set forth in Item 404 of Regulation S-K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person.

The Audit Committee has reviewed and approved the transactions described above in the section titled “Agreements with Danny Meeks and Affiliates of Danny Meeks.”

LEGAL MATTERS

Unless otherwise indicated, Pryor Cashman LLP, New York, New York, will pass upon the validity of the shares of our Common Stock to be sold in this offering.

EXPERTS

The financial statements of Greenwave Technology Solutions, Inc. for the years ended December 31, 2025 and December 31, 2024 have been included herein in reliance upon the reports of RBSM LLP, an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the Resale Shares being offered by this prospectus. This prospectus does not contain all of the information in the registration statement of which this prospectus is a part and the exhibits to such registration statement. For further information with respect to us and the Resale Shares offered by this prospectus, we refer you to the registration statement of which this prospectus is a part and the exhibits to such registration statement. Statements contained in this prospectus as to the contents of any contract or any other document are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document incorporated by reference or filed as an exhibit to the registration statement of which this prospectus is a part. Each of these statements is qualified in all respects by this reference.

You may read and copy the registration statement of which this prospectus is a part, as well as our reports, proxy statements and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Greenwave Technology Solutions, Inc. The SEC’s Internet site can be found at http://www.sec.gov. You may also request a copy of these filings, at no cost, by writing to us at 4016 Raintree Rd., Ste 300, Chesapeake, VA 23323 or telephoning us at (757) 966-1432.

We are subject to the information and reporting requirements of the Exchange Act, and, in accordance with this law, file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. We also maintain a website at www.GreenwaveTechnologySolutions.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

55

GREENWAVE TECHNOLOGY SOLUTIONS, INC.

F-1

New York Office: 805 Third Avenue New York, NY 10022 212.838.5100 www.rbsmllp.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Greenwave Technology Solutions, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Greenwave Technology Solutions, Inc., and its subsidiaries (the “Company”) as of December 31, 2025 and 2024, the related consolidated statements of operations, changes in stockholders’ equity (deficit) and cash flows for each of the years in the two-year period ended December 31, 2025, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2025 in conformity with accounting principles generally accepted in the United States of America.

The Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the accompanying consolidated financial statements, the Company has net loss, has generated negative cash flows from operating activities, has an accumulated deficit and has stated that substantial doubt exists about Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

/s/ RBSM LLP

We have served as the Company’s auditor since 2017.

PCAOB ID 587

New York, NY

June 12, 2026

New York, NY Washington DC Mumbai & Pune, India San Francisco, CA

Houston, TX Boca Raton, FL Las Vegas, NV Beijing, China Athens, Greece

Member: ANTEA International with affiliated offices worldwide

F-2

GREENWAVE TECHNOLOGY SOLUTIONS, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2025	2024

ASSETS
Current assets:
Cash	$935,763	$2,576,464
Inventories, net	2,240,943	2,889,682
Accounts receivable, net of allowance for doubtful accounts	1,116,924	1,254,390
Prepaid expenses	524,691	921,580
Total current assets	4,818,321	7,642,116

Property and equipment, net	25,580,301	25,596,856
Property and equipment, net - Purchased from Related Party	10,267,709	11,834,807
Operating lease right of use assets, net	495,457	1,048,070
Licenses, net	12,232,550	14,359,950
Customer list, net	1,287,425	1,511,325
Intellectual property, net	455,400	1,062,600
Security deposit	31,893	31,893

Total assets	$55,169,056	$63,087,617

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Bank overdraft	$163,141	$231,696
Accounts payable and accrued expenses	8,043,143	5,893,351
Accrued payroll and related expenses	3,946,411	3,946,410
Non-convertible notes payable, current portion, net of unamortized debt discount of $162,390 and $633,396, respectively	1,798,444	2,505,360
Related party note payable	5,391,859	7,691,859
Due to related parties	3,542,433	495,354
Operating lease obligations, current portion	272,476	331,545
Total current liabilities	23,157,907	21,095,575

Operating lease obligations, less current portion	233,451	773,820
Non-convertible notes payable, net of unamortized debt discount of $1,642,823 and $1,076,554, respectively	5,840,738	4,263,239
Total liabilities	29,232,096	26,132,634

Commitments and contingencies (See Note 11)

Stockholders’ equity:
Preferred stock - 10,000,000 shares authorized:
Preferred stock - Series A-1, $0.001 par value, $100,000 stated value, 450,000 shares authorized; 450,000 and 450,000 shares issued and outstanding, respectively	450	450
Common stock, $0.001 par value, 1,200,000,000 shares authorized; 829,631 and 237,191 shares issued and outstanding, respectively	830	237
Additional paid in capital	546,846,108	533,266,642
Accumulated deficit	(520,910,428)	(496,312,346)
Total stockholders’ equity	25,936,960	36,954,983

Total liabilities and stockholders’ equity	$55,169,056	$63,087,617

The accompanying notes are an integral part of these consolidated financial statements.

F-3

GREENWAVE TECHNOLOGY SOLUTIONS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended December 31,
	2025	2024

Revenues	$46,660,320	$33,315,859

Cost of Revenues	34,786,895	20,326,381

Gross Profit	11,873,425	12,989,478

Operating Expenses:
Advertising	173,445	53,147
Payroll and related expense	11,273,313	8,181,701
Rent, utilities and property maintenance	1,020,000	2,680,454
Hauling and equipment maintenance	5,243,036	5,296,630
Depreciation and amortization expense	8,664,778	7,337,893
Impairment of tangible assets	-	439,086
Stock Compensation for Services	100,000	-
Consulting, accounting and legal	1,818,126	3,179,812
Gain on asset	(202,466)	-
Loss on asset - related-party	-	12,338,550
Warrants issued for services	-	3,004,909
Stock compensation	-	823,500
Other general and administrative expenses	3,603,911	3,915,729
Total Operating Expenses	31,694,143	47,251,411

Loss From Operations	(19,820,718)	(34,261,933)

Other Income (Expense):
Interest expense and amortization of debt discount	(2,839,749)	(5,364,703)
Shares issued for financing	-	(52,182)
Other expense	-	(15,212)
Other income	26,970	-
Other income - related party	56,100	-
Change in fair value of derivative liabilities	-	48,314,949
Fain (loss) on extinguishment of debt	980,769	(16,351,827)
Equity issued for warrant inducement	-	(3,029,927)
Loss on conversion of convertible notes	-	(14,213,480)
Gain on settlement of non-convertible notes payable, accrued interest, and advances	-	1,056,962
Total Other Income (Expense)	(1,775,910)	10,344,580

Net Loss Before Income Taxes	(21,596,628)	(23,917,353)

Provision for Income Taxes (Benefit)	-	-

Net Loss	(21,596,628)	(23,917,353)

Deemed dividend for the reduction of exercise price of warrants	(2,999,964)	(52,574,896)
Deemed dividend for the reduction of the conversion price of a debt note	-	(23,953,940)

Net Loss Available to Common Stockholders	$(24,596,592)	$(100,446,189)

Net Loss Per Common Share:
Basic	$(41.25)	$(932.14)
Diluted	$(41.21)	$(601.70)

Weighted Average Common Shares Outstanding:
Basic	596,352	107,759
Diluted	596,352	107,759

The accompanying notes are an integral part of these consolidated financial statements.

F-4

GREENWAVE TECHNOLOGY SOLUTIONS, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2025

	Preferred Stock Series A-1		Common Stock		Additional Paid	Accumulated
	Shares	Amount	Shares	Amount	In Capital	Deficit	Total
Balance at December 31, 2024	450,000	$450	237,191	$237	$533,266,642	$(496,312,346)	$36,954,983
Common stock and warrants issued for cash, net of fees	-	-	260,403	260	10,478,345	-	10,478,605
Common stock issued for cashless exchange of warrants	-	-	328,451	329	(329)	-	-
Common stock issued for rounding in reverse split	-	-	159	-	1,490	(1,490)	-
Deemed dividend for the reduction of the exercise price of warrants	-	-	-	-	2,999,964	(2,999,964)	-
Common stock issued for services rendered	-	-	3,427	4	99,996	-	100,000
Net loss	-	-	-	-	-	(21,596,628)	(21,596,628)
	-	-	-	-	-	-	-
Balance at December 31, 2025	450,000	$450	829,631	$830	$546,846,108	$(520,910,428)	$25,936,960

The accompanying notes are an integral part of these consolidated financial statements.

F-5

GREENWAVE TECHNOLOGY SOLUTIONS, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2024

	Preferred Stock Series D to be Issued		Preferred Stock Series A-1		Common Stock		Common Stock to be Issued		Subscription	Additional Paid	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Receivable	In Capital	Deficit	Total

Balance at December 31, 2023	-	$-	-	$-	1,028	$1	-	$-	$-	$391,412,008	$(395,866,157)	$(4,454,148)
Exchange of non-convertible note into shares of Series D Preferred	1,000	1	-	-	-	-	-	-	-	9,999,999	-	$10,000,000
Issuance of Series A-1 Preferred to related party as consideration for purchase of land and permits	-	-	450,000	450	-	-	-	-	-	3,299,634	-	$3,300,084
Sale of Commons Shares and Warrants for Cash	-	-	-	-	74,099	74	-	-	67,923	40,369,041	-	$40,437,038
Exchange of Series D Preferred into Common	(1,000)	(1)	-	-	12,121	$12	-	$-	$-	$(11)	-	$-
Common stock issued for the conversion of convertible debt notes	-	-	-	-	22,531	23	-	-	-	30,713,920	-	$30,716,399
Common stock issued for the conversion of convertible debt notes (Related Party)	-	-	-	-	3,749	4	-	-	-	7,236,493	-	$7,236,905
Common stock issued for the exercise of warrants for cash	-	-	-	-	972	1	15	1	(67,923)	2,834,739	-	$2,766,817
Common stock issued for the cashless exchange of warrant	-	$-	-	-	87,528	$88	-	$-	$-	$(9,628)	$-	$(9,540)
Equity Issued for Services	-	-	-	-	33,748	33	-	-	-	3,486,642	-	$3,486,675
Modification of conversion feature on debt	-	-	-	-	-	-	-	-	-	12,388,229	-	$12,388,229
Stock based compensation	-	-	-	-	-	-	-	-	-	288,900	-	$288,900
Establishment of derivative liabilities due to authorized share shortfall	-	-	-	-	-	-	-	-	-	(64,951,789)	-	$(64,951,789)
Settlement of derivative liabilities upon stock split	-	-	-	-	-	-	-	-	-	16,636,840	-	$16,636,840
Rounding for share adjusted in reverse split	-	-	-	-	1,415	1	-	-	-	(1)	-	$-
Equity issued for warrant inducement	-	-	-	-	-	-	-	-	-	3,029,927	-	$3,029,927
Deemed dividend for the reduction of the conversion price of a debt note	-	-	-	-	-	-	-	-	-	23,953,940	(23,953,940)	$-
Deemed dividend for the reduction of the exercise price of warrants	-	-	-	-	-	-	-	-	-	52,574,896	(52,574,896)	$-
Net loss	-	-	-	-	-	-	-	-	-	-	(23,917,353)	$(23,917,353)
			-	-
Balance at December 31, 2024	-	$-	450,000	$450	237,191	$237	15	$1	$-	$533,266,642	$(496,312,346)	$36,954,983

The accompanying notes are an integral part of these consolidated financial statements.

F-6

GREENWAVE TECHNOLOGY SOLUTIONS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year ended December 31,
	2025	2024

Cash flows from operating activities:
Net loss	$(21,596,628)	$(23,917,353)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	$8,664,778	$7,337,893
Amortization of right of use assets, net - related-party	$-	$324,608
Amortization of right of use assets, net	$552,613	$-
Interest and amortization of debt discount	$2,839,749	$5,364,703
Loss on conversion of debt	$-	$14,213,480
Gain on settlement of non-convertible notes payable and advances	$-	$(1,056,962)
(Gain)/Loss on asset	$(202,466)	$-
Loss on assets - related-party	$-	$12,338,550
Impairments on equipment	$-	$439,086
Stock based compensation	$100,000	$823,500
Warrants issued for services	$-	$3,004,909
Equity issued for warrant inducement	$-	$3,029,927
(Gain)/Loss on extinguishment	$(980,769)	$16,351,827
Change in fair value of derivative liability	$-	$(48,314,949)
Changes in operating assets and liabilities:
Due to related parties	$(200,403)	$(1,685,205)
Inventories	$648,739	$(2,689,254)
Accounts receivable	$137,466	$(745,477)
Prepaid expenses	$396,889	$(687,194)
Security deposit	$-	$-
Accounts payable and accrued expenses	$1,216,097	$(969,383)
Accrued payroll and related expenses	$3,047,932	$(156,582)
Principal payments made on operating lease liability - related-party	$-	$(83,430)
Principal payments made on operating lease liability	$(599,438)	$(177,417)
Net cash used in operating activities	$(5,975,441)	$(17,254,723)

Cash flows from investing activities:
Purchases of property and equipment - related-party	$-	$(3,582,181)
Purchases of property and equipment	$(2,068,086)	$(12,339,809)
Proceeds from disposal of property and equipment	$1,133,787	-
Net cash used in investing activities	$(934,299)	$(15,921,990)

Cash flows from financing activities:
Bank overdrafts	$(68,555)	$112,933
Proceeds from issuance of common stock with warrants	$10,478,606	$40,369,115
Proceeds from warrant exercises	$-	$2,834,741
Repayment of convertible notes	$-	$(1,497,083)
Repayment of non-convertible notes payable	$(2,841,012)	$(2,910,193)
Repayment of non-convertible notes payable - Related party	$(2,300,000)	$(4,008,057)
Proceeds from factoring	$-	$2,843,950
Repayments of factoring	$-	$(3,538,388)
Net cash provided by financing activities	$5,269,039	$34,207,018

Net (decrease)/increase in cash	$(1,640,701)	$1,030,305
Cash, beginning of year	$2,576,464	$1,546,159
Cash, end of year	$935,763	$2,576,464

Supplemental disclosures of cash flow information:
Cash paid during period for interest	$798,994	$365,000
Cash paid during period for taxes	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Equipment purchased by issuance of non-convertible notes payable	$6,127,989	$-
Non-convertible notes settled with disposal of property	$3,302,469	$-
Reclassification of related party note to due to related parties	$2,300,000	$-
Deemed dividend for exercise price reduction of warrants	$2,999,964	$23,953,940
Deemed dividend for conversion price reduction of note	$-	$52,574,896
Exchange of related party notes to Series D Preferred	$-	$10,000,000
Common shares issued for cashless exchange of warrants	$329	$11,807
Rounding for reverse split	$1,490	$156
Increase in right of use assets and operating lease liabilities	$-	$1,070,298
Common shares issued upon conversion of Series Z Preferred	$-	$1,333
Legal fees paid out of warrant exercise	$-	$139,955
Assets purchased adjusted from Accounts Receivable	$-	$137,500
Common shares issued upon conversion of convertible notes and accrued interest	$-	$2,890,818
Land purchase with issuance of Series A-1 Preferred	$-	$3,300,084
Land Purchased with deed of trust notes	$-	$11,699,916

The accompanying notes are an integral part of these consolidated financial statements.

F-7

GREENWAVE TECHNOLOGY SOLUTIONS, INC.

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Greenwave Technology Solutions, Inc. (“Greenwave” or the “Company”) was incorporated in the State of Delaware on April 26, 2013 as a technology platform developer under the name MassRoots, Inc. The Company sold its social media assets in October 2021 and has discontinued all operations related to this business. On September 30, 2021, we closed our acquisition of Empire Services, Inc. (“Empire”), which operates 13 metal recycling facilities in Virginia, North Carolina, and Ohio. The acquisition was effective October 1, 2021 upon the effectiveness of the Certificate of Merger in Virginia.

In December 2022, we began offering hauling services to corporate clients. We haul sand, dirt, asphalt, metal, and other materials in a fleet of approximately 75 trucks which we own, manage, and maintain.

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for financial information and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Our consolidated financial statements include the accounts of Empire Services, Inc., Liverman Metal Recycling, Inc., Empire Staffing, LLC, Scrap App, Inc., and Greenwave Elite Sports Facility, Inc., our wholly owned subsidiaries.

NOTE 2 – GOING CONCERN AND MANAGEMENT’S LIQUIDITY PLANS

As of December 31, 2025, the Company had cash of $935,763 and a working capital deficit (current liabilities in excess of current assets) of $(18,339,586). During the year ended December 31, 2025, the net cash used in operating activities was $(5,975,441). The accumulated deficit as of December 31, 2025 was $(520,910,428). These conditions raise substantial doubt about the Company’s ability to continue as a going concern for one year from the issuance of the consolidated financial statements.

If the Company raises additional funds by issuing equity securities, its stockholders would experience dilution. Additional debt financing, if available, may involve covenants restricting its operations or its ability to incur additional debt. Any additional debt financing or additional equity that the Company raises may contain terms that are not favorable to it or its stockholders and require significant debt service payments, which diverts resources from other activities. The Company’s ability to raise additional capital will be impacted by market conditions and the price of the Company’s common stock.

Accordingly, the accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business for one year from the date the consolidated financial statements are issued. The carrying amounts of assets and liabilities presented in the consolidated financial statements do not necessarily purport to represent realizable or settlement values. The consolidated financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of Greenwave Technology Solutions, Inc. and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

F-8

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include estimates used in the calculation of stock-based compensation, fair values relating to derivative liabilities, payroll tax liabilities with interest and penalties, deemed dividends, allowance for doubtful accounts, assumptions used in right-of-use and lease liability calculations, valuations and impairments of intangible assets acquired in business combination, estimated useful life of long-lived assets and finite life tangible assets, extinguishment & modification of debt and the valuation allowance related to deferred tax assets. Actual results may differ from these estimates.

Fair Value of Financial Instruments

The Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Subtopic 825-10, “Financial Instruments” (“ASC 825-10”) requires disclosure of the fair value of certain financial instruments. The estimated fair value of certain financial instruments, including cash, accounts payable and accrued liabilities are carried at historical cost basis, which approximates their fair value because of the short-term maturity of these instruments. All other significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the consolidated financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk.

The Company follows ASC 825-10, which permits entities to choose to measure many financial instruments and certain other items at fair value.

Cash

For purposes of the consolidated statements of cash flows, the Company considers highly liquid investments with an original maturity of three months or less to be cash equivalents. As of December 31, 2025 and 2024, the Company had no cash equivalents. The Company maintains its cash in banks insured by the Federal Deposit Insurance Corporation in accounts that at times may exceed the federally insured limit of $250,000 per bank. The Company minimizes this risk by placing its cash deposits with multiple major financial institutions. At December 31, 2025 and 2024, the uninsured balances amounted to approximately $376,924 and $2,363,785, respectively.

Property and Equipment, net

Property and equipment is stated at cost or, if acquired through a business combination, at fair value at the date of acquisition. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, except for leasehold improvements, which are depreciated over the shorter of their estimated useful lives or their related lease term. Upon the sale or retirement of assets, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is recognized in income. Costs for repairs and maintenance are expensed as incurred. Property and equipment is pledged as collateral for certain non-convertible notes (see Note 8 – Advances and Non-Convertible Notes Payable).

Cost of Revenue

The Company’s cost of revenue consists primarily of the costs of purchasing metal from suppliers, direct costs of providing hauling services to customers, and cost of other revenue, including sand.

Prepaid Expenses

Prepaid expenses consist of payments made in advance for goods and services that will be received or consumed in future periods. Such amounts are recorded as assets when paid and are recognized as expense in the period in which the related goods or services are received or the economic benefit is realized. Prepaid amounts expected to be realized within twelve months of the balance sheet date are classified as current assets, while amounts expected to be realized beyond twelve months are classified as non-current. The Company periodically evaluates prepaid expenses for recoverability and recognizes a charge to operations if it is determined that the future economic benefit associated with the prepaid asset will not be realized.

Related Party Transactions

Parties are considered related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions. See Note 19 – Related Party Transactions.

F-9

Leases

The Company accounts for its leases under ASC 842, Leases. Under this guidance, arrangements meeting the definition of a lease are classified as operating or financing leases and are recorded on the consolidated balance sheet as both a right of use asset and lease liability, calculated by discounting fixed lease payments over the lease term at the rate implicit in the lease or the Company’s incremental borrowing rate. Lease liabilities are increased by interest and reduced by payments each period, and the right of use asset is amortized over the lease term. For operating leases, interest on the lease liability and the amortization of the right of use asset result in straight-line rent expense over the lease term. Variable lease expenses, if any, are recorded when incurred.

In calculating the right of use asset and lease liability, the Company elected to combine lease and non-lease components. The Company excluded short-term leases having initial terms of 12 months or less from the new guidance as an accounting policy election and recognizes rent expense on a straight-line basis over the lease term. See Note 12 – Leases.

Commitments and Contingencies

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. Except as set forth below, we are currently not aware of any such legal proceedings or claims that will have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results. See Note 11 – Commitments and Contingencies.

Revenue Recognition

The Company’s revenues are accounted for under ASC Topic 606, “Revenue From Contracts With Customers” (“ASC 606”) and generally do not require significant estimates or judgments based on the nature of the Company’s revenue streams. The sales prices are generally fixed at the point of sale and all consideration from contracts is included in the transaction price. The Company’s contracts do not include multiple performance obligations or material variable consideration.

In accordance with ASC 606, the Company recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. The Company recognizes revenue in accordance with that core principle by applying the following:

(i)	Identify the contract(s) with a customer;

(ii)	Identify the performance obligation in the contract;

(iii)	Determine the transaction price;

(iv)	Allocate the transaction price to the performance obligations in the contract; and

(v)	Recognize revenue when (or as) the Company satisfies a performance obligation.

The Company primarily generates revenue by purchasing scrap metal from businesses and retail suppliers, processing it, and selling the ferrous and non-ferrous metals to customers. The Company also provides hauling services to certain corporate clients. The Company realizes revenue upon the fulfilment of its performance obligations to customers.

Accounts Receivable

Accounts receivable represent amounts primarily due from customers on products and services rendered. These accounts receivable, which are reduced by an allowance for credit losses, are recorded at the invoiced amount and do not bear interest. The Company extends credit to customers under contracts containing customary and explicit payment terms, and payment is generally required within 1 to 30 days of shipment or the services being rendered.

F-10

The Company evaluates the collectability of its accounts receivable based on a combination of factors, including the aging of receivable balances, historical collection rates, and economic trends. Management uses this evaluation to estimate the amount of receivables that may not be collected and records a provision for expected credit losses. Accounts are written off when all collection efforts have been exhausted. As of December 31, 2025 and 2024, accounts receivable were $1,116,924 and $1,254,390, respectively. As of December 31, 2025 and 2024, there was a $0 allowance for doubtful, and no allowances were recorded for the years ended December 31, 2025 and 2024, respectively.

Inventories

Although the Company ships ferrous and non-ferrous metals multiple times per day, it maintains inventories consisting of processed and unprocessed scrap metal, used and salvaged vehicles, and supplies. Inventories are valued at the lower of cost or net realizable value. Inventory cost is determined using the first-in, first-out (FIFO) method. Finished goods are valued at net realizable value as cost is not readily determinable. The value of inventories was $2,240,943 and $2,889,682 as of December 31, 2025 and 2024, respectively. See Note 5 – Inventories.

Advertising

The Company expenses advertising costs as incurred. Advertising costs were $173,445 and $53,147 for the years ended December 31, 2025 and 2024, respectively.

Stock-Based Compensation

Stock-based compensation expense is measured at the grant date fair value of the award and is expensed over the requisite service period. For stock-based awards to employees, non-employees and directors, the Company calculates the fair value of the award on the date of grant using the Black-Scholes option pricing model. Determining the fair value of stock-based awards at the grant date under this model requires judgment, including estimating volatility, employee stock option exercise behaviors and forfeiture rates. The assumptions used in calculating the fair value of stock-based awards represent the Company’s best estimates, but these estimates involve inherent uncertainties and the application of management’s judgment.

Income Taxes

The Company follows ASC Subtopic 740-10, “Income Taxes” (“ASC 740-10”) for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability during each period.

If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change. Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. See “Note 18 – Income Taxes.”

Convertible Instruments

U.S. GAAP requires companies to bifurcate conversion options from their host instruments and account for them as freestanding derivative financial instruments according to certain criteria. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur, and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.

F-11

An exception to this rule is when the host instrument is deemed to be conventional, as that term is described under ASC 480, “Distinguishing Liabilities From Equity.”

Deemed Dividends

The Company records, when necessary, deemed dividends for: (i) warrant price protection, based on the difference between the fair value of the warrants immediately before and after the repricing (inclusive of any full ratchet provisions); (ii) the exchange of preferred shares for convertible notes, based on the amount of the face value of the convertible notes in excess of the carrying value of the preferred shares; (iii) the settlement of warrant provisions, based on the fair value of the common shares issued; and (iv) amortization of discount on preferred stock resulting from recognition of a beneficial conversion feature.

Issuance of Debt Instruments With Detachable Stock Purchase Warrants

Proceeds from the issuance of a debt instrument with stock purchase warrants (detachable call options) are allocated to the two elements based on the relative fair values of the debt instrument without the warrants and of the warrants themselves at time of issuance. The portion of the proceeds allocated to the warrants are recorded as additional paid-in capital. The remainder of the proceeds are allocated to the debt instrument portion of the transaction. Such issuances generally result in a discount (or, occasionally, a reduced premium) relative to the debt instrument, which is amortized to interest expense using the effective interest rate method.

Derivative Financial Instruments

The Company classifies as equity any contracts that: (i) require physical settlement or net-share settlement; or (ii) provide the Company with a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement) providing that such contracts are indexed to the Company’s own stock. The Company classifies as assets or liabilities any contracts that: (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the Company’s control); or (ii) gives the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement). The Company assesses classification of its common stock purchase warrants and other freestanding derivatives at each reporting date to determine whether a change in classification between assets and liabilities is required.

The Company’s freestanding derivatives consisted of warrants to purchase common stock that were issued in connection with the issuance of debt and the sale of common shares, and of embedded conversion options within convertible notes. The Company evaluated these derivatives to assess their proper classification in the balance sheet as of December 31, 2025 and 2024 using the applicable classification criteria enumerated under ASC 815, “Derivatives and Hedging.” The Company determined that certain embedded conversion and/or exercise features did not contain fixed settlement provisions. The convertible notes contained a conversion feature such that the Company could not ensure it would have adequate authorized shares to meet all possible conversion demands. As such, the Company was required to record the derivatives which do not have fixed settlement provisions as liabilities and mark to market all such derivatives to fair value at the end of each reporting period. The Company also records derivative liabilities for instruments, including convertible notes, preferred stock, and warrants, in which the Company does not have sufficient authorized shares to cover the conversion of these instruments into shares of common stock.

Environmental Remediation Liability

The operations of the Company, like those of other companies in its industry, are subject to various domestic and foreign environmental laws and regulations. These laws and regulations not only govern current operations and products, but also impose potential liability on the Company for past operations. Management expects environmental laws and regulations to impose increasingly stringent requirements upon the Company and the industry in the future. Management believes that the Company conducts its operations in compliance with applicable environmental laws and regulations and has implemented various programs designed to protect the environment and promote continued compliance.

F-12

The Company continuously assesses its potential liability for remediation-related activities and adjusts its environmental-related accruals as information becomes available upon which more accurate costs can be reasonably estimated and as additional accounting guidelines are issued. At December 31, 2025 and 2024, the Company had accruals reported on the balance sheet as current liabilities of $0 and $0, respectively.

Actual costs incurred may vary from the accrued estimates due to the inherent uncertainties involved including, among others, the nature and magnitude of the wastes involved, the various technologies that can be used for remediation and the determination of acceptable remediation with respect to a particular site. Additionally, costs for environmental-related activities may not be reasonably estimable and therefore would not be included in our current liabilities.

Long-Lived Assets

The Company reviews its property and equipment and any identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The test for impairment is required to be performed by management at least annually. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted operating cash flow expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell. Intangible assets are stated at cost and reviewed annually to examine any impairments, usually assuming an estimated useful life of five to ten years. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. The estimated useful lives of the Intellectual Property, Customer List, and Licenses assumed in the Empire acquisition is 5 years, 10 years, and 10 years, respectively. See Note 7 – Amortization of Intangible Assets.

Segment Reporting

The Company determines its operating segments in accordance with ASC 280, Segment Reporting, as updated by ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. Operating segments are defined as components of the business for which discrete financial information is available and that are regularly reviewed by the Chief Executive Officer, who is the Company’s chief operating decision maker (“CODM”), in assessing performance and allocating resources.

The Company has identified three operating segments based on its differentiated products and services: Scrap Metal Recycling, Hauling, and Other (primarily comprised of rental income). The CODM evaluates performance using revenues, gross profit, and operating cash flows on both an operating segment basis and a consolidated basis. Operating expenses, including selling, general and administrative expenses, depreciation and amortization, and other operating costs, are managed centrally and are not allocated to individual operating segments.

The Company has determined that its operating segments exhibit similar economic characteristics and are similar in nature with respect to products and services, production processes, customer types, and methods of distribution. As a result, the Company has aggregated its operating segments into a single reportable segment for financial reporting purposes. The Company operates in one geographic segment, the United States of America.

The Company adopted ASU 2023-07 for the year ended December 31, 2024. Additional information about the Company’s operating segments and related disclosures is provided in Note 20 – Segment Reporting.

Net Earnings (Loss) Per Common Share

The Company computes earnings (loss) per share under ASC subtopic 260-10, Earnings Per Share. Net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per share, if presented, would include the dilution that would occur upon the exercise or conversion of all potentially dilutive securities into common stock using the “treasury stock” and/or “if converted” methods, as applicable.

F-13

The computation of basic and diluted income (loss) per share, for the year ended December 31, 2025 and 2024 excludes potentially dilutive securities when their inclusion would be anti-dilutive, or if their exercise prices were greater than the average market price of the common stock during the period.

Potentially dilutive securities excluded from the computation of basic and diluted net loss per share are as follows:

	December 31,	December 31,
	2025	2024
Common shares issuable upon conversion of convertible notes	-	-
Options to purchase common shares	206	7
Warrants to purchase common shares	3,421	104,308
Common shares issuable upon conversion of preferred stock	373,334	106,736
Total potentially dilutive shares	376,961	211,051

On August 20, 2025, the Company filed a Certificate of Amendment to the Company’s Second Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of its issued common stock, par value $0.001 per share, in the ratio of 1-for-110, which was effective at 5:00 p.m., eastern time, on August 22, 2025. Pursuant to GAAP, the Company retrospectively recasted and restated the weighted-average shares included within its consolidated statements of operations for the years ended December 31, 2025 and 2024. The basic and diluted weighted-average common shares are retroactively converted to shares of the Company’s common stock to conform to the recasted consolidated statements of stockholders’ equity.

Recent Accounting Pronouncements

Income Taxes

In December 2023, the FASB issued Accounting Standards Update No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”). ASU 2023-09 requires enhanced disclosures surrounding income taxes, particularly related to rate reconciliation and income taxes paid information. In particular, on an annual basis, companies will be required to disclose specific categories in the rate reconciliation and provide additional information for reconciling items that meet a quantitative threshold. Companies will also be required to disclose, on an annual basis, the amount of income taxes paid, disaggregated by federal, state, and foreign taxes, and also disaggregated by individual jurisdictions above a quantitative threshold. The standard is effective for the Company for annual periods beginning January 1, 2025 on a prospective basis, with retrospective application permitted for all prior periods presented. The Company adopted ASU 2023-09 for the annual period ending December 31, 2025. The adoption of this guidance did not have a material impact on the Company’s consolidated financial statements but resulted in enhanced income tax disclosures.

Recently Issued Accounting Pronouncements Not Yet Adopted

Disclosure Improvements

In October 2023, the FASB issued Accounting Standards Update No. 2023-06, Disclosure Improvements: Codification Amendments in Response to the SEC’s Disclosure Update and Simplification Initiative (“ASU 2023-06”). ASU 2023-06 incorporates into the FASB Accounting Standards Codification 14 of the 27 disclosure and presentation requirements that were referred to the FASB by the SEC in connection with the SEC’s Disclosure Update and Simplification Initiative (SEC Release No. 33-10532). The amendments modify or add various disclosure and presentation requirements across a number of Codification topics. The effective date for each amendment will be the date on which the SEC’s removal of the related disclosure requirement from Regulation S-X or Regulation S-K becomes effective, with early adoption prohibited. If by June 30, 2027 the SEC has not removed the applicable requirement from Regulation S-X or Regulation S-K, the related amendment will be removed from the Codification and will not become effective for any entity. The Company is currently evaluating the impact of this guidance but does not expect it to have a material impact on its consolidated financial statements or disclosures.

Disaggregation of Income Statement Expenses

In November 2024, the FASB issued Accounting Standards Update No. 2024-03, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40) (“ASU 2024-03”). ASU 2024-03 requires specified information about certain costs and expenses be disclosed in the notes to the financial statements, including the expense caption on the face of the income statement in which they are disclosed, in addition to a qualitative description of remaining amounts not separately disaggregated. Entities will also be required to disclose their definition of “selling expenses” and the total amount in each annual period. The standard is effective for the Company for annual periods beginning January 1, 2027 and for interim periods beginning January 1, 2028, with updates applied either prospectively or retrospectively. Early adoption is permitted. The Company is currently evaluating the impact of this guidance on its disclosures.

Credit Losses – Accounts Receivable and Contract Assets

In July 2025, the FASB issued Accounting Standards Update No. 2025-05, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets (“ASU 2025-05”). ASU 2025-05 provides all entities with a practical expedient, and entities other than public business entities with an additional accounting policy election, when estimating expected credit losses for current accounts receivable and current contract assets arising from transactions accounted for under Topic 606. Under the practical expedient, an entity may assume that current economic conditions as of the balance sheet date remain unchanged over the forecast period, and is therefore not required to develop reasonable and supportable forecasts of future economic conditions for those assets. The standard is effective for the Company for annual reporting periods beginning January 1, 2026, and interim periods within those annual periods, applied on a prospective basis. Early adoption is permitted. The Company is currently evaluating the impact of this guidance on its consolidated financial statements.

There are other various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

F-14

NOTE 4 – CONCENTRATIONS OF RISK

During the years ended December 31, 2025 and 2024, no supplier accounted for more than 5% of the Company’s cost of revenues.

Accounts Receivable

The Company has a concentration of credit risk with its accounts receivable balance. At December 31, 2025, seven certain large customers individually accounted for $159,073, $143,994, $113,939, $95,381, $88,446, $79,048, and $70,322, or 14.24%, 12.89%, 10.20%, 8.54%, 7.92%, 7.08%, and 6.30%, respectively. At December 31, 2024, six certain large customers individually accounted for $156,535, $145,703, $140,978, $130,518, $109,900, $83,387, and $67,214, or 12.48%, 11.62%, 11.24%, 10.40%, 8.76%, 6.65%, and 5.36%, respectively.

Customer Concentrations

The Company has a concentration of customers. For the fiscal year ended December 31, 2025, two large customers individually accounted for $12,073,690 and $5,482,886, or approximately 25.88% and 11.75% of our revenues, respectively. For the fiscal year ended December 31, 2024, two large customers individually accounted for $18,654,928 and $1,683,325, or approximately 55.99% and 5.05% of our revenues, respectively.

Supplier Concentrations

The Company does not have a concentration of suppliers.

The Company’s sales are concentrated in the Virginia and northeastern North Carolina markets.

NOTE 5 – INVENTORIES

Inventories consisted of the following as of:

	December 31,	December 31,
	2025	2024
Processed and unprocessed scrap metal	$2,240,943	$2,889,682
Finished products	-	-
Inventories	$2,240,943	$2,889,682

NOTE 6 – PROPERTY AND EQUIPMENT

On December 2, 2024, the Company entered into a Contract of Sale (the “Contract of Sale”) with DWM Properties LLC (“DWM”), KPAJ, LLC and Oceana Salvage Properties, L.L.C. (collectively, the “Sellers”), in each case, an entity affiliated with Danny Meeks, the Company’s Chief Executive Officer, pursuant to which the Company agreed to purchase the Premises (as defined in the Contract of Sale) held by the Sellers for an aggregate purchase price of $15,000,000, to be allocated among the seven parcels comprising the Premises and the Licenses and Permits (as defined in the Contract of Sale), as more fully described in the Contract of Sale. The transaction closed on December 2, 2024.

The purchase price is paid by (i) the issuance of an aggregate of 450,000 shares of Series A-1 Preferred Stock of the Company, par value $0.001 per share (the “Preferred Stock”), to the Sellers at an aggregate valuation of $3,300,084 and (ii) the issuance of a promissory note payable to DWM (the “DWM Note”) in the aggregate principal amount of $11,699,916. The DWM Note bears interest at a rate of 10% per annum, and is payable in equal installments of $2,983,309 on each of December 31, 2024, January 31, 2025, February 28, 2025 and March 31, 2025 (each, a “Payment Date”); provided, that if payment on a Payment Date would cause the Company’s cash balance to be less than $3,000,000, then such Payment Date and each subsequent Payment Date shall be extended by 30 days. The Company shall make all payments owed under the DWM Note within 12 months from the date of issuance. In addition, if the Company exercises a 30 day extension of any payment, the Company is required to furnish to DWM such financial information and data as DWM may reasonably request to confirm the Company’s cash balance.

Property and equipment as of December 31, 2025 and 2024 is summarized as follows:

	December 31,	December 31,
	2025	2024
Machinery & Equipment	$19,658,607	$18,467,955
Furniture & Fixtures	6,128	6,128
Vehicles	21,742,353	20,679,716
Leaseholder Improvement	2,036,384	1,886,384
Land	3,641,579	3,641,579
Buildings	724,170	724,170
Subtotal	47,809,221	45,405,932
Less accumulated depreciation	(11,961,211)	(7,974,269)
Property and equipment, net	$35,848,010	$37,431,663

Depreciation expense for the years ended December 31, 2025 and 2024 was $5,706,278 and $4,379,393, respectively. Impairment of equipment for the years ended December 31, 2025 and 2024 was $0 and $439,086, respectively. Loss on assets for the years ended December 31, 2025 and 2024 was $0 and $12,338,550, respectively due to loss on a related-party asset purchase. Gain on assets for the years ended December 31, 2025 and 2024 was $202,466 and $0, respectively due to loss on a non related-party asset purchase. For the year ended December 31, 2024, the Company wrote off its fully depreciated equipment in the amount of $1,474,750 and also fully wrote off impaired equipment in the amount of $624,462. For the year ended December 31, 2025, the Company wrote off its fully depreciated equipment in the amount of $19,427.

F-15

NOTE 7 – AMORTIZATION OF INTANGIBLE ASSETS

All of the Company’s current identified intangible assets were assumed upon consummation of the Empire acquisition on October 1, 2021. Identified intangible assets consisted of the following at the dates indicated below:

	December 31, 2025			Remaining
	Gross carrying	Accumulated	Carrying	estimated
	amount	amortization	value	useful life
Intellectual Property	$3,036,000	$(2,580,600)	$455,400	1 year
Customer List	2,239,000	(951,575)	1,287,425	6 years
Licenses	21,274,000	(9,041,450)	12,232,550	6 years
Total intangible assets, net	$26,549,000	$(12,573,625)	$13,975,375

	December 31, 2024			Remaining
	Gross carrying	Accumulated	Carrying	estimated
	amount	amortization	value	useful life
Intellectual Property	$3,036,000	$(1,973,400)	$1,062,600	2 years
Customer List	2,239,000	(727,675)	1,511,325	7 years
Licenses	21,274,000	(6,914,050)	14,359,950	7 years
Total intangible assets, net	$26,549,000	$(9,615,125)	$16,933,875

There were no intangible assets acquired during the years ended December 31, 2025 and 2024.

Amortization expense for intangible assets was $2,958,500 and $2,958,500 for the years ended December 31, 2025 and 2024, respectively. Total estimated amortization expense for our intangible assets for the years 2026 through 2029 is as follows:

Year ended December 31,
2026	$2,806,700
2027	2,351,300
2028	2,351,300
2029	2,351,300
2030	2,351,300
Thereafter	1,763,475

NOTE 8 – ADVANCES AND NON-CONVERTIBLE NOTES PAYABLE

Factoring Advances

On February 1, 2024, the Company entered into a revenue factoring advance in the principal amount of $1,340,000 for a purchase price of $970,000. There was an origination fee of $30,000. There were cash proceeds of $970,000 during the year ended December 31, 2024. The Company’s Chief Executive Officer was personally liable for this factoring advance. The Company was required to make weekly payments in the amount $25,800 through January 2025. The advance matured on January 23, 2025. There was amortization of debt discount of $370,000 during the year ended December 31, 2024. The Company made cash repayments of $606,400 during the year ended December 31, 2024. The Company realized a $733,600 gain on settlement during the year ended December 31, 2024. As of December 31, 2024, the revenue factoring advance had a balance of $0, net an unamortized debt discount of $0. The advance is retired.

On February 7, 2024, the Company entered into a revenue factoring advance in the principal amount of $822,000 for a purchase price of $572,950. There was an origination fee of $27,050. There were cash proceeds of $572,950 during the year ended December 31, 2024. The Company’s Chief Executive Officer was personally liable for this factoring advance. The Company was required to make weekly payments in the amount $30,444 through August 2024. The advance matured on August 31, 2024. There was amortization of debt discount of $249,050 during the year ended December 31, 2024. The Company made cash repayments of $668,556 during the year ended December 31, 2024. There was a gain on settlement $153,444 during the year ended December 31, 2024. As of December 31, 2024, the revenue factoring advance had a balance of $0, net an unamortized debt discount of $0. The advance is retired.

On February 29, 2024, the Company entered into a revenue factoring advance in the principal amount of $559,600 for a purchase price of $376,000. There was an origination fee of $24,000. There were cash proceeds of $376,000 during the year ended December 31, 2024. The Company’s Chief Executive Officer was personally liable for this factoring advance. The Company was required to make weekly payments in the amount $25,436 through July 2024. The advance matured on July 15, 2024. There was amortization of debt discount of $183,600 during the year ended December 31, 2024. The Company made cash repayments of $544,745 during the year ended December 31, 2024. There was a gain on settlement $14,855 during the year ended December 31, 2024. As of December 31, 2024, the revenue factoring advance had a balance of $0, net an unamortized debt discount of $0. The advance is retired.

On March 7, 2024, the Company entered into a revenue factoring advance in the principal amount of $1,499,000 for a purchase price of $700,000. There was an origination fee of $300,000. There were cash proceeds of $700,000 during the year ended December 31, 2024. The Company’s Chief Executive Officer was personally liable for this factoring advance. The Company was required to make weekly payments in the amount $125,000 through June 2024. The advance matured on June 6, 2024. There was amortization of debt discount of $799,000 during the year ended December 31, 2024. The Company made cash repayments of $1,375,000 during the year ended December 31, 2024. There was a gain on settlement $124,000 during the year ended December 31, 2024. As of December 31, 2024, the revenue factoring advance had a balance of $0, net an unamortized debt discount of $0. The advance is retired.

F-16

On March 7, 2024, the Company entered into a revenue factoring advance in the principal amount of $374,750 for a purchase price of $225,000. There was an origination fee of $25,000. There were cash proceeds of $225,000 during the year ended December 31, 2024. The Company’s Chief Executive Officer was personally liable for this factoring advance. The Company was required to make weekly payments in the amount $23,422 through July 2024. The advance matured on July 7, 2024. There was amortization of debt discount of $149,750 during the year ended December 31, 2024. The Company made cash repayments of $343,688 during the year ended December 31, 2024. There was a gain on settlement $31,062 during the year ended December 31, 2024. As of December 31, 2024, the revenue factoring advance had a balance of $0, net an unamortized debt discount of $0. The advance is retired.

The remaining advances are for Simple Agreements for Future Tokens, entered into with accredited investors issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) thereof and/or Regulation D thereunder in 2018. As of December 31, 2025 and 2024, the Company owed $85,000 for Simple Agreements for Future Tokens.

Non-Convertible Notes Payable

On April 11, 2022, the Company entered into a vehicle financing agreement with GM Financial for the purchase of a vehicle for use by the Company’s Chief Executive Officer in the principal amount of $74,186. GM Financial financed $65,000 of the purchase price of the vehicle and the Company was required to make a $10,000 down payment. There was a $2,400 rebate applied to the purchase price. The Company is required to make 60 monthly payments of $1,236. During the years ended December 31, 2025 and 2024, the Company made $9,281 and $31,330 in payments towards the financing agreement, respectively. There was amortization of debt discount of $4,306 and $1,792 during the years ended December 31, 2025 and 2024, respectively. As of December 31, 2025 and 2024, the financing agreement had a balance of $0 and $4,875, net an unamortized debt discount of $0 and $4,306, respectively.

On April 21, 2022, the Company entered into a secured promissory note in the principal amount of $964,470 for the financing and installation of a piece of equipment in the amount $750,000. The Company is required to make monthly payments in the amount $6,665 through October 2022 and monthly payments of $19,260 until October 2026. The note bears an interest rate of 10.6%, is secured by certain assets of the Company, and matures on October 21, 2026. During the years ended December 31, 2025 and 2024, the Company made $244,963 and $202,747 in payments towards the note, respectively. There was additional interest of $16,148 booked during the year ended December 31, 2025. There was amortization of debt discount of $65,950 and $57,294 during the years ended December 31, 2025 and 2024, respectively. As of December 31, 2025 and 2024, the note had a balance of $176,792 and $310,476 net an unamortized debt discount of $(61,471) and $49,802, respectively.

On September 1, 2022, the Company entered into a Deed of Trust note for the purchase of land and buildings. The note has a principal amount of $600,000, bears an interest rate of 6.5%, and matures on September 1, 2032. The Company is required to make monthly payments of $4,476 until September 1, 2032, when the remaining principal and accrued interest becomes due. The Company made principal payments of $17,338 and $17,903 during the years ended December 31, 2025 and 2024, respectively. The Company made interest payments of $31,614 and $35,809 during the years ended December 31 2025 and 2024, respectively. As of December 31, 2025 and 2024, the note had a principal balance of $543,988 and $561,324, respectively and accrued interest of $0 and $2,999.

On September 1, 2022, the Company entered into a Deed of Trust note for the purchase of land and buildings. The note has a principal amount of $600,000, bears an interest rate of 6.5%, and matures on September 1, 2032. The Company is required to make monthly payments of $4,476 until September 1, 2032, when the remaining principal and accrued interest becomes due. The Company made principal payments of $17,338 and $17,903 during the years ended December 31, 2025 and 2024, respectively. The Company made interest payments of $31,614 and $35,809 during the years ended December 31 2025 and 2024, respectively. As of December 31, 2025 and 2024, the note had a principal balance of $543,988 and $561,324, respectively and accrued interest of $0 and $2,999.

F-17

On September 14, 2022, the Company entered into a secured promissory note in the principal amount of $2,980,692 for a purchase price of $2,505,000. The note is secured by certain assets of the Company. The Company is required to make monthly payments in the amount $82,797 through September 2025. The note bears an interest rate of 10.6%, is secured by certain assets of the Company, and matures on September 14, 2025. There was amortization of debt discount of $56,316 and $112,006 and a gain on settlement of $33,027 and $0 recorded during the years ended December 31, 2025 and 2024, respectively. There were payments of $667,123 and $805,182 towards the note during the years ended December 31, 2025 and 2024, respectively. As of December 31, 2025 and 2024, the note had a balance of $0 and $575,616 net an unamortized debt discount of $0 and $59,478, respectively.

On November 28, 2022, the Company entered into a secured promissory note in the principal amount of $1,539,630 for a purchase price of $1,078,502. The note is secured by certain assets of the Company. A non-cash adjustment of $439,500 was recorded on disposal of assets. The Company is required to make monthly payments in the amount of $10,410 through March 2023 and then monthly payments in the amount of $20,950 through March 2029. The note bears an interest rate of 10.6%, is secured by certain assets of the Company, and matures on March 5, 2029. There was amortization of debt discount of $247,899 and $104,107 during the years ended December 31, 2025 and 2024, respectively. There were payments of $87,047 and $220,860 during the years ended December 31, 2025 and 2024, respectively. As of December 31, 2025 2024 the note had a balance of $0 and $680,674 net an unamortized debt discount of $0 and $247,897, respectively.

On November 28, 2022, the Company entered into a secured promissory note in the principal amount of $1,560,090 for a purchase price of $1,092,910. $586,000 of this balance was settled against the disposal of property and equipment. The note is secured by certain assets of the Company. The Company is required to make monthly payments in the amount of $10,630 through March 2023 and then monthly payments in the amount of $21,225 through March 2029. The note bears an interest rate of 10.6%, is secured by certain assets of the Company, and matures on March 5, 2029. There was amortization of debt discount of $254,642 and $107,423 during the years ended December 31, 2025 and 2024, respectively. There were payments of $79,696 and $223,759 during the years ended December 31, 2025 and 2024, respectively. As of December 31, 2025 and 2024 the note had a balance of $0 and $689,613 net an unamortized debt discount of $0 and $249,740, respectively.

On November 28, 2022, the Company entered into a secured promissory note in the principal amount of $1,597,860 for a purchase price of $1,119,334. The note is secured by certain assets of the Company. A non-cash adjustment of $439,500 was recorded on disposal of assets. The Company is required to make monthly payments in the amount of $10,860 through March 2023 and then monthly payments in the amount of $21,740 through March 2029. The note bears an interest rate of 10.6%, is secured by certain assets of the Company, and matures on March 5, 2029. There was amortization of debt discount of $216,411 and $108,233 during the years ended December 31, 2025 and 2024, respectively. There were payments of $82,870 and $229,388 during the years ended December 31, 2025 and 2024, respectively. As of December 31, 2025 2024, the note had a balance of $0 and $706,341 net an unamortized debt discount of $0 and $255,835, respectively.

On December 15, 2022, the Company entered into a secured promissory note in the principal amount of $1,557,435 for a purchase price of $1,093,380. The note is secured by certain assets of the Company. A non-cash adjustment of $439,000 was recorded on disposal of assets. The Company is required to make monthly payments in the amount of $10,585 through March 2023 and then monthly payments in the amount of $21,190 through March 2029. The note bears an interest rate of 10.6%, is secured by certain assets of the Company, and matures on March 15, 2029. There was amortization of debt discount of $250,101 and $103,266 during the years months ended December 31, 2025 and 2024, respectively. There were payments of $51,787 and $223,818 during the years ended December 31, 2025, and 2024, respectively. As of December 31, 2025 and 2024, the note had a balance of $0 and $687,948 net an unamortized debt discount of $0 and $250,101, respectively.

On January 10, 2023, the Company entered into a secured promissory note in the principal amount of $1,245,018 for a purchase price of $1,021,500. The note is secured by certain assets of the Company. There were cash proceeds of $1,000,000. The Company is required to make monthly payments in the amount of $10,365 through March 2023 and then monthly payments in the amount of $34,008 through March 2026. The note bears an interest rate of 10.6%, is secured by certain assets of the Company, and matures on March 10, 2026. There was amortization of debt discount of $41,021 and $64,534 during the years ended December 31, 2025 and 2024, respectively. There were payments of $276,154 and $330,875 during the years ended December 31, 2025 and 2024, respectively. As of December 31, 2025 and 2024, the note had a balance of $133,752 and $381,903 net an unamortized debt discount of $50,416 and $78,419, respectively.

F-18

On January 12, 2023, the Company entered into a secured promissory note in the principal amount of $1,185,810 for a purchase price of $832,605. The note is secured by certain assets of the Company. There were non-cash proceeds of $832,605 used to purchase equipment, as well as a non-cash adjustment of $289,033 on disposal of assets. The Company is required to make monthly payments in the amount of $8,030 through April 2023 and then monthly payments in the amount of $16,135 through April 2028. The note bears an interest rate of 10.6%, is secured by certain assets of the Company, and matures on April 12, 2028. There was amortization of debt discount of $67,928 and $79,231 during the years ended December 31, 2025 and 2024, respectively. There were payments of $43,355 and $156,933 during the years ended December 31, 2025 and 2024, respectively. As of December 31, 2025 and 2024, the note had a balance of $0 and $531,871 net an unamortized debt discount of $0 and $185,515, respectively. During the year ended December 31, 2025, an additional non-cash adjustment for $219,069 was recorded on disposal of assets and a $190,438 gain on settlement was recorded for early payoff on this note.

On February 23, 2023, the Company entered into a secured promissory note in the principal amount of $822,040 for a purchase price of $628,353. The note is secured by certain assets of the Company. There were non-cash proceeds of $628,253 used to purchase equipment. The Company is required to make monthly payments in the amount of $6,370 through June 2023 and then monthly payments in the amount of $16,595 through June 2027. The note bears an interest rate of 10.6%, is secured by certain assets of the Company, and matures on June 23, 2027. There was amortization of debt discount of $10,974 and $64,812 during years ended December 31 2025 and 2024, respectively. There were payments of $183,631 and $232,826 during the years ended December 31, 2025 and 2024, respectively. As of December 31, 2025 and 2024, the note had a balance of $242,229 and $346,227 net an unamortized debt discount of $340,909 and $54,034, respectively.

On February 24, 2023, the Company entered into a secured promissory note in the principal amount of $1,186,580 for a purchase price of $832,605. The note is secured by certain assets of the Company. There were non-cash proceeds of $832,605 used to purchase equipment. The Company is required to make monthly payments in the amount of $9,185 through June 2023 and then monthly payments in the amount of $23,955 through June 2027. The note bears an interest rate of 10.6%, is secured by certain assets of the Company, and matures on June 24, 2027. There were additional fees incurred of $8,733 and $21,380 during the years ended December 31, 2024 and 2023, respectively. The company recorded additional interest adjusted to debt discount amounting to $113,839. There was amortization of debt discount of $(10,491) and $107,570 during the years ended December 31, 2025 and 2024, respectively. There were payments of $191,967 and $174,746 during the years ended December 31, 2025 and 2024, respectively. As of December 31, 2025 and 2024, the note had a balance of $349,636 and $494,748 net an unamortized debt discount of $(229,154) and $292,226, respectively.

On April 12, 2023, the Company entered into a secured promissory note in the principal amount of $317,415 for a purchase price of $219,676. The note is secured by certain assets of the Company. There were non-cash proceeds of $219,676 used to purchase equipment. The Company is required to make monthly payments in the amount of $2,245 through August 2023 and then monthly payments in the amount of $4,315 through July 2027. The note bears an interest rate of 10.6%, is secured by certain assets of the Company, and matures on July 12, 2029. There were payments of $61,249 and $41,589 during the years ended December 31, 2025 and 2024, respectively and $150,466 and $0 of this balance, respectively, was settled against the disposal of property and equipment. The company recorded additional interest adjusted to debt discount amounting to $150,466. There was amortization of debt discount of $(58,547) and $3,480 during the years ended December 31, 2025 and 2024, respectively. As of December 31, 2025 and 2024, the note had a balance of $0 and $145,554 net an unamortized debt discount of $0 and $66,158, respectively.

F-19

On December 2, 2024, the Company entered into a secured promissory note with an entity controlled by the Company’s Chief Executive Officer in the principal amount of $11,699,916. The note was for the purchase of certain land and permits from an entity controlled by the Company’s Chief Executive Officer and is secured by such property. There were non-cash proceeds of $11,699,916 used to purchase the land and equipment. The note matures on March 31, 2025 and accrues interest at 10% per annum. The note requires monthly payments of $2,983,309, however in the event such payment would result in the Company having less than $3 million cash on hand, such payment is delayed without penalty until the following month and the maturity date of the note extended. There was amortization of debt discount of $0 during the years ended December 31, 2025 and 2024. The Company made payments of $2,300,000 towards the principal of the note during the year ended December 31, 2025. As of December 31, 2025 and 2024, the note had a principal balance and accrued interest of $5,391,859 and $7,691,859, respectively. Subsequent to December 31, 2025, the note was extended to March 31, 2026, and then further extended to June 30, 2026.

On February 3, 2025, the Company entered into a secured promissory note in the principal amount of $1,373,040 for a purchase price of $1,026,844. The note is secured by certain assets of the Company. The Company is required to make monthly payments in the amount of $19,070. The note matures on February 3, 2031. There was amortization of debt discount of $62,495 and $0 during the years ended December 31, 2025 and 2024, respectively. There were payments of $172,630 and $0 during the years ended December 31, 2025 and 2024, respectively. As of December 31, 2025 and 2024, the note had a balance of $911,784 and $0 net of an unamortized debt discount of $288,626 and $0, respectively.

On February 3, 2025, the Company entered into a secured promissory note in the principal amount of $1,000,107 for a purchase price of $769,383. The note is secured by certain assets of the Company. There were non-cash proceeds of $29,853 used to purchase equipment. The Company is required to make monthly payments in the amount of $14,305. The note matures on February 3, 2031. There was amortization of debt discount of $35,205 and $0 during the years ended December 31, 2025 and 2024, respectively. There were payments of $128,745 and $0 during the years ended December 31, 2025 and 2024, respectively. As of December 31, 2025 and 2024, the note had a balance of $684,050 and $0 net of an unamortized debt discount of $187,312 and $0, respectively.

On February 3, 2025, the Company entered into a secured promissory note in the principal amount of $1,517,127 for a purchase price of $1,167,350. The note is secured by certain assets of the Company. There were non-cash proceeds of $45,273 used to purchase equipment. The Company is required to make monthly payments in the amount of $21,700. The note matures on February 3, 2031. There was amortization of debt discount of $17,670 and $0 during the years ended December 31, 2025 and 2024, respectively. There were payments of $196,300 and $0 during the years ended December 31, 2025 and 2024, respectively. As of December 31, 2025 and 2024, the note had a balance of $1,037,443 and $0 net of an unamortized debt discount of $283,384 and $0, respectively.

On February 3, 2025, the Company entered into a secured promissory note in the principal amount of $1,213,693 for a purchase price of $898,653. The note is secured by certain assets of the Company. There were non-cash proceeds of $36,227 used to purchase equipment. The Company is required to make monthly payments in the amount of $17,360. The note matures on February 3, 2031. There was amortization of debt discount of $12,656 and $0 during the years ended December 31, 2025 and 2024, respectively. There were payments of $156,240 and $0 during the years ended December 31, 2025 and 2024, respectively. As of December 31, 2025 and 2024, the note had a balance of $830,115 and $0 net of an unamortized debt discount of $227,338 and $0, respectively.

On May 28, 2025, the Company entered into a secured promissory note in the principal amount of $1,658,880 for a purchase price of $1,240,690. The note is secured by certain assets of the Company. The Company is required to make monthly payments in the amount of $23,040. The note matures on May 28, 2031. There was amortization of debt discount of $7,228 and $0 during the years ended December 31, 2025 and 2024, respectively. There were payments of $101,400 and $0 during the years ended December 31, 2025 and 2024, respectively. As of December 31, 2025 and 2024, the note had a balance of $1,169,642 and $0 net of an unamortized debt discount of $397,078 and $0, respectively.

On May 28, 2025, the Company entered into a secured promissory note in the principal amount of $1,327,680 for a purchase price of $992,852. The note is secured by certain assets of the Company. The Company is required to make monthly payments in the amount of $7,383. The note matures on May 28, 2031. There was amortization of debt discount of $4,153 and $0 during the years ended December 31, 2025 and 2024, respectively. There were payments of $71,903 and $0 during the years ended December 31, 2025 and 2024, respectively. As of December 31, 2025 and 2024, the note had a balance of $925,765 and $0 net of an unamortized debt discount of $320,772 and $0, respectively.

The following table details the current and long-term principal due under non-convertible notes as of December 31, 2025.

	Principal	Principal
	(Current)	(Long Term)
Non-Convertible Note (Issued March 8, 2019)	$-	$5,000
Deed of Trust Note (Issued September 1, 2022)	53,712	490,276
Deed of Trust Note (Issued September 1, 2022)	53,712	490,276
Equipment Finance Note (Issued April 21, 2022)	115,321	-
Equipment Finance Note (Issued January 10, 2023)	184,169	-
Equipment Finance Note (Issued February 24, 2023)	120,482	-
Equipment Finance Note (Issued February 23, 2023)	199,140	383,999
Equipment Finance Note (Issued February 3, 2025)	228,840	971,570
Equipment Finance Note (Issued February 3, 2025)	171,660	699,702
Equipment Finance Note (Issued February 3, 2025)	260,400	1,060,427
Equipment Finance Note (Issued February 3, 2025)	208,320	849,133
Equipment Finance Note (Issued May 28, 2025)	276,480	970,057
Equipment Finance Note (Issued May 28, 2025)	88,599	1,478,121
SAFTs	-	85,000
DWM Property Note	5,391,859	-
Debt Discount	(162,391)	(1,642,823)
Total Principal of Non-Convertible Notes	$7,190,303	$5,840,738

Total principal payments due on non-convertible notes for 2026 through 2028 and thereafter is as follows:

Year ended December 31,
2026	$7,352,695
2027	1,540,863
2028	1,526,582
2029	1,341,723
Thereafter	3,074,392

F-20

NOTE 9 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

As of December 31, 2025 and 2024, the Company owed accounts payable and accrued expenses of $8,043,143 and $5,893,351, respectively. These are primarily comprised of payments to vendors, accrued interest on debt, and accrued legal bills.

	December 31,	December 31,
	2025	2024
Accounts Payable	$2,950,052	$2,364,398
Credit Cards	37,400	25,118
Accrued Interest	2,849,977	2,439,466
Accrued Expenses	2,205,714	1,064,369
Total Accounts Payable and Accrued Expenses	$8,043,143	$5,893,351

NOTE 10 – ACCRUED PAYROLL AND RELATED EXPENSES

The Company is delinquent in filing its payroll taxes, primarily related to stock compensation awards in 2016 and 2017, but also including payroll for 2018, 2019, 2020, and 2021. As of December 31, 2025 and 2024, the Company owed payroll tax liabilities, including penalties, of $3,946,411 to federal and state taxing authorities and $2,798,904 to federal and state governments. The actual liability may be higher or lower due to interest or penalties assessed by federal and state taxing authorities.

NOTE 11 – COMMITMENTS AND CONTINGENCES

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. Except as set forth below, we are currently not aware of any such legal proceedings or claims that will have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results.

On October 25, 2024, Arena Special Opportunities Fund, LP and other related entities (“Arena”) filed a lawsuit in New York State Court (the “Action”). The complaint for the lawsuit alleges, among other things, a purported breach of contract based on an alleged equity conditions failure. The Company believes that the Action lacks merit. In the event this Action is not summarily dismissed, the Company intends to vigorously defend against it.

As previously reported on September 13, 2024, the Company received written notice (the “Notice”) from The Nasdaq Listing Qualification Department (“Nasdaq”) notifying the Company that it was not in compliance with the $1.00 minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)

(2) for continued listing on the Nasdaq Capital Market (the “Minimum Bid Price Requirement”), as the closing bid price of the Company’s common stock had been below $1.00 per share for 30 consecutive business days. The Notice indicated that the Company has 180 calendar days, or until March 12, 2025, to regain compliance with the Minimum Bid Price Requirement.

On March 13, 2025, Nasdaq notified the Company that although the Company has not regained compliance with the Minimum Bid Price Requirement, the Company is eligible to receive an additional 180 calendar day period or until September 8, 2025, to regain compliance with the Minimum Bid Price Requirement, pursuant to Nasdaq Listing Rule 5810(a)(3)(A). On August 20, 2025, the Company filed a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Second Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of its issued common stock, par value $0.001 per share, in the ratio of 1-for-110 (the “Reverse Stock Split”), which was effective at 5:00 p.m., eastern time, on August 22, 2025.

F-21

On September 9, 2025, the Company received formal notice from the Staff of the Listing Qualifications Department of The Nasdaq Stock Market LLC that the Company had regained compliance with the minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2).

On May 23, 2025, the Company received a notice from the Listing Qualifications Department of the Nasdaq Stock Market LLC regarding the Company’s failure to timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025 (the “Q1 Form 10-Q”) with the SEC. The Company previously submitted a plan to Nasdaq to regain compliance with respect to the delinquent Q1 Form 10-Q, and Nasdaq granted the Company an exception until August 22, 2025, to evidence compliance with Nasdaq Listing Rule 5250(c)(1).

On August 22, 2025, the Company received an additional delinquency notification letter from Nasdaq due to the Company’s failure to timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2025 (the “Q2 Form 10-Q”). The Staff informed the Company that is has until September 8, 2025 to submit an updated plan to regain compliance with Nasdaq Listing Rule 5550(a)(2). On September 5, 2025, the Company submitted its revised plan to Nasdaq to regain compliance, and Nasdaq accepted its plan to evidence compliance by 180 calendar days from the due date of the Q1 Form 10-Q, or until November 17, 2025.

On November 18, 2025, the Company received an additional delinquency notification letter from Nasdaq due to the Company’s failure to timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2025 (the “Q3 Form 10-Q”). The letter further stated that upon further review, the Company did not meet the terms of the previous exception granted to the Company and that trading of the Company’s common stock would be suspended at the opening of business on November 28, 2025 and the Company’s securities would be subsequently delisted from Nasdaq unless the Company requested a hearing to appeal Nasdaq’s determination by November 25, 2025. On November 18, 2025, the Company filed the Q1 Form 10-Q with the SEC. On November 21, 2025, the Company formally requested a hearing before the Nasdaq Hearings Panel (the “Panel”) to appeal the November 18, 2025 determination (the “Hearing”). The Hearing was held on January 13, 2026. On January 27, 2026, the Panel notified the Company that it granted the Company’s request for continued listing subject to the Company filing the Q2 Form 10-Q on or before February 6, 2026 and filing the Q3 Form 10-Q on or before March 6, 2026. On February 5, 2026, the Company filed the Q2 Form 10-Q with the SEC. On March 6, 2026 the Company filed the Q3 10-Q with the SEC. On March 19, 2026, the Company received formal notice from Nasdaq that the Company had regained compliance with Nasdaq Listing Rule 5250(c)(1) and that the above matter has been closed.

On April 20, 2026, the Company received a letter from the Listing Qualifications Department of Nasdaq notifying the Company that because it has not yet filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “2025 Form 10-K”) with the SEC, Nasdaq has determined that the Company no longer complies with the filing requirement set forth in Nasdaq Listing Rule 5250(c)(1) (“Listing Rule 5250(c)(1)”).

The Staff informed the Company that is has 60 calendar days to submit a plan to regain compliance with Listing Rule 5250(c)(1). If the Staff accepts the Company’s plan to regain compliance, then it may grant the Company an exception of up to 180 calendar days from the 2025 Form 10-K’s due date, or until October 12, 2026, to regain compliance.

On May 21, 2026, the Company received an additional delinquency notification letter from Nasdaq due to the Company’s failure to timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026. The Staff informed the Company that is has until June 22, 2026 to submit a plan to regain compliance with the Nasdaq Listing Rule 5250(c)(1). If the Staff accepts the Company’s plan to regain compliance, then it may grant the Company an exception of up to 180 calendar days from the Annual Report’s due date, or until October 12, 2026, to evidence compliance with the Rule.

Employee Matter

Subsequent to year-end, in April 2026, the Company identified and terminated a former non-officer employee in its logistics function who had improperly diverted certain hauling work to an outside entity and engaged in related improper conduct. The conduct occurred during 2026 and did not have a material effect on the Company’s financial statements as of and for the year ended December 31, 2025. The Company has reviewed the matter, including outreach to potentially affected customers, and does not believe its ultimate resolution will have a material effect on the Company’s financial position, results of operations, or cash flows. Accordingly, no liability has been recorded. The Company’s review is ongoing, and the Company is pursuing available remedies against the former employee.

NOTE 12 – LEASES

Property Leases (Operating Leases)

The Company leases its facilities and certain automobiles under operating leases which expire on various dates through 2028. The Company determines if an arrangement is a lease at inception and whether it is a finance or operating leases. Right of Use (“ROU”) assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the obligation to make lease payments from the lease. Operating lease ROU assets and liabilities are recognized at the commencement date of the lease based on the present value of lease payments over the lease term. When readily determinable, the Company uses the implicit rate in determining the present value of lease payments. The ROU asset also includes any fixed lease payments, including in-substance fixed lease payments and excludes lease incentives. Lease expense for lease payments is recognized on a straight-line basis over the lease term. Lease term is determined at lease commencement and includes any non-cancellable period for which the Company has the right to use the underlying asset, together with any options to extend that the Company is reasonably certain to exercise.

On January 24, 2022, the Company entered into leasing agreements for 3,521 square feet of office space commencing upon the completion of tenant improvements which was expected to be on April 1, 2022 but shall be no later than May 1, 2022 (“Commencement Date”). Under the terms of the leases, the Company is required to pay $3,668 for the first twelve months of the lease and increasing by approximately 3% every 12 months thereafter until the expiration of the lease. The lease is for a period of five years from the Commencement Date and the Company was required to make a security deposit of $3,668. The Company does not have an option to extend the lease. The Company cannot sublease any of the office space under the lease agreement.

F-22

On March 15, 2024, the Company entered into leasing agreements for a scrap yard located at 3030 E 55th Street, Cleveland, OH 44127. Under the terms of the lease, the Company is required to pay $17,000 from March 1, 2024 to February 28, 2025; $23,000 from March 1, 2025 to February 28, 2026; $23,000 from March 1, 2026 to February 28, 2027; $23,000 from March 1, 2027 to February 28, 2028; and increasing by the greater of 3% and the CPI every 12 months thereafter until the expiration of the lease. The lease is for a period of five years, include two options to extend for five years each, and the Company was required to make a security deposit of $17,000. The Company had the option to purchase the property for $3,277,000 until February 28, 2024.

In May 2025, the Company entered into an amendment to the lease agreement that modified the rent payment schedule and added site clean-up and waste management obligations. Under the amended terms, rent was $23,000 for May 2025 (paid), $17,000 per month from June 1, 2025 through December 31, 2025, $18,500 per month from January 1, 2026 through December 31, 2026, and $20,000 per month from January 1, 2027 through February 28, 2028. Beginning January 1, 2026, rent increases to $20,000 per month if the Company does not adhere to certain site clean-up obligations outlined in the amendment. The Company remains responsible for payment of property taxes related to the premises. All other material terms of the lease remain unchanged.

Automobile Leases (Operating Leases)

Upon effectiveness of the acquisition of Empire on October 1, 2021, the Company assumed $34,261 in ROU assets and $27,757 in lease liabilities for an automobile lease. Under the terms of the lease, Empire is required to pay $650 per month until the lease expired on February 15, 2026 and the Company does not have an option to renew or extend. The Company is responsible for any damage to the automobile under the terms of the lease.

On December 23, 2021, Empire entered into a lease agreement for the leasing of an automobile. Under the terms of the lease, Empire was required to pay $18,000 for the first month and $1,000 per month thereafter for 60 months. The lease expires on December 23, 2026 and the Company does not have an option to renew or extend. The Company is responsible to any damage to the automobile under the terms of the lease.

ROU assets and liabilities consist of the following:

	December 31,	December 31,
	2025	2024
ROU assets – related party	$-	$-
ROU assets	495,457	1,048,070
Total ROU assets	$495,457	$1,048,070

Current portion of lease liabilities – related party	$-	$-
Current portion of lease liabilities	272,476	331,545
Long term lease liabilities, net of current portion	233,451	773,820
Total lease liabilities	$505,927	$1,105,365

F-23

Aggregate minimum future commitments under non-cancelable operating leases and other obligations at December 31, 2025 were as follows:

Year ended December 31,
2026	$272,476
2027	254,448
2028	40,000
Total Minimum Lease Payments	$566,924
Less: Imputed Interest	$(60,997)
Present Value of Lease Payments	$505,927
Less: Current Portion	$(272,476)
Long Term Portion	$233,451

The Company leases its facilities, automobiles, and offices under operating leases which expire on various dates through 2024. Rent expense related to these leases is recognized based on the payment amount charged under the lease. Rent expense for the years ended December 31, 2025 and 2024 was $535,680 and $1,998,428, respectively. At December 31, 2025, the leases had a weighted average remaining lease term of 2 years and a weighted average discount rate of 10%.

NOTE 13 – CONVERTIBLE NOTES PAYABLE

On July 3, 2023, the Company closed a bridge financing in the principal amount of $1,031,250 for a purchase price of $825,000 with certain accredited investors. The bridge notes matured on July 31, 2023 and were personally guaranteed by the Company’s Chief Executive Officer. The bridge notes were exchanged into the senior secured offering which closed on July 31, 2023 and are retired.

On July 31, 2023, the Company entered into a Purchase Agreement with certain institutional investors as purchasers whereby, the Company sold, and the investors purchased, approximately $15,000,000, which consisted of approximately $13,188,750 in cash and $1,031,250 of existing debt of the Company which was exchanged for the notes and warrants issued in this offering in principal amount of senior secured convertible notes and warrants and $500,000 in notes issued as commission. The transaction closed on August 1, 2023. The Senior Notes were issued with an original issue discount of 16.67%, do not bear interest, unless in the event of an event of default, in which case the notes bear interest at the rate of 18% per annum until such default has been cured, and mature after 24 months, on July 31, 2025. The aggregate principal amount of the notes is $18,000,000. The Company will pay to the Investors an aggregate of $1,000,000 per month beginning on the last business day of the sixth (6th) full calendar month following the issuance thereof. The Senior Notes are convertible into shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at a conversion price per share of $225.0, subject to adjustment under certain circumstances described in the Senior Notes. There is a 125% conversion premium for any principal converted to shares of common stock. In occurrence of an event of default, until such event of default has been cured, the Holder may, at the Holder’s option, convert all, or any part of, the Conversion Amount (into shares of Common Stock at a conversion rate equal to the quotient of (x) the Redemption Premium of the Conversion Amount, divided by (y) the greater of (A) 90% of the lowest VWAP of the Common Stock for the three (3) Trading Days immediately preceding the delivery or deemed delivery of the applicable Conversion Notice, and (B) the lesser of (1) 80% of the VWAP of the Common Stock as of the Trading Day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice, and (2) 80% of the price computed as the quotient of (x) the sum of the VWAPs of the Common Stock for each of the three (3) Trading Days with the lowest VWAP of the Common Stock during the fifteen (15) consecutive Trading Day period ending and including the Trading Day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice, divided by (y) three (3) and (II) the floor price of $29.40. To secure its obligations thereunder and under the Purchase Agreement, the Company has granted a security interest over substantially all of its assets to the collateral agent for the benefit of the Investors, pursuant to a security agreement and a related trademark security agreement. The Company has the option to redeem the Senior Notes at a 10% redemption premium. There is a 125% change in control redemption premium. The maturity date of the Senior Notes also may be extended by the holders under circumstances specified therein. Danny Meeks, the Company’s Chief Executive Officer, and the Company’s subsidiaries each guaranteed the Company’s obligations under the Senior Notes. In the event of default, the Company shall immediately pay to the Holder an amount in cash representing (i) all outstanding Principal and accrued and unpaid late charges on such principal, multiplied by (ii) the Redemption Premium, in addition to any and all other amounts due hereunder, without the requirement for any notice or demand or other action by the holder or any other person or entity, provided that the Holder may, in its sole discretion, waive such right to receive payment upon a bankruptcy event of default. The Warrants are exercisable for five years to purchase an aggregate of 4,420,460 shares of Common Stock at an exercise price of $0.01, subject to adjustment under certain circumstances described in the Warrants. There were an additional 866,441 warrants issued at an exercise price of $1.50 per share for a period of five years as commission for the offering, the Company credited additional paid in capital $3,279,570 and $753,567 for a debt discount for the fair value of warrants issued in its senior secured debt offering and the warrants issued as commission for its senior secured debt offering, respectively. Further, there was a $3,850,000 debt discount created for the offering costs and original issuance discount on the Senior Notes.

F-24

The Company estimated the fair value of the warrants using the Black-Scholes Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 148.60% to 149.08%, (3) risk-free interest rate of 4.18% - 4.70%, and (4) expected life of 5.01 years. During the year ended December 31, 2023, there was amortization of debt discount of $2,219,221.

On August 21, 2023, as a result of the Company’s registered direct offering, the conversion price of the Senior Notes was reduced from $225.00 to $153.00 per share. The Company credited additional paid in capital $5,022,200 for a deemed dividend for the triggering of certain price protection provisions in its senior secured debt. During the nine months ended September 30, 2023, the Company credited additional paid in capital $5,022,200 for a deemed dividend for the triggering of certain price protection provisions in its senior secured debt. The Company estimated the fair value of the deemed dividend using the Black-Scholes Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 148.60%, (3) risk-free interest rate of 4.70%, and (4) expected life of 2.95 years.

On March 18, 2024, the Company obtained the waiver of the following covenants from holders of the notes: (i) until September 30, 2024, the Available Cash Test covenant contained in Section 14(t)(i) of the Notes; (ii) the right to receive the Amortization Amount for the next four (4) consecutive Amortization Dates immediately following the date of the waiver, with the aggregate of such Amortization Amounts now instead being due on the Maturity Date; and (iii) notwithstanding anything to the contrary set forth in the Notes, through and including the sixtieth (60) calendar day following the date of the waiver, (A) if the average closing price on the Eligible Market of the Common Stock on the three (3) most recent Trading Days is less than $37.50, the Holder cannot convert the Note into Common Stock and (B) if the average closing price on the Eligible Market of the Common Stock on the three (3) most recent Trading Days is $37.50 or greater, there shall be no limitations as to the amount of the Note that may be converted into Common Stock.

On March 18, 2024, as a result of the Company’s warrant inducement, the conversion price of the Senior Notes was reduced from $153.0 to $29.40 per share. During the three and nine months ended September 30, 2024, the Company credited additional paid in capital $0 and $23,953,940, respectively, for a deemed dividend for the triggering of certain price protection provisions in its senior secured debt. The Company estimated the fair value of the deemed dividend using the Black-Scholes Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 93%, (3) risk-free interest rate of 5.06%, and (4) expected life of 1.37 years.

On May 3, 2024, the Company entered into an amendment to its senior secured convertible promissory note originally signed July 31, 2023. The amendment, among other things, changed the conversion price of the senior notes to $7.50, subject to certain circumstances described in the Senior Notes along with certain conversion price adjustment mechanism. As a result of the modification, the Company recorded a loss on debt extinguishment for the change in fair value of the conversion option in the amount of $16,333,271

On May 9, 2024, the Company and the Investors entered into a Waiver Agreement (the “Waiver Agreement”), pursuant to which the Company and the Investors decided to waive the Conversion Prohibition in the March Consent and Waiver.

During the year ended December 31, 2024, there was amortization of debt discount $5,901,759. During the year ended December 31, 2024, the Company made cash payments of $1,497,083 on the principal of the convertible notes. During the year ended December 31, 2024, holders converted $16,502,905 of principal into 22,532 shares of common stock with a fair value of $30,716,938 (See Note 14 – Stockholder’s Equity). The Company realized a loss from the conversion premium of $14,213,480 on conversion of notes during the year ended December 31, 2024

F-25

As of December 31, 2025 and 2024, the carrying value of the convertible notes was $0 and $0, respectively.

As of December 31, 2025 and 2024, the current and non-current portions of the note were $0 and $0, respectively.

NOTE 14 – DERIVATIVE LIABILITIES AND FAIR VALUE MEASUREMENTS

On May 16, 2024 as a result of the issuance of additional warrants under the security purchase agreements, the Company no longer had sufficient authorized shares in the event that all potentially dilutive instruments were exercised. As a result, the Company evaluated the warrants issued under ASC 480 and determined that certain warrants no longer qualified as equity instruments and qualify for derivative liability treatment. The Company elected to use a first-in, first-out sequencing method to determine which dilutive instruments met the definition of a derivative liability.

The Company estimated the fair value of the initial derivative liability using the Black-Scholes Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 141.83%, (3) risk-free interest rate of 4.46%, and (4) expected life of 5 years.

The Company estimated the fair value of the derivative liability upon the settlement date using the Black-Scholes Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 159.02%, (3) risk-free interest rate of 4.52%, and (4) expected life of 5 years.

The Company adopted the provisions of ASC 825-10. ASC 825-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of non-performance. ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825-10 establishes three levels of inputs that may be used to measure fair value:

●	Level 1 – Quoted prices in active markets for identical assets or liabilities.

●	Level 2 – Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

●	Level 3 – Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

All items required to be recorded or measured on a recurring basis are based upon Level 3 inputs.

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement is disclosed and is determined based on the lowest level input that is significant to the fair value measurement.

The Company recognizes its derivative liabilities as Level 3 and values its derivatives using the methods discussed below. While the Company believes that its valuation methods are appropriate and consistent with other market participants, it recognizes that the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date. The primary assumptions that would significantly affect the fair values using the methods discussed are that of volatility and market price of the underlying common stock of the Company.

F-26

As of December 31, 2025, the Company did not have any derivative instruments that were designated as hedges.

Items recorded or measured at fair value on a recurring basis in the accompanying consolidated financial statements consisted of the following items as of December 31, 2025 and 2024:

		Quoted Prices	Significant
		in Active	Other	Significant
		Markets for	Observable	Unobservable
	December 31,	Identical Assets	Inputs	Inputs
	2025	(Level 1)	(Level 2)	(Level 3)
Derivative liability	$-	$-	$-	$-

		Quoted Prices	Significant
		in Active	Other	Significant
		Markets for	Observable	Unobservable
	December 31,	Identical Assets	Inputs	Inputs
	2024	(Level 1)	(Level 2)	(Level 3)
Derivative liability	$-	$-	$-	$-

The following table provides a summary of changes in fair value of the Company’s Level 3 financial liabilities for the two years ended December 31, 2025:

Balance, December 31, 2023	$-
Establishment of derivative liability upon authorized share shortfall	64,951,789
Gain on change in fair value of derivative liability	(48,314,949)
Settlement of derivative liability upon correction of authorized share shortfall	(16,636,840)
Balance, December 31, 2024	$-
Mark to market to December 31, 2025	-
Balance, December 31, 2025	$-
Gain on change in derivative liabilities for the year ended December 31, 2025	$-

Fluctuations in the Company’s stock price are a primary driver for the changes in the derivative valuations during each reporting period. As the stock price increases/(decreases) for each of the related derivative instruments, the value to the holder of the instrument generally increases/(decreases), therefore increasing/(decreasing) the liability on the Company’s balance sheet. Decreases in the conversion price of the Company’s convertible notes are another driver for the changes in the derivative valuations during each reporting period. As the conversion price decreases for each of the related derivative instruments, the value to the holder of the instrument (especially those with full ratchet price protection) generally increases, therefore increasing the liability on the Company’s balance sheet. Additionally, stock price volatility is one of the significant unobservable inputs used in the fair value measurement of each of the Company’s derivative instruments. The simulated fair value of these liabilities is sensitive to changes in the Company’s expected volatility. Increases in expected volatility would generally result in higher fair value measurements. A 10% change in pricing inputs and changes in volatilities and correlation factors would not result in a material change in our Level 3 fair value.

F-27

NOTE 15 – STOCKHOLDERS’ EQUITY

Preferred Stock

The Company is authorized to issue 10,000,000 shares of blank check preferred stock, par value $0.001 per share.

Series D

On March 29, 2024, the Company authorized the issuance of 1,000 shares of Series D Preferred Stock, par value $0.001 per share (the “Series D”). The Series D has a $10,000 stated value per share. The Series D is convertible into the Company’s common stock at $3,366 per share, subject to adjustment as set forth therein, except the Preferred Stock is not convertible until such time as the currently outstanding senior secured indebtedness of the Company has been satisfied in full. In addition, the Company has the right to redeem the Series D in cash or shares of its Common Stock.

On March 29, 2024, the Company entered into an exchange agreement with DWM Properties LLC (“DWM”), whereby the Company and DWM agreed to exchange $10,000,000 of that certain Secured Promissory Note, dated July 31, 2023, to be issued by the Company to the DWM for shares of the Company’s newly created Series D.

On May 10, 2024, the Company entered into an exchange agreement with DWM, whereby the Company and DWM agreed to exchange 1,000 shares of the Company’s Series D issued by the Company to DWM, for 12,122 shares of the Company’s common stock. As a result of the transaction, the Series D stock were extinguished. The resulting gain on the transaction of $1,224,400 for the difference between the fair value of the common stock and the carrying value of the Series D was recorded as a contribution of capital as the transaction was between related parties.

On May 28, 2024, the Company filed a Certificate of Elimination to retire the class of Series D preferred stock.

As of December 31, 2025, there were 0 shares of Series D issued and outstanding.

F-28

Series A-1

On November 15, 2024, the Company authorized the issuance of 450,000 shares of Series A-1 Preferred Stock, par value $0.001 per share. The Series A-1 Preferred Stock has a $1,000 stated value per share and each share is convertible into common stock at 0.0001% of the then-outstanding shares of common stock at the election of the holder. The Series A-1 have a liquidation preference senior to common, do not bear dividends, and are entitled to vote on an as-converted basis.

On December 2, 2024, the Company issued 450,000 shares of Series A-1 Preferred Stock as consideration for land and permits purchased from DWM Properties, LLC, controlled by the Company’s Chief Executive Officer. The value of the shares of Series A-1 was calculated on an as-converted basis at $3,300,048.

As of December 31, 2025 and 2024, there were 450,000 and 450,000 shares of Series A-1 Preferred Stock issued and outstanding, respectively.

Common Stock

The Company is authorized to issue 1,200,000,000 shares of common stock, par value $0.001 per share.

During the year ended December 31, 2024, the Company issued 74,084 shares of common stock pursuant to purchase agreements for cash proceeds of $40,369,115, net of legal fees and commissions of $2,071,451.

During the year ended December 31, 2024, the Company issued 987 shares pursuant to the exercise of warrants for cash proceeds of $2,834,741, net of legal fees $139,955. The Company issued extra shares with a value of $52,183.

During the year ended December 31, 2024, the Company issued 107,337 shares pursuant to the cashless exercise of warrants.

During the year ended December 31, 2024, the Company issued 1,415 shares as an adjustment to round-up fractional shares for the reverse-split.

During the year ended December 31, 2024, the Company issued 12,121 shares for the exchange of Series D Preferred Stock.

During the year ended December 31, 2024, the Company issued 3,749 shares for the exchange and retirement of a related-party debt note in the principal amount of $7,218,350.

During the year ended December 31, 2024, the Company issued 26,280 shares of common stock for the conversion of debt in the principal amount of $16,502,917 with a fair value of $37,953,304. The Company realized a $14,213,480 loss from the conversion premiums on the conversion of the notes.

During the year ended December 31, 2024, the Company issued 13,939 with a value of $761,124, of which $761,124 vested and services were performed during the year ended December 31, 2024 and $76,875 vested and services will be performed in 2025.

During the year ended December 31, 2025, the Company issued 3,427 shares of common stock for services rendered.

During the year ended December 31, 2025, the Company issued 328,451 shares of common stock pursuant to the cashless exercises of warrants.

During the year ended December 31, 2025 the Company issued 260,403 shares of common stock and warrants pursuant to purchase agreements for total cash proceeds of approximately $11,041,070, gross of offering costs, and $10,478,605 net of $562,465 in offering fees.

During the year ended December 31, 2025, the Company issued 159 shares of common stock pursuant to rounding upon the effectuation of a reverse stock split.

As of December 31, 2025 and 2024 there were 829,631 and 237,191 shares of common stock issued and outstanding, respectively.

F-29

Additional Paid in Capital

During the year ended December 31, 2024, the Company credited additional paid in capital $3,004,909 for the fair value of warrants issued as commission for its warrant inducement and common stock purchase agreements. The Company estimated the fair value of the warrants using the Black-Scholes Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 122.93 – 162.12%, (3) risk-free interest rate of 4.21 – 4.66%, and (4) expected life of 5 years.

During the year ended December 31, 2024, the Company credited additional paid in capital $3,029,927 for the fair value of warrants issued for its warrant inducement. The Company estimated the fair value of the warrants using the Black-Scholes Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 123.05%, (3) risk-free interest rate of 4.22%, and (4) expected life of 5 years.

During the year ended December 31, 2024, the Company credited additional paid in capital $23,943,940 for a deemed dividend for the triggering of certain price protection provisions in the conversion feature of its senior secured debt. The Company estimated the fair value of the deemed dividend using the Black-Scholes Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 93%, (3) risk-free interest rate of 5.06%, and (4) expected life of 1.37 years.

During the year ended December 31, 2024, the Company credited additional paid in capital $52,574,896 for deemed dividends for the reduction in the exercise price of certain warrants. The Company estimated the fair value of the deemed dividends using the Black-Scholes Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 108.49 – 162.12%, (3) risk-free interest rate of 4.36 – 4.64%, and (4) expected life of 5 years.

During the year ended December 31, 2024, the Company credited additional paid in capital $12,388,229 for the modification of the conversion feature related to then outstanding convertible notes payable. The Company estimated the change in fair value of the conversion feature using the Black-Scholes Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 130.66%, (3) risk-free interest rate of 5.12%, and (4) expected life of 1.24 years.

On May 16, 2024 as a result of the issuance of additional warrants under the security purchase agreements, the Company no longer had sufficient authorized shares in the event that all potentially dilutive instruments were exercised. The Company accounted for the warrants affected under a sequencing approach as a derivative liability under ASC 815 due to the lack of net share settlement. The Company debited additional paid in capital $64,951,789 to establish the derivative liability. Upon the Company enacting the Reverse Stock Split on May 31, 2024, the authorized share shortfall was alleviated and the Company credited additional paid in capital $16,636,840, after the reclassification into equity. See Note 18 for further details

During the year ended December 31, 2025, the Company credited additional paid-in capital approximately $10.5 million related to the issuance of common stock and warrants pursuant to purchase agreements for cash, net of offering costs.

During the year ended December 31, 2025, the Company recorded a deemed dividend of approximately $3.0 million in additional paid-in capital for the reduction in the exercise price of certain outstanding warrants.

During the year ended December 31, 2025, the Company recognized $99,996 in additional paid-in capital for common stock issued for services rendered.

During the year ended December 31, 2025, the Company recognized $(329) in additional paid-in capital for common stock issued pursuant to the cashless exercise of warrants.

During the year ended December 31, 2025, the Company recognized $1490 in additional paid in capital pursuant to rounding for the effectuation of a reverse stock split.

F-30

NOTE 16 – WARRANTS

During the year ended December 31, 2024, the Company entered into warrant exercise inducement offer letters with the holders of its existing warrants, pursuant to which it issued 972 shares of common stock and recorded an additional 15 shares to be issued for cash proceeds of $2,834,632, payment of legal fees $139,955, and were issued new warrants to purchase 1,669 shares of common stock at an exercise price of $3,366 per share. On March 18, 2024, the Company realized a deemed dividend of $1,444,324 for a deemed dividend for the reduction in the exercise price. On March 18, 2024, the Company realized an expense for the issuance of new warrants for the inducement of $3,029,927.

During the year ended December 31, 2024, the Company issued 840 warrants to purchase common stock to its financial advisor, for which it recognized an expense of $3,004,909 for the fair value of the warrants.

During the year ended December 31, 2024, and prior to the Reverse Stock Split, the Company issued 29,891 warrants to purchase common stock in connection with the security purchase agreements described above. The warrants have a term of 5 years and were granted with exercise prices between $3,300 and $4,950.

As a result of the Reverse Stock Split on May 31, 2024, the Company issued 166,095 additional warrants to purchase shares of common stock pursuant to the reverse-split price protection clauses contained within the warrants, such that the exercise price of the warrant would be reset to the volume weighted average price following a reverse-split and the number of shares issuable under the warrant would also increase.

During the year ended December 31, 2024, 143,115 warrants were exercised on a cashless basis for 107,337 shares of common stock.

During the three months ended March 31, 2025, the Company entered into exchange agreements with holders of 50,445 warrants whereby the Company and the warrant holders agreed to exchange the warrants for shares of common stock equivalent to 96% of the shares of common stock issuable upon exercise of the warrants, or 48,435 shares of common stock. Concurrently, the Company and the holders of 38,868 warrants issued on or about March 18, 2024, April 22, 2024, and May 16, 2024, agreed to amend these warrants to reduce the exercise price from $2.91 to $1.50 per share, increase the number of shares issuable upon exercise by 250%, and remove certain adjustment provisions in the event of certain dilutive issuances or share combinations. As a result of this amendment, an additional 58,293 warrants were issued.

During the three months ended March 31, 2025, an additional 8,843 warrants were cashless exercised into 55,066 shares of common stock.

On January 10, 2025, 68,581 warrants were exercised into 68,581 shares of common stock at an exercise price of $58.30 per share.

On February 10, 2025, 155,451 warrants were exercised into 155,451 shares of common stock at an exercise price of $36.30 per share.

During the three months ended September 30, 2025, an additional 98,246 warrants were cashless exercised into 137,185 shares of common stock.

During the three months ended December 31, 2025, an additional 181,599 warrants were cashless exercised into 136,200 shares of common stock.

F-31

A summary of the warrant activity for the years ended December 31, 2025 and 2024 is as follows:

			Weighted-Average
		Weighted-Average	Remaining	Aggregate
	Shares	Exercise Price	Contractual Term	Intrinsic Value
Outstanding at December 31, 2024	104,319	$323.40	4.40	$-
Granted	282,339	$43.34
Exercised	(383,237)	$43.34
Cancelled/Exchanged	-	$-
Outstanding at December 31, 2025	3,421	$172.30	3.28	$-
Exercisable at December 31, 2025	3,421	$172.30	3.28	$-

Exercise	Warrants	Weighted Avg.	Warrants
Price	Outstanding	Remaining Life	Exercisable
$165.00	3,260	3.38	3,260
320.10	161	1.16	161
	3,421	3.28	3,421

The aggregate intrinsic value of outstanding stock warrants was $0 based on warrants with an exercise price less than the Company’s stock price of $5.24 as of December 31, 2025 which would have been received by the warrant holders had those holders exercised the warrants as of that date.

F-32

NOTE 17 – STOCK OPTIONS

Our stockholders approved our 2014 Equity Incentive Plan in June 2014 (the “2014 Plan”), our 2015 Equity Incentive Plan in December 2015 (the “2015 Plan”), our 2016 Equity Incentive Plan in October 2016 (“2016 Plan”), our 2017 Equity Incentive Plan in December 2016 (“2017 Plan”), our 2018 Equity Incentive Plan in June 2018 (the “2018 Plan”), our 2021 Equity Incentive Plan in September 2021 (“2021 Plan”), our 2022 Equity Incentive Plan in November 2022, our 2023 Equity Incentive Plan in October 2023 (“2023 Plan”), and our 2024 Equity Incentive Plan in May 2024 (“2024 Plan”, and together with the 2014 Plan, 2015 Plan, 2016 Plan, 2017 Plan, 2018 Plan, 2021 Plan, 2022 Plan, and 2023 Plan, the “Plans”). The Plans are identical, except for the number of shares reserved for issuance under each. In July 2024, shareholders amended our 2024 Plan to increase the number of shares reserved for issuance thereunder by 27,091 to a total of 27,273 shares. As of December 31, 2025, the Company had granted an aggregate of 13,970 securities under the Plans since inception, with 13,388 shares available for future issuances.

The Plans provide for the grant of incentive stock options to our employees and our subsidiaries’ employees, and for the grant of stock options, stock bonus awards, restricted stock awards, performance stock awards and other forms of stock compensation to our employees, including officers, consultants and directors. The Prior Plans also provide that the grant of performance stock awards may be paid out in cash as determined by the committee administering the Prior Plans.

Option valuation models require the input of highly subjective assumptions. The fair value of stock-based payment awards was estimated using the Black-Scholes option pricing model with a volatility figure derived from historical data. The Company accounts for the expected life of options based on the contractual life of the options.

A summary of the stock option activity for the years ended December 31, 2025 and 2024 is as follows:

			Weighted-Average
		Weighted-Average	Remaining	Aggregate
	Shares	Exercise Price	Contractual Term	Intrinsic Value
Outstanding at December 31, 2024	220	$2,723,710	2.47	$-
Granted	-
Exercised	-
Forfeiture/Cancelled	(14)	2,475,000
Outstanding at December 31, 2025	206	$3,723,473	0.99	$-
Exercisable at December 31, 2025	206	$3,723,473	0.99	$-

Exercise	Number of	Remaining	Number of
Price	Options	Life In Years	Options Exercisable
$378,500 – 1,237,500	22	2.60	22
1,237,501 – 2,475,000	9	1.70	9
2,475,001 – 3,712,500	35	0.63	35
3,712,501 – 4,950,000	112	0.77	112
4,950,001 – 5,296,500	28	0.79	28

F-33

The aggregate intrinsic value of outstanding stock options was $0, based on options with an exercise price greater than the Company’s stock price of $5.24 as of December 31, 2025, which would have been received by the option holders had those option holders exercised their options as of that date.

The fair value of all options that vested during the year ended December 31, 2025 and 2024 was $0 and $0, respectively. Unrecognized compensation expense was $0 as of December 31, 2025.

NOTE 18 – INCOME TAXES

The Tax Cuts and Jobs Acts (the “Act”) was enacted on December 22, 2017. The Act reduces the U.S. federal corporate income tax rate from 35% to 21%. ASC 740, “Income Taxes,” requires that effects of changes in tax rates to be recognized in the period enacted. Recognizing the late enactment of the Act and complexity of accurately accounting for its impact, the Securities and Exchange Commission in Staff Accounting Bulletin 118 provides guidance that allows registrants to provide a reasonable estimate of the Act in their financial statements and adjust the reported impact in a measurement period not to exceed one year.

In December 2023, the FASB issued ASU 2023-09, Improvements to Income Tax Disclosures, which requires disaggregated information about the effective tax rate reconciliation (presented in both dollars and percentages using prescribed categories) and additional information regarding income taxes paid and the components of income tax expense by jurisdiction. The Company adopted ASU 2023-09 for the year ended December 31, 2025 on a prospective basis. The Company operates solely within the United States; accordingly, all pre-tax loss from continuing operations is domestic, there are no foreign tax effects, and income taxes are levied in the U.S. federal jurisdiction and the Commonwealth of Virginia, which comprises the entirety of the state and local income tax category.

At December 31, 2025, the Company has available for income tax purposes of approximately $47,264,135 and $65,785,385 in federal net operating loss (NOL) carry forward which begin expiring in the year 2033 and with no expiration, respectively, that may be used to offset future taxable income. Further, the Company has available for income tax purposes of approximately $61,608,152 and $73,538,544 in Colorado and Virginia, respectively, state net operating loss (NOL) carry forward which begin expiring in the year 2033, that may be used to offset future taxable income. The Company has provided a valuation reserve against the full amount of the net operating loss benefit, since in the opinion of management based upon the earnings history of the Company; it is more likely than not that the benefits will not be realized. Due to possible significant changes in the Company’s ownership, the future use of its existing net operating losses may be limited. All or portion of the remaining valuation allowance may be reduced in future years based on an assessment of earnings sufficient to fully utilize these potential tax benefits. During the year ended December 31, 2025, the Company has increased the valuation allowance from $22,215,116 to $27,948,394.

The Company has adopted the provisions of ASC 740-10-25, which provides recognition criteria and a related measurement model for uncertain tax positions taken or expected to be taken in income tax returns. ASC 740-10-25 requires that a position taken or expected to be taken in a tax return be recognized in the financial statements when it is more likely than not that the position would be sustained upon examination by tax authorities.

Tax position that meet the more likely than not threshold are then measured using a probability weighted approach recognizing the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement. The Company had no tax positions relating to open income tax returns that were considered to be uncertain.

Sections 382 and 383 of the Internal Revenue Code of 1986, as amended (the “Code”), provide for annual limitations on the utilization of net operating loss and credit carryforwards if the Company were to undergo an ownership change, as defined in Section 382 of the Code. In general, an ownership change occurs whenever the percentage of the shares of a corporation owned, directly or indirectly, by 5-percent stockholders, as defined in Section 382 of the Code, increases by more than 50 percentage points over the lowest percentage of the shares of such corporation owned, directly or indirectly, by such 5-percent stockholders at any time over the preceding three years. In the event such ownership change occurs, the annual limitation may result in the expiration of the net operating losses prior to full utilization.

The Company is required to file income tax returns in the U.S. Federal jurisdiction and the state of Virginia. The Company is no longer subject to income tax examinations by tax authorities for tax years ending before December 31, 2016.

SCHEDULE OF COMPONENTS OF INCOME TAX EXPENSE (BENEFIT)

The components of the provision for income taxes for the years ended December 31, 2025 and 2024 are as follows:

	2025	2024
Current:
Federal	$-	$-
State and local	-	-
Foreign	-	-
Total current	-	-
Deferred:
Federal	-	-
State and local	-	-
Foreign	-	-
Total deferred	-	-
Total income tax provision / (benefit)	$-	$-

Total income tax expense disaggregated by jurisdiction was $0 for federal, state and local, and foreign for both years. Income taxes paid, net of refunds, were as follows:

	2025	2024
Federal	$-	$-
State and local	-	-
Foreign	-	-
Total income taxes paid, net of refunds	$-	$-

SCHEDULE OF PRE-TAX INCOME (LOSS) BY JURISDICTION

Pre-tax income (loss) from continuing operations, by domestic and foreign jurisdiction, for the years ended December 31, 2025 and 2024, is as follows:

	2025	2024
Domestic	$(21,596,628)	$(23,917,353)
Foreign	-	-
Pre-tax loss from continuing operations	$(21,596,628)	$(23,917,353)

The Company conducts all of its operations within the United States; accordingly, there was no foreign component of pre-tax income (loss) for either year.

SCHEDULE OF EFFECTIVE TAX RATE RECONCILIATION

A reconciliation of income tax computed at the U.S. federal statutory rate to the Company’s effective income tax for the years ended December 31, 2025 and 2024, presented in both dollars and percentages, is as follows:

	2025		2024
	$	%	$	%
Income tax benefit at federal statutory rate (21%)	(4,535,292)	21.0%	(5,022,644)	21.0%
State and local income tax (blended rate)	(737,035))	3.4%	(816,235)	3.4%
Nondeductible expenses and other permanent items	502,476	(2.3)%	-	-
Tax credits	-	-	-	-
Change in valuation allowance	5,733,278	(26.5)%	5,838,879	(24.4)%
Other (net deferred items not benefited)	(963,426)	4.5%	-	-
Income tax provision / (benefit)	-	0.0%	-	0.0%

The change in valuation allowance presented above agrees to the change in the valuation allowance on the deferred tax schedule; the residual net effect of current-year temporary differences (depreciation, amortization, interest and accrued compensation) that are not benefited is presented in “Other.” Reconciling categories not applicable to the Company (nil for all periods) include foreign tax effects; the effect of cross-border tax laws; the effect of changes in tax laws or rates enacted in the current period; and changes in unrecognized tax benefits.

F-34

SCHEDULE OF DEFERRED TAX ASSETS

The Company’s deferred taxes as of December 31, 2025 and 2024 consist of the following:

	2025	2024
Deferred Tax Assets/(Liability) Detail
Stock Compensation	$211,969	$211,969
Amortization	290,161	-
Depreciation	(2,255,938)	(1,332,399)
Interest	195,056	-
Change in Fair Market Value of Derivative Liabilities	-	-
Accrued compensation	963,426	-
NOL Deferred Tax Asset	28,352,595	23,144,421
Other	191,125	191,125
Valuation allowance	(27,948,394)	(22,215,116)
Total gross deferred tax assets	$-	$-

The Company follows ASC 740-10 for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability during each period.

If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change. Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods.

NOTE 19 – RELATED PARTY TRANSACTIONS

Agreements with Danny Meeks and Affiliates of Danny Meeks

Related-Party Hauling, Mechanic, Equipment Rental, and Miscellaneous Services

During the years ended December 31, 2025 and 2024, the Company provided $392,644 and $850,737, respectively, in hauling services to an entity controlled by the Company’s Chief Executive Officer.

During the years ended December 31, 2025 and 2024, the Company paid an entity controlled by the Company’s Chief Executive Officer $816,993 and $1,396,330, respectively, for hauling services rendered to the Company.

During the years ended December 31, 2025 and 2024, the Company paid entities controlled by the Company’s Chief Executive Officer $0 and $147,401, respectively, for scrap metal provided to the Company.

During the years ended December 31, 2025 and 2024, the Company paid an entity controlled by the Company’s Chief Executive Officer $0 and $847,326, respectively, for mechanic and repair services provided to the Company.

During the years ended December 31, 2025 and 2024, the Company paid an entity controlled by the Company’s Chief Executive Officer $0 and $506,358, respectively, for equipment rentals provided to the Company.

During the years ended December 31, 2025 and 2024, the Company paid an entity controlled by the Company’s Chief Executive Officer $1,219,207 and $0, respectively, for materials sold to the Company.

During the years ended December 31, 2025 and 2024, the Company received $56,100 and $0 in other income - related party for the rental of equipment to an entity controlled by the Company’s Chief Executive Officer, respectively.

During the year ended December 31, 2024, the Company leased 12 scrap yard facilities and equipment from an entity controlled by the Company’s Chief Executive Officer, including the lease for the Chesapeake location described above, for $1,502,830. As of December 31, 2024, the Company owed $495,354 in accrued rent and reimbursements to an entity controlled by the Company’s Chief Executive Officer.

On July 31, 2023, the Company entered into a secured promissory note with an entity controlled by the Company’s Chief Executive Officer in the principal amount of $17,218,350. The note was for the purchase of certain equipment from an entity controlled by the Company’s Chief Executive Officer and is secured by such equipment. The note matures on July 31, 2043 and accrues interest at 7% per annum. The note requires interest-only payments until the senior secured debt is fully satisfied. The Company made payments of $0 towards principal and interest during the year ended December 31, 2024. On March 29, 2024, the holder of the note exchanged $10,000,000 in principal for 1,000 shares of Series D Preferred Stock. On April 21, 2024, the holder of the note exchanged $7,218,350 in principal for 3,749 shares of common stock. As of December 31, 2024, the note had a balance of $0.

On May 10, 2024, the Company entered into an exchange agreement with DWM, whereby the Company and DWM agreed to exchange 1,000 shares of the Company’s Series D issued by the Company to DWM, for 12,122 shares of the Company’s common stock. As a result of the transaction, the Series D stock was extinguished. The resulting gain on the transaction of $1,224,400 for the difference between the fair value of the common stock and the carrying value of the Series D was recorded as a contribution of capital as the transaction was between related parties.

On June 5, 2024, the Company entered into a Bill of Sale with DWM Properties LLC, an entity wholly-owned by Danny Meeks, the Company’s Chief Executive Officer, pursuant to which the Company agreed to purchase certain vehicles held by DWM in exchange for $3,582,181. The equipment included 27 trucks which enabled the Company to rapidly expand its fleet of trucks offering hauling services to clients, as well as transporting its scrap metal products to customers. The Company has recorded the equipment on its financial statements at its cost basis.

On December 2, 2024, the Company entered into a Contract of Sale with DWM Properties LLC (“DWM”), KPAJ, LLC and Oceana Salvage Properties, L.L.C. (collectively, the “Sellers”), in each case, an entity affiliated with Danny Meeks, the Company’s Chief Executive Officer, pursuant to which the Company agreed to purchase the Premises held by the Sellers for an aggregate purchase price of $15,000,000, to be allocated among the seven parcels comprising the Premises and the Licenses and Permits. The transaction closed on December 2, 2024.

The purchase price is payable by (i) the issuance of an aggregate of 450,000 shares of Series A-1 Preferred Stock of the Company, par value $0.001 per share, to the Sellers at an aggregate valuation of $3,300,084 and (ii) the issuance of a promissory note payable to DWM (the “DWM Note”) in the aggregate principal amount of $11,699,916. The DWM Note bears interest at a rate of 10% per annum, and is payable in equal installments of $2,983,309 on each of December 31, 2024, January 31, 2025, February 28, 2025 and March 31, 2025; provided, that if payment on a Payment Date would cause the Company’s cash balance to be less than $3,000,000, then such Payment Date and each subsequent Payment Date shall be extended by 30 days. The Company made payments of $4,008,057 towards principal during the year ended December 31, 2024. As of December 31, 2025 and 2024, the note had a principal balance and accrued interest of $5,391,859 and $7,691,859, respectively.

F-35

NOTE 20 – SEGMENT REPORTING

Greenwave is organized into three operating segments based on our differentiated products – Scrap Metal Recycling, Hauling, and Other (primarily comprised of rental income).

We have one reportable geographic segment: the United States of America as all of our scrap metal is sourced domestically.

Our CODM, Danny Meeks, Chairman and CEO, evaluates performance on an operating segment basis, as well as a consolidated basis, based on revenues and operating cashflows. This measure is used by our CODM, management, investors, lenders and other external users of our financial statements to assess our operating performance and to compare operating performance to other companies in the metal recycling industry. Our CODM utilizes segment profit and loss in assessing segment performance and allocating resources.

Operating expenses, including selling, general and administrative expenses, depreciation and amortization, and other operating costs, are managed centrally and are not allocated to individual operating segments. These expenses are not included in the information regularly provided to or reviewed by the CODM when evaluating segment performance or making resource allocation decisions. As such, consistent with the requirements of ASU 2023-07, we present operating expenses only in the “Total” column and do not disaggregate these expenses by segment.

The following tables provide our results by segment:

	Year Ended December 31, 2025
	Scrap Metal
	Recycling	Hauling	Other	Total
Revenues	$32,888,499	$13,695,565	$76,256	$46,660,320
Cost of revenues	(27,473,253)	(7,313,642)	-	(34,786,895)
Gross Profit:	$5,415,246	$6,381,923	$76,256	$11,873,425

Operating Expenses				$(31,694,143)
Other Expenses				(1,775,910)
Deemed Dividends				$(2,999,964)
Net loss available to common shareholders				$(24,596,592)

	Year Ended December 31, 2024
	Scrap Metal
	Recycling	Hauling	Other	Total
Revenues	$23,296,239	$9,881,820	$137,800	$33,315,859
Cost of revenues	(14,508,923)	(5,817,458)	-	(20,326,381)
Gross Profit:	$8,787,316	$4,064,362	$137,800	$12,989,478

Operating Expenses				$(47,251,411)
Other Income				10,344,580
Deemed Dividends				(76,528,836)
Net loss available to common shareholders				$(100,446,189)

F-36

NOTE 21 – SUBSEQUENT EVENTS

Appointment of Chelsea Pullano as Chief Financial Officer of the Company

Effective as of February 5, 2026, the board of directors (“Board”) of the Company appointed Chelsea Pullano as Chief Financial Officer of the Company. In connection with Ms. Pullano’s appointment, Danny Meeks resigned as the interim Chief Financial Officer of the Company. Ms. Pullano’s appointment is in connection with the Company’s entry into the scope of work agreement (the “CFO Agreement”) with MACK Financial Solutions, LLC (“MACK”), dated January 2, 2026, pursuant to which MACK agreed to provide professional services to the Company, including oversight of all bookkeeping, financial reporting and SEC reporting duties of the Company (collectively, the “MACK Services”) and Ms. Pullano serving as the part-time Chief Financial Officer of the Company, subject to her appointment by the Board. As CFO, Ms. Pullano will provide strategic financial oversight and executive-level support to the Company, including review and certification of SEC filings, financial reporting coordination with auditors, legal counsel, and other outsourced accounting professionals, and other responsibilities customarily performed by a CFO of a public company (collectively, the “CFO Services” and together with the MACK Services, the “Services”).

In consideration of the Services to be performed, the Company will pay MACK $7,500 per month for the CFO Services and an aggregate of $12,500 per month for the MACK Services. Additionally, Ms. Pullano will be entitled to the same indemnification, advancement of expenses, and other protections afforded to similarly situated officers of the Company under its organizational documents and applicable law. The CFO Agreement may be terminated by either the Company or MACK upon thirty days’ notice. The foregoing description of the CFO Agreement does not purport to be complete and is qualified in its entirety by reference to the CFO Agreement, a copy of which is attached as Exhibit 10.34 to this Annual Report on Form 10-K and is incorporated herein by reference.

On May 23, 2025, the Company received a notice from the Listing Qualifications Department of the Nasdaq Stock Market LLC regarding the Company’s failure to timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025 (the “Q1 Form 10-Q”) with the SEC. The Company previously submitted a plan to Nasdaq to regain compliance with respect to the delinquent Q1 Form 10-Q, and Nasdaq granted the Company an exception until August 22, 2025, to evidence compliance with Nasdaq Listing Rule 5250(c)(1).

On April 20, 2026, the Company received a letter from the Listing Qualifications Department of Nasdaq notifying the Company that because it has not yet filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “2025 Form 10-K”) with the SEC, Nasdaq has determined that the Company no longer complies with the filing requirement set forth in Nasdaq Listing Rule 5250(c)(1) (“Listing Rule 5250(c)(1)”).

The Staff informed the Company that is has 60 calendar days to submit a plan to regain compliance with Listing Rule 5250(c)(1). If the Staff accepts the Company’s plan to regain compliance, then it may grant the Company an exception of up to 180 calendar days from the 2025 Form 10-K’s due date, or until October 12, 2026, to regain compliance.

On May 21, 2026, the Company received an additional delinquency notification letter from Nasdaq due to the Company’s failure to timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026. The Staff informed the Company that is has until June 22, 2026 to submit a plan to regain compliance with the Nasdaq Listing Rule 5250(c)(1). If the Staff accepts the Company’s plan to regain compliance, then it may grant the Company an exception of up to 180 calendar days from the Annual Report’s due date, or until October 12, 2026, to evidence compliance with the Rule.

F-37

GREENWAVE TECHNOLOGY SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2026 (Unaudited)	December 31, 2025
ASSETS
Current assets:
Cash	$654,987	$935,763
Inventories, net	3,193,480	2,240,943
Accounts receivable, net of allowance for doubtful accounts	1,684,387	1,116,924
Prepaid expenses	1,202,512	524,691
Total current assets	6,735,366	4,818,321

Property and equipment, net	23,611,697	25,580,301
Property and equipment, net - Purchased from related party	9,490,601	10,267,709
Operating lease right of use assets, net	383,565	495,457
Licenses, net	11,168,850	12,232,550
Customer list, net	1,175,475	1,287,425
Intellectual property, net	151,800	455,400
Security deposit	31,893	31,893
Total assets	$52,749,247	$55,169,056

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Bank overdraft	$698	$163,141
Accounts payable and accrued expenses	9,667,042	8,043,143
Accrued payroll and related expenses	3,946,411	3,946,411
Non-convertible notes payable, current portion, net of unamortized debt discount of $185,464 and $162,390, respectively	5,456,623	1,798,444
Related party note payable	5,391,859	5,391,859
Due to related parties	5,117,085	3,542,433
Operating lease obligations, current portion	208,152	272,476
Total current liabilities	29,787,870	23,157,907

Operating lease obligations, less current portion	192,228	233,451
Non-convertible notes payable, net of unamortized debt discount of $1,297,085 and $1,642,823, respectively	1,577,897	5,840,738
Total liabilities	31,557,995	29,232,096

Commitments and contingencies (See Note 11)	-	-

Stockholders’ equity:
Preferred stock - 10,000,000 shares authorized:
Preferred stock - Series A-1, $0.001 par value, $100,000 stated value, 450,000 shares authorized; 450,000 and 450,000 shares issued and outstanding, respectively	450	450
Common stock, $0.001 par value, 1,200,000,000 shares authorized; 829,631 and 829,631 shares issued and outstanding, respectively	830	830
Additional paid in capital	546,846,108	546,846,108
Accumulated deficit	(525,656,136)	(520,910,428)
Total stockholders’ equity	21,191,252	25,936,960
Total liabilities and stockholders’ equity	$52,749,247	$55,169,056

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-38

GREENWAVE TECHNOLOGY SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues	$15,995,879	$10,996,282	$32,271,860	$18,329,992

Cost of Revenues	9,935,885	8,883,117	19,396,983	12,730,164

Gross Profit	6,059,994	2,113,165	12,874,877	5,599,828

Operating Expenses:
Advertising	16,921	-	29,764	53,399
Payroll and related expenses	3,107,113	2,557,530	5,603,622	4,532,015
Rent, utilities and property maintenance ($0 and $48,056; $0 and $123,319 to related party, respectively)	260,425	247,231	567,780	463,920
Hauling and equipment maintenance	2,172,949	827,027	3,656,476	2,100,884
Depreciation and amortization expense	2,216,797	2,154,969	4,418,471	4,274,212
Stock based compensation for services	-	-	-	100,000
Consulting, accounting and legal	325,792	176,529	537,935	600,092
Loss (gain) on asset	-	88,723	4,191	49,188
Other general and administrative expenses	806,502	712,551	1,976,412	1,959,020
Total Operating Expenses	8,906,499	6,764,560	16,794,651	14,132,730

Loss From Operations	(2,846,505)	(4,651,395)	(3,919,774)	(8,532,902)

Other Income (Expense):
Interest expense and amortization of debt discount	(393,311)	(1,336,449)	(823,663)	(2,147,302)
Other income (expense)	(1,347)	349	(2,271)	26,970
Loss on extinguishment of debt	-	56,100	-	56,100
Gain on settlement of non-convertible notes/advances	-	1,013,796	-	1,013,796
Total Other Expense	(394,658)	(266,204)	(825,934)	(1,050,436)

Net Loss Before Income Taxes	(3,241,163)	(4,917,599)	(4,745,708)	(9,583,338)

Provision for Income Taxes (Benefit)	-	-	-	-

Net Loss	(3,241,163)	(4,917,599)	(4,745,708)	(9,583,338)

Deemed dividend for the reduction of exercise price of warrants	-	-	-	(2,999,964)

Net Loss Available to Common Stockholders	$(3,241,163)	$(4,917,599)	$(4,745,708)	$(12,583,302)

Net Loss Per Common Share:
Basic	$(3.91)	$(8.98)	$(5.72)	$(25.01)
Diluted	$(3.91)	$(8.98)	$(5.72)	$(25.01)

Weighted Average Common Shares Outstanding:
Basic	829,631	547,695	829,631	503,110
Diluted	829,631	547,695	829,631	503,110

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-39

GREENWAVE TECHNOLOGY SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2026

(Unaudited)

	Preferred Stock Series A-1		Common Stock		Additional Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance at December 31, 2025	450,000	$450	829,631	$830	$546,846,108	$(520,910,428)	$25,936,960
Net loss	-	-	-	-	-	(1,504,545)	(1,504,545)
Balance at March 31, 2026	450,000	450	829,631	830	546,846,108	(522,414,973)	24,432,415
Net loss	-	-	-	-	-	(3,241,163)	(3,241,163)
Balance at June 30, 2026	450,000	$450	829,631	$830	$546,846,108	$(525,656,136)	$21,191,252

F-40

GREENWAVE TECHNOLOGY SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2025

(Unaudited)

	Preferred Stock Series A-1		Common Stock		Additional Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance at December 31, 2024	450,000	$450	237,191	$237	$533,266,642	$(496,312,346)	$36,954,983
Common stock and warrants issued for cash, net of fees	-	-	224,039	224	9,143,582	-	9,143,806
Common stock issued for cashless exchange of warrants	-	-	55,066	55	(55)	-	-
Deemed dividend for the reduction of the exercise price of warrants	-	-	-	-	2,999,964	(2,999,964)	-
Common stock issued for services rendered	-	-	3,427	4	99,996	-	100,000
Net loss	-	-	-	-	-	(4,665,739)	(4,665,739)
Balance at March 31, 2025	450,000	450	519,723	520	545,510,129	(503,978,049)	41,533,050
Common stock and warrants issued for cash, net of fees			36,364	36	1,334,764		1,334,800
Net loss	-	-	-	-	-	(4,917,599)	(4,917,599)
Balance at June 30, 2025	450,000	$450	556,087	$556	$546,844,893	$(508,895,648)	$37,950,251

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-41

GREENWAVE TECHNOLOGY SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30, 2026	Six Months Ended June 30, 2025
Cash flows from operating activities:
Net loss	$(4,745,708)	$(9,583,338)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	4,418,471	4,274,212
Amortization of right of use assets, net	111,892	430,545
Interest and amortization of debt discount	823,663	2,147,302
(Gain) loss on asset	4,191	49,188
Gain on settlement of non-convertible notes payable and advances	-	(1,013,796)
Stock based compensation	-	100,000
Changes in operating assets and liabilities:
Due to related parties	1,308,752	566,874
Inventories	(952,537)	1,751,450
Accounts receivable	(567,463)	(959,813)
Prepaid expenses	(677,821)	(411,312)
Accounts payable and accrued expenses	1,103,561	(267,563)
Accrued payroll and related expenses	226,680	472,405
Principal payments made on operating lease liability	(105,547)	(485,981)
Net cash provided by (used in) operating activities	948,134	(2,929,827)

Cash flows from investing activities:
Purchases of property and equipment	(65,000)	(781,651)
Proceeds from disposal of property and equipment	90,000	152,000
Net cash provided by (used in) investing activities	25,000	(629,651)

Cash flows from financing activities:
Proceeds from sale of common stock and warrants	-	9,143,806
Cash received for shares in abeyance	-	1,334,800
Repayment of convertible notes	-	(2,300,000)
Bank overdrafts	(162,443)	(184,053)
Repayment of non-convertible notes payable	(1,091,467)	(1,719,614)
Net cash provided by (used in) financing activities	(1,253,910)	6,274,939

Net (decrease) increase in cash	(280,776)	2,715,461
Cash, beginning of period	$935,763	$2,576,464
Cash, end of period	$654,987	$5,291,925

Supplemental disclosures of cash flow information:
Cash paid during period for interest	$32,000	$386,931
Cash paid during period for taxes	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Equipment purchased by issuance of non-convertible notes payable	$153,400	$6,127,989
Non-convertible notes settled with disposal of property	$-	$3,302,469
Deemed dividend for conversion price reduction of warrants	$-	$2,999,964
Common shares issued for cashless exchange of warrants	$-	$55

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-42

GREENWAVE TECHNOLOGY SOLUTIONS, INC.

Notes to Condensed Consolidated Financial Statements

June 30, 2026 (Unaudited)

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Greenwave Technology Solutions, Inc. (“Greenwave” or the “Company”) was incorporated in the State of Delaware on April 26, 2013 as a technology platform developer under the name MassRoots, Inc. The Company sold its social media assets in October 2021 and has discontinued all operations related to this business. On September 30, 2021, we closed our acquisition of Empire Services, Inc. (“Empire”), which operates 13 metal recycling facilities in Virginia, North Carolina, and Ohio. The acquisition was effective October 1, 2021 upon the effectiveness of the Certificate of Merger in Virginia.

In December 2022, we began offering hauling services to corporate clients. We haul sand, dirt, asphalt, metal, and other materials in a fleet of approximately 40 trucks which we own, manage, and maintain.

The accompanying condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for financial information and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Our consolidated financial statements include the accounts of Empire Services, Inc., Liverman Metal Recycling, Inc., Empire Staffing, LLC, Scrap App, Inc., and Greenwave Elite Sports Facility, Inc., our wholly owned subsidiaries.

Basis of Presentation

The interim unaudited condensed consolidated financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the SEC. In the opinion of the Company’s management, all adjustments (consisting of normal recurring adjustments and reclassifications and non-recurring adjustments) necessary to present fairly the Company’s results of operations for the three and six months ended June 30, 2026 and 2025, its cash flows for the six months ended June 30, 2026 and 2025, and its financial position as of June 30, 2026 have been made. The results of operations for such interim periods are not necessarily indicative of the operating results to be expected for the full year.

Certain information and disclosures normally included in the notes to the annual consolidated financial statements have been condensed or omitted from these interim unaudited condensed consolidated financial statements. Accordingly, these interim unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 as filed with the SEC on June 15, 2026 (the “Annual Report”). The December 31, 2025 balance sheet is derived from those statements.

NOTE 2 – GOING CONCERN AND MANAGEMENT’S LIQUIDITY PLANS

As of June 30, 2026, the Company had cash of $654,987 and a working capital deficit (current liabilities in excess of current assets) of $23,052,504. The accumulated deficit as of June 30, 2026 was $525,656,136. For the six months ended June 30, 2026, the Company had a loss from operations of $3,919,774. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for one year from the issuance of the unaudited condensed consolidated financial statements.

F-43

If the Company raises additional funds by issuing equity securities, its stockholders would experience dilution. Additional debt financing, if available, may involve covenants restricting its operations or its ability to incur additional debt. Any additional debt financing or additional equity that the Company raises may contain terms that are not favorable to it or its stockholders and require significant debt service payments, which diverts resources from other activities. The Company’s ability to raise additional capital will be impacted by market conditions and the price of the Company’s common stock.

Accordingly, the accompanying unaudited condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business for one year from the date the condensed consolidated financial statements are issued. The carrying amounts of assets and liabilities presented in the unaudited condensed consolidated financial statements do not necessarily purport to represent realizable or settlement values. The unaudited condensed consolidated financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The unaudited condensed consolidated financial statements include the accounts of Greenwave Technology Solutions, Inc. and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include estimates used in the calculation of stock-based compensation, payroll tax liabilities with interest and penalties, allowance for doubtful accounts, assumptions used in right-of-use and lease liability calculations, valuations and impairments of intangible assets acquired in business combination, estimated useful life of long-lived assets and finite life tangible assets, and the valuation allowance related to deferred tax assets. Actual results may differ from these estimates.

Fair Value of Financial Instruments

The Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Subtopic 825-10, “Financial Instruments” (“ASC 825-10”) requires disclosure of the fair value of certain financial instruments. The estimated fair value of certain financial instruments, including cash, accounts payable and accrued liabilities are carried at historical cost basis, which approximates their fair value because of the short-term maturity of these instruments. All other significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the consolidated financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk.

The Company follows ASC 825-10, which permits entities to choose to measure many financial instruments and certain other items at fair value.

Cash

For purposes of the condensed consolidated statements of cash flows, the Company considers highly liquid investments with an original maturity of three months or less to be cash equivalents. As of June 30, 2026 and December 31, 2025, the Company had no cash equivalents. The Company maintains its cash in banks insured by the Federal Deposit Insurance Corporation in accounts that at times may be in excess of the federally insured limit of $250,000 per bank. The Company minimizes this risk by placing its cash deposits with major financial institutions. As of June 30, 2026 and December 31, 2025, the uninsured balances amounted to $265,441 and $376,924, respectively.

F-44

Property and Equipment, net

Property and equipment is stated at cost or, if acquired through a business combination, at fair value at the date of acquisition. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, except for leasehold improvements, which are depreciated over the shorter of their estimated useful lives or their related lease term. Upon the sale or retirement of assets, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is recognized in income. Costs for repairs and maintenance are expensed as incurred. Property and equipment is pledged as collateral for certain non-convertible notes (see Note 8 – Advances and Non-Convertible Notes Payable).

Cost of Revenue

The Company’s cost of revenue consists primarily of the costs of purchasing metal from its suppliers, direct costs of providing hauling costs to customers, and cost of other revenue, including sand.

Prepaid Expenses

Prepaid expenses consist of payments made in advance for goods and services that will be received or consumed in future periods. Such amounts are recorded as assets when paid and are recognized as expense in the period in which the related goods or services are received or the economic benefit is realized. Prepaid amounts expected to be realized within twelve months of the balance sheet date are classified as current assets, while amounts expected to be realized beyond twelve months are classified as non-current. The Company periodically evaluates prepaid expenses for recoverability and recognizes a charge to operations if it is determined that the future economic benefit associated with the prepaid asset will not be realized.

Related Party Transactions

Parties are considered related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions. See Note 16 – Related Party Transactions.

Leases

The Company accounts for its leases under ASC 842, Leases. Under this guidance, arrangements meeting the definition of a lease are classified as operating or financing leases and are recorded on the consolidated balance sheet as both a right of use asset and lease liability, calculated by discounting fixed lease payments over the lease term at the rate implicit in the lease or the Company’s incremental borrowing rate. Lease liabilities are increased by interest and reduced by payments each period, and the right of use asset is amortized over the lease term. For operating leases, interest on the lease liability and the amortization of the right of use asset result in straight-line rent expense over the lease term. Variable lease expenses, if any, are recorded when incurred.

F-45

In calculating the right of use asset and lease liability, the Company elected to combine lease and non-lease components. The Company excluded short-term leases having initial terms of 12 months or less from the new guidance as an accounting policy election and recognizes rent expense on a straight-line basis over the lease term. See Note 12 – Leases.

Commitments and Contingencies

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. Except as set forth below, we are currently not aware of any such legal proceedings or claims that will have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results. See Note 11 – Commitments and Contingencies.

Revenue Recognition

The Company’s revenues are accounted for under ASC Topic 606, “Revenue From Contracts With Customers” (“ASC 606”) and generally do not require significant estimates or judgments based on the nature of the Company’s revenue streams. The sales prices are generally fixed at the point of sale and all consideration from contracts is included in the transaction price. The Company’s contracts do not include multiple performance obligations or material variable consideration.

In accordance with ASC 606, the Company recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. The Company recognizes revenue in accordance with that core principle by applying the following:

(i)	Identify the contract(s) with a customer;

(ii)	Identify the performance obligation in the contract;

(iii)	Determine the transaction price;

(iv)	Allocate the transaction price to the performance obligations in the contract; and

(v)	Recognize revenue when (or as) the Company satisfies a performance obligation.

The Company primarily generates revenue by purchasing scrap metal from businesses and retail suppliers, processing it, and selling the ferrous and non-ferrous metals to customers. The Company also provides hauling services to certain corporate clients. The Company realizes revenue upon the fulfilment of its performance obligations to customers.

F-46

Accounts Receivable

Accounts receivable represent amounts primarily due from customers on products and services rendered. These accounts receivable, which are reduced by an allowance for credit losses, are recorded at the invoiced amount and do not bear interest. The Company extends credit to customers under contracts containing customary and explicit payment terms, and payment is generally required within 1 to 30 days of shipment or the services being rendered.

The Company evaluates the collectability of its accounts receivable based on a combination of factors, including whether sales, the aging of customer receivable balances, historical collection rates, and economic trends. Management uses this evaluation to estimate the amount of customer receivables that may not be collected in the future and records a provision for expected credit losses. Accounts are written off when all efforts to collect have been exhausted. As of June 30, 2026 and December 31, 2025, the accounts receivable balances amounted to $1,684,387 and $1,116,924, respectively, and allowance for doubtful accounts of $159,365 and $0 as of June 30, 2026 and December 31, 2025, respectively.

Inventories

Although we ship the ferrous and non-ferrous metals we purchase from suppliers multiple times per day, we do maintain inventories. We calculate the value of the inventories on hand, which consist of processed and unprocessed scrap metal (ferrous and nonferrous), used and salvaged vehicles, and supplies, based on the net realizable value or the cost of the inventories, whichever is less. We calculate the cost of the inventory based on the first-in-first-out (FIFO) methodology. We calculate the value of finished products based on their net realizable value as their cost basis is not readily available. The value of our inventories was $3,193,480 and $2,240,943, respectively, as of June 30, 2026 and December 31, 2025, respectively. See Note 5 – Inventories.

Advertising

The Company charges the costs of advertising to expense as incurred. Advertising costs were $29,764 and $53,399 for the six months ended June 30, 2026 and 2025, respectively and $16,921 and $0 for the three months ended June 30, 2026 and 2025, respectively.

Stock-Based Compensation

Stock-based compensation expense is measured at the grant date fair value of the award and is expensed over the requisite service period. For stock-based awards to employees, non-employees and directors, the Company calculates the fair value of the award on the date of grant using the Black-Scholes option pricing model. Determining the fair value of stock-based awards at the grant date under this model requires judgment, including estimating volatility, employee stock option exercise behaviors and forfeiture rates. The assumptions used in calculating the fair value of stock-based awards represent the Company’s best estimates, but these estimates involve inherent uncertainties and the application of management’s judgment.

Income Taxes

The Company follows ASC Subtopic 740-10, “Income Taxes” (“ASC 740-10”) for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability during each period.

F-47

If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change. Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods.

Deemed Dividends

The Company records, when necessary, deemed dividends for: (i) warrant price protection, based on the difference between the fair value of the warrants immediately before and after the repricing (inclusive of any full ratchet provisions); (ii) the exchange of preferred shares for convertible notes, based on the amount of the face value of the convertible notes in excess of the carrying value of the preferred shares; (iii) the settlement of warrant provisions, based on the fair value of the common shares issued; and (iv) amortization of discount on preferred stock resulting from recognition of a beneficial conversion feature.

Environmental Remediation Liability

The operations of the Company, like those of other companies in its industry, are subject to various domestic and foreign environmental laws and regulations. These laws and regulations not only govern current operations and products, but also impose potential liability on the Company for past operations. Management expects environmental laws and regulations to impose increasingly stringent requirements upon the Company and the industry in the future. Management believes that the Company conducts its operations in compliance with applicable environmental laws and regulations and has implemented various programs designed to protect the environment and promote continued compliance.

The Company continuously assesses its potential liability for remediation-related activities and adjusts its environmental-related accruals as information becomes available upon which more accurate costs can be reasonably estimated and as additional accounting guidelines are issued. At June 30, 2026 and December 31, 2025, the Company had accruals reported on the balance sheet as current liabilities of $0 and $0, respectively.

Actual costs incurred may vary from the accrued estimates due to the inherent uncertainties involved including, among others, the nature and magnitude of the wastes involved, the various technologies that can be used for remediation and the determination of acceptable remediation with respect to a particular site. Additionally, costs for environmental-related activities may not be reasonably estimable and therefore would not be included in our current liabilities.

Long-Lived Assets

The Company reviews its property and equipment and any identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The test for impairment is required to be performed by management at least annually. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted operating cash flow expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell. Intangible assets are stated at cost and reviewed annually to examine any impairments, usually assuming an estimated useful life of five to ten years. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. The estimated useful lives of the Intellectual Property, Customer List, and Licenses assumed in the Empire acquisition is 5 years, 10 years, and 10 years, respectively. See Note 7 – Amortization of Intangible Assets.

F-48

Segment Reporting

The Company determines its operating segments in accordance with ASC 280, Segment Reporting, as updated by ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. Operating segments are defined as components of the business for which discrete financial information is available and that are regularly reviewed by the Chief Executive Officer, who is the Company’s chief operating decision maker (“CODM”), in assessing performance and allocating resources.

The Company has identified three operating segments based on its differentiated products and services: Scrap Metal Recycling, Hauling, and Other (primarily comprised of rental income). The CODM evaluates performance using revenues, gross profit, and operating cash flows on both an operating segment basis and a consolidated basis. Operating expenses, including selling, general and administrative expenses, depreciation and amortization, and other operating costs, are managed centrally and are not allocated to individual operating segments.

The Company has determined that its operating segments exhibit similar economic characteristics and are similar in nature with respect to products and services, production processes, customer types, and methods of distribution. As a result, the Company has aggregated its operating segments into a single reportable segment for financial reporting purposes. The Company operates in one geographic segment, the United States of America.

The Company adopted ASU 2023-07 for the year ended December 31, 2024. Additional information about the Company’s operating segments and related disclosures is provided in Note 17 – Segment Reporting.

Net Earnings (Loss) Per Common Share

The Company computes earnings (loss) per share under ASC subtopic 260-10, Earnings Per Share. Net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per share, if presented, would include the dilution that would occur upon the exercise or conversion of all potentially dilutive securities into common stock using the “treasury stock” and/or “if converted” methods, as applicable.

The computation of basic and diluted income (loss) per share, for the three and six months ended June 30, 2026 and 2025 excludes potentially dilutive securities when their inclusion would be anti-dilutive, or if their exercise prices were greater than the average market price of the common stock during the period.

Potentially dilutive securities excluded from the computation of basic and diluted net loss per share are as follows:

	June 30	June 30,
	2026	2025
Options to purchase common shares	166	206
Warrants to purchase common shares	3,421	103,319
Common shares issuable upon conversion of preferred stock	373,334	250,239
Total potentially dilutive common shares	376,921	353,764

F-49

Recent Accounting Pronouncements

Income Taxes

In December 2023, the FASB issued Accounting Standards Update No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”). ASU 2023-09 requires enhanced disclosures surrounding income taxes, particularly related to rate reconciliation and income taxes paid information. In particular, on an annual basis, companies will be required to disclose specific categories in the rate reconciliation and provide additional information for reconciling items that meet a quantitative threshold. Companies will also be required to disclose, on an annual basis, the amount of income taxes paid, disaggregated by federal, state, and foreign taxes, and also disaggregated by individual jurisdictions above a quantitative threshold. The standard is effective for the Company for annual periods beginning January 1, 2025 on a prospective basis, with retrospective application permitted for all prior periods presented. The Company adopted ASU 2023-09 for the annual period ending December 31, 2025. The adoption of this guidance did not have a material impact on the Company’s consolidated financial statements but resulted in enhanced income tax disclosures.

Credit Losses – Accounts Receivable and Contract Assets

In July 2025, the FASB issued Accounting Standards Update No. 2025-05, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets (“ASU 2025-05”). ASU 2025-05 provides all entities with a practical expedient, and entities other than public business entities with an additional accounting policy election, when estimating expected credit losses for current accounts receivable and current contract assets arising from transactions accounted for under Topic 606. Under the practical expedient, an entity may assume that current economic conditions as of the balance sheet date remain unchanged over the forecast period, and is therefore not required to develop reasonable and supportable forecasts of future economic conditions for those assets. The standard is effective for the Company for annual reporting periods beginning January 1, 2026, and interim periods within those annual periods, applied on a prospective basis. The adoption of this guidance did not have a material impact on the Company’s consolidated financial statements.

Recent Accounting Pronouncements Not Yet Adopted

Disclosure Improvements

In October 2023, the FASB issued Accounting Standards Update No. 2023-06, Disclosure Improvements: Codification Amendments in Response to the SEC’s Disclosure Update and Simplification Initiative (“ASU 2023-06”). ASU 2023-06 incorporates into the FASB Accounting Standards Codification 14 of the 27 disclosure and presentation requirements that were referred to the FASB by the SEC in connection with the SEC’s Disclosure Update and Simplification Initiative (SEC Release No. 33-10532). The amendments modify or add various disclosure and presentation requirements across a number of Codification topics. The effective date for each amendment will be the date on which the SEC’s removal of the related disclosure requirement from Regulation S-X or Regulation S-K becomes effective, with early adoption prohibited. If by June 30, 2027 the SEC has not removed the applicable requirement from Regulation S-X or Regulation S-K, the related amendment will be removed from the Codification and will not become effective for any entity. The Company is currently evaluating the impact of this guidance but does not expect it to have a material impact on its consolidated financial statements or disclosures.

F-50

Disaggregation of Income Statement Expenses

In November 2024, the FASB issued Accounting Standards Update No. 2024-03, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40) (“ASU 2024-03”). ASU 2024-03 requires specified information about certain costs and expenses be disclosed in the notes to the financial statements, including the expense caption on the face of the income statement in which they are disclosed, in addition to a qualitative description of remaining amounts not separately disaggregated. Entities will also be required to disclose their definition of “selling expenses” and the total amount in each annual period. The standard is effective for the Company for annual periods beginning January 1, 2027 and for interim periods beginning January 1, 2028, with updates applied either prospectively or retrospectively. Early adoption is permitted. The Company is currently evaluating the impact of this guidance on its disclosures.

There are other various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

NOTE 4 – CONCENTRATIONS OF RISK

Accounts Receivable

The Company has a concentration of credit risk with its accounts receivable balance. At June 30, 2026, five large customers individually accounted for $332,549, $185,298, $167,447, $149,780, and $130,431, or 18.04%, 10.05%, 9.08%, 8.12%, and 7.07%, respectively.

At December 31, 2025, seven large customers individually accounted for $159,073, $143,994, $113,939, $95,381, $88,446, $79,048, and $70,322, or 14.24%, 12.89%, 10.20%, 8.54%, 7.92%, 7.08%, and 6.30%, respectively.

Customer Concentrations

The Company has a concentration of customers. For the three months ended June 30, 2026, four customers individually accounted for $5,450,020, $2,715,861, $1,426,270, and $916,722, or approximately 34.07%, 16.98%, 8.92%, and 5.73% of our revenues, respectively. For the three months ended June 30, 2025, three customers individually accounted for $2,907,835, $1,817,648 and $996,500, or approximately 26.45%, 16.53% and 9.06% of our revenues, respectively.

The Company has a concentration of customers. For the six months ended June 30, 2026, four customers individually accounted for $10,658,938, $4,761,815, $2,282,525, and $2,004,637, or approximately 33.03%, 14.76%, 7.07%, and 6.21% of our revenues, respectively. For the six months ended June 30, 2025, two customers individually accounted for $5,387,248 and $3,111,895, or approximately 29.39% and 16.98% of our revenues, respectively.

The loss of, or a significant reduction in business from, any of these customers could have a material adverse effect on the Company’s results of operations and cash flows.

Vendor Concentrations

For the three months ended June 30, 2026 or June 30, 2025, no supplier individually accounted for more than 5% of total cost of revenues.

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During the six months ended June 30, 2026, no supplier individually accounted for more than 5% of total cost of revenues. For the six months ended June 30, 2025, one vendor individually accounted for $659,842 or approximately 5.18% of cost of revenues.

The Company’s sales are concentrated in the Virginia and northeastern North Carolina markets.

NOTE 5 – INVENTORIES

Inventories consisted of the following as of:

	June 30,	December 31,
	2026	2025
Processed and unprocessed scrap metal	$3,193,480	$2,240,943
Finished products	-	-
Inventories	$3,193,480	$2,240,943

NOTE 6 – PROPERTY AND EQUIPMENT

On December 2, 2024, the Company entered into a Contract of Sale (the “Contract of Sale”) with DWM Properties LLC (“DWM”), KPAJ, LLC and Oceana Salvage Properties, L.L.C. (collectively, the “Sellers”), in each case, an entity affiliated with Danny Meeks, the Company’s Chief Executive Officer, pursuant to which the Company agreed to purchase the Premises (as defined in the Contract of Sale) held by the Sellers for an aggregate purchase price of $15,000,000, to be allocated among the seven parcels comprising the Premises and the Licenses and Permits (as defined in the Contract of Sale), as more fully described in the Contract of Sale. The transaction closed on December 2, 2024.

The purchase price is paid by (i) the issuance of an aggregate of 450,000 shares of Series A-1 Preferred Stock of the Company, par value $0.001 per share (the “Preferred Stock”), to the Sellers at an aggregate valuation of $3,300,084 and (ii) the issuance of a promissory note payable to DWM (the “DWM Note”) in the aggregate principal amount of $11,699,916. The DWM Note bears interest at a rate of 10% per annum, and is payable in equal installments of $2,983,309 on each of December 31, 2024, January 31, 2025, February 28, 2025 and March 31, 2025 (each, a “Payment Date”); provided, that if payment on a Payment Date would cause the Company’s cash balance to be less than $3,000,000, then such Payment Date and each subsequent Payment Date shall be extended by 30 days. The Company shall make all payments owed under the DWM Note within 12 months from the date of issuance. In addition, if the Company exercises a 30 day extension of any payment, the Company is required to furnish to DWM such financial information and data as DWM may reasonably request to confirm the Company’s cash balance. The note was extended to March 31, 2026, and then further extended to June 30, 2026, and then further extended to July 31, 2026. Subsequent to June 30, 2026, the note was further extended to September 15, 2026.

Property and equipment as of June 30, 2026 and December 31, 2025 is summarized as follows:

	June 30,	December 31,
	2026	2025
Machinery & Equipment	$19,904,507	$19,658,607
Furniture & Fixtures	6,128	6,128
Vehicles	21,613,488	21,742,353
Leaseholder Improvement	2,036,384	2,036,384
Land	3,641,579	3,641,579
Buildings	724,170	724,170
Subtotal	47,926,256	47,809,221

Less accumulated depreciation	(14,823,958)	(11,961,211)
Property and equipment, net	$33,102,298	$35,848,010

Depreciation expense for the three months ended June 30, 2026 and 2025 was $1,477,172 and $1,415,344 respectively. Depreciation expense for the six months ended June 30, 2026 and 2025 was $2,939,221 and $2,794,962, respectively.

During the six months ended June 30, 2026, the Company purchased $287,700 in property and equipment, consisting of $153,400 financed through the issuance of non-convertible notes payable, $69,300 in accounts payable, and $65,000 paid in cash. The Company received $90,000 in cash proceeds from the sale of property and equipment and recognized a net loss on disposal of $4,191.

During the six months ended June 30, 2025, the Company settled $3,302,469 in non-convertible notes payable via the disposal of property and equipment and purchased $6,126,989 in new property and equipment via the issuance of non-convertible notes payable. The Company also recognized a loss of assets of $49,188 and received cash of $152,000 on the sale of property and equipment.

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NOTE 7 – AMORTIZATION OF INTANGIBLE ASSETS

All of the Company’s current identified intangible assets were assumed upon consummation of the Empire acquisition on October 1, 2021. Identified intangible assets consisted of the following at the dates indicated below:

	June 30, 2026			Remaining
	Gross carrying	Accumulated	Carrying	estimated
	amount	amortization	value	useful life
Intellectual Property	$3,036,000	$(2,884,200)	$151,800	0.50 years
Customer List	2,239,000	(1,063,525)	1,175,475	5.50 years
Licenses	21,274,000	(10,105,150)	11,168,850	5.50 years
Total intangible assets, net	$26,549,000	$(14,052,875)	$12,496,125

	December 31, 2025			Remaining
	Gross carrying	Accumulated	Carrying	estimated
	amount	amortization	value	useful life
Intellectual Property	$3,036,000	$(2,580,600)	$455,400	1 years
Customer List	2,239,000	(951,575)	1,287,425	6 years
Licenses	21,274,000	(9,041,450)	12,232,550	6 years
Total intangible assets, net	$26,549,000	$(12,573,625)	$13,975,375

There were no intangible assets acquired during the six months ended June 30, 2026 and 2025.

Amortization expense for intangible assets was $739,625 and $739,625 for the three months ended June 30, 2026 and 2025, respectively. Amortization expense for intangible assets was $1,479,250 and $1,479,250 for the six months ended June 30, 2026 and 2025, respectively.

Total estimated amortization expense for our intangible assets for the years 2026 through 2030 is as follows:

Year ended December 31,
2026 (remaining)	$1,327,450
2027	2,351,300
2028	2,351,300
2029	2,351,300
2030	2,351,300
Thereafter	1,763,475

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NOTE 8 – ADVANCES AND NON-CONVERTIBLE NOTES PAYABLE

Factoring Advances

Advances for Simple Agreements for Future Tokens were entered into with accredited investors issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) thereof and/or Regulation D thereunder in 2018. As of June 30, 2026 and December 31, 2025, the Company owed $85,000 and $85,000 for Simple Agreements for Future Tokens, respectively.

Non-Convertible Notes Payable

On April 21, 2022, the Company entered into a secured promissory note in the principal amount of $964,470 for the financing and installation of a piece of equipment in the amount $750,000. The Company is required to make monthly payments in the amount $6,665 through October 2022 and monthly payments of $19,260 until October 2026. The note bears an interest rate of 10.6%, is secured by certain assets of the Company, and matures on October 21, 2026. During the six months ended June 30, 2026 and 2025, the Company made $93,575 and $9,280 in payments towards the note, respectively. There was additional interest of $16,148 booked during the year ended December 31, 2025 and of $9,315 booked in the six months ended June 30, 2026. There was amortization of debt discount of $7,515 and $4,215 during the six months ended June 30, 2026 and 2025, respectively. As of June 30, 2026 and December 31, 2025, the note had a balance of $90,731 and $176,792 net an unamortized debt discount of $(68,986) and $(61,471), respectively.

On September 1, 2022, the Company entered into a Deed of Trust note for the purchase of land and buildings. The note has a principal amount of $600,000, bears an interest rate of 6.5%, and matures on September 1, 2032. The Company is required to make monthly payments of $4,476 until September 1, 2032, when the remaining principal and accrued interest becomes due. The Company made principal payments of $8,668 and $8,668 during the six months ended June 30, 2026 and 2025, respectively. As of June 30, 2026 and December 31, 2025, the note had a principal balance of $535,319 and $543,988, and accrued interest of $0 and $0, respectively. The Company made interest payments of $17,742 and $18,186 during the three months ended June 30, 2026 and 2025, respectively.

On September 1, 2022, the Company entered into a Deed of Trust note for the purchase of land and buildings. The note has a principal amount of $600,000, bears an interest rate of 6.5%, and matures on September 1, 2032. The Company is required to make monthly payments of $4,476 until September 1, 2032, when the remaining principal and accrued interest becomes due. The Company made principal payments of $8,668 and $8,668 during the six months ended June 30, 2026 and 2025, respectively. As of June 30, 2026 and December 31, 2025, the note had a principal balance of $535,319 and $543,988, and accrued interest of $0 and $0, respectively. The Company made interest payments of $17,742 and $18,186 during the three months ended June 30, 2026 and 2025, respectively.

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On January 10, 2023, the Company entered into a secured promissory note in the principal amount of $1,245,018 for a purchase price of $1,021,500. The note is secured by certain assets of the Company. There were cash proceeds of $1,000,000. The Company is required to make monthly payments in the amount of $10,365 through March 2023 and then monthly payments in the amount of $34,008 through March 2026. The note bears an interest rate of 10.6%, is secured by certain assets of the Company, and matures on March 10, 2026. There was amortization of debt discount of $32,408 and $32,186 during the six months ended June 30, 2026 and 2025, respectively. There were payments of $165,437 and $165,863 during the six months ended June 30, 2026 and 2025, respectively. As of June 30, 2026 and December 31, 2025, the note had a balance of $0 and $133,752 net an unamortized debt discount of $0 and $50,416, respectively.

On February 23, 2023, the Company entered into a secured promissory note in the principal amount of $822,040 for a purchase price of $628,353. The note is secured by certain assets of the Company. There were non-cash proceeds of $628,253 used to purchase equipment. The Company is required to make monthly payments in the amount of $6,370 through June 2023 and then monthly payments in the amount of $16,595 through June 2027. The note bears an interest rate of 10.6%, is secured by certain assets of the Company, and matures on June 23, 2027. The company recorded additional interest adjusted to debt discount amounting to $113,839. There was amortization of debt discount of $48,781 and $32,186 during the three months ended June 30, 2026 and 2025 respectively. There were payments of $53,776 and $106,023 during the three months ended June 30, 2026 and 2025, respectively. As of June 30, 2026 and December 31, 2025, the note had a balance of $252,015 and $242,229 net an unamortized debt discount of $(185,298) and $(229,154), respectively.

On February 24, 2023, the Company entered into a secured promissory note in the principal amount of $1,186,580 for a purchase price of $832,605. The note is secured by certain assets of the Company. There were non-cash proceeds of $832,605 used to purchase equipment. The Company is required to make monthly payments in the amount of $9,185 through June 2023 and then monthly payments in the amount of $23,955 through June 2027. The note bears an interest rate of 10.6%, is secured by certain assets of the Company, and matures on June 24, 2027. There were additional fees incurred of $8,733 and $21,380 during the years ended December 31, 2024 and 2023, respectively. There was amortization of debt discount of $48,781 and $35,958 during the six months ended June 30, 2026 and 2025, respectively. There were payments of $116,413 and $138,199 during the six months ended June 30, 2026 and 2025, respectively. As of June 30, 2026 and December 31, 2025, the note had a balance of $174,597 and $349,636 net an unamortized debt discount of $292,128 and $340,909, respectively.

On December 2, 2024, the Company entered into a secured promissory note with an entity controlled by the Company’s Chief Executive Officer in the principal amount of $11,699,916. The note was for the purchase of certain land and permits from an entity controlled by the Company’s Chief Executive Officer and is secured by such property. There were non-cash proceeds of $11,699,916 used to purchase the land and equipment. The note matured on March 31, 2025 and accrues interest at 10% per annum. The note requires monthly payments of $2,983,309, however in the event such payment would result in the Company having less than $3 million cash on hand, such payment is delayed without penalty until the following month and the maturity date of the note extended. There was amortization of debt discount of $0 during the six months ended June 30, 2026 and 2025. The Company made payments of $0 and $2,300,000 towards the principal of the note during the six months ended June 30, 2026 and 2025, respectively. As of June 30, 2026 and December 31, 2025, the note had a principal balance and accrued interest of $5,391,859. Subsequent to June 30, 2026, the note was extended to July 31, 2026.

On February 3, 2025, the Company entered into a secured promissory note in the principal amount of $1,373,040 for a purchase price of $1,026,844. The note is secured by certain assets of the Company. The Company is required to make monthly payments in the amount of $19,070. The note matures on February 3, 2031. There was amortization of debt discount of $38,253 and $13,920 during the six months ended June 30, 2026 and 2025, respectively. There were payments of $95,350 and $77,250 during the six months ended June 30, 2026 and 2025, respectively. As of June 30, 2026 and December 31, 2025, the note had a balance of $854,687 and $911,784 net of an unamortized debt discount of $250,373 and $288,626, respectively.

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On February 3, 2025, the Company entered into a secured promissory note in the principal amount of $1,000,107 for a purchase price of $769,383. The note is secured by certain assets of the Company. There were non-cash proceeds of $29,853 used to purchase equipment. The Company is required to make monthly payments in the amount of $14,305. The note matures on February 3, 2031. There was amortization of debt discount of $28,683 and $(19,322) during the six months ended June 30, 2026 and 2025, respectively. There were payments of $71,525 and $57,220 during the six months ended June 30, 2026 and 2025, respectively. As of June 30, 2026 and December 31, 2025, the note had a balance of $641,208 and $684,050 net of an unamortized debt discount of $158,629 and $187,312, respectively.

On February 3, 2025, the Company entered into a secured promissory note in the principal amount of $1,517,127 for a purchase price of $1,167,350. The note is secured by certain assets of the Company. There were non-cash proceeds of $45,273 used to purchase equipment. The Company is required to make monthly payments in the amount of $21,700. The note matures on February 3, 2031. There was amortization of debt discount of $43,540 and $(14,584) during the six months ended June 30, 2026 and 2025, respectively. There were payments of $108,500 and $87,800 during the six months ended June 30, 2026 and 2025, respectively. As of June 30, 2026 and December 31, 2025, the note had a balance of $972,483 and $1,037,443 net of an unamortized debt discount of $239,844 and $283,384, respectively.

On February 3, 2025, the Company entered into a secured promissory note in the principal amount of $1,213,693 for a purchase price of $898,653. The note is secured by certain assets of the Company. There were non-cash proceeds of $36,227 used to purchase equipment. The Company is required to make monthly payments in the amount of $17,360. The note matures on February 3, 2031. There was amortization of debt discount of $34,811 and $(13,164) during the six months ended June 30, 2026 and 2025, respectively. There were payments of $86,800 and $69,440 during the six months ended June 30, 2026 and 2025, respectively. As of June 30, 2026 and December 31, 2025, the note had a balance of $778,126 and $830,115 net of an unamortized debt discount of $192,527 and $227,338, respectively.

On May 28, 2025, the Company entered into a secured promissory note in the principal amount of $1,658,880 for a purchase price of $1,240,690. The note is secured by certain assets of the Company. The Company is required to make monthly payments in the amount of $23,040. The note matures on May 28, 2031. There was amortization of debt discount of $58,484 and $5,363 during the six months ended June 30, 2026 and 2025, respectively. There were payments of $138,240 and $69,120 during the six months ended June 30, 2026 and 2025, respectively. As of June 30, 2026 and December 31, 2025, the note had a balance of $1,089,882 and $1,169,642 net of an unamortized debt discount of $338,594 and $397,078, respectively.

On May 28, 2025, the Company entered into a secured promissory note in the principal amount of $1,327,680 for a purchase price of $992,852. The note is secured by certain assets of the Company. The Company is required to make monthly payments in the amount of $7,383. The note matures on May 28, 2031. There was amortization of debt discount of $38,620 and $16,937 during the six months ended June 30, 2026 and 2025, respectively. There were payments of $92,200 and $36,880 during the six months ended June 30, 2026 and 2025, respectively. As of June 30, 2026 and December 31, 2025, the note had a balance of $872,185 and $925,765 net of an unamortized debt discount of $282,151 and $320,772, respectively.

On February 3, 2026, the Company entered into a secured promissory note in the principal amount of $182,880 for a purchase price of $153,400. The note is secured by certain assets of the Company. The Company is required to make monthly payments in the amount of $3,810. The note matures on February 3, 2030. There was amortization of debt discount of $49,156 and $30,193 during the six months ended June 30, 2026 and 2025, respectively. There were payments of $52,327 and $0 during the six months ended June 30, 2026 and 2025, respectively. As of June 30, 2026 and December 31, 2025, the note had a balance of $147,969 and $0 net of an unamortized debt discount of $(17,416) and $0, respectively.

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The following table details the current and long-term principal due under non-convertible notes as of June 30, 2026.

	Principal	Principal
	(Current)	(Long Term)
Non-Convertible Note (Issued March 8, 2019)	$-	$5,000
Deed of Trust Note (Issued September 1, 2022)	53,712	481,607
Deed of Trust Note (Issued September 1, 2022)	53,712	481,607
Equipment Finance Note (Issued April 21, 2022)	21,745	-
Equipment Finance Note (Issued February 24, 2023)	66,714	-
Equipment Finance Note (Issued February 23, 2023)	287,460	179,265
Equipment Finance Note (Issued February 3, 2025)	228,840	876,220
Equipment Finance Note (Issued February 3, 2025)	171,660	628,177
Equipment Finance Note (Issued February 3, 2025)	260,400	951,927
Equipment Finance Note (Issued February 3, 2025)	208,320	762,333
Equipment Finance Note (Issued May 28, 2025)	276,480	1,152,000
Equipment Finance Note (Issued May 28, 2025)	88,596	1,065,741
Equipment Finance Note (Issued February 3, 2026)	45,720	84,833
SAFTs	-	85,000
DWM Property Note	5,391,859	-
Debt Discount	(185,464)	(1,297,085)
Total Principal of Non-Convertible Notes	$6,969,754	$5,456,625

Total principal payments due on non-convertible notes for 2026 through 2029 and thereafter is as follows:

Year ended December 31,
2026	$6,317,767
2027	1,674,900
2028	1,422,975
2029	1,357,973
Thereafter	3,135,313

NOTE 9 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

As of June 30, 2026 and December 31, 2025, the Company owed accounts payable and accrued expenses of $9,667,042 and $8,043,143, respectively.

These are primarily comprised of payments to vendors, accrued interest on debt, and accrued legal bills.

	June 30,	December 31,
	2026	2025
Accounts Payable	$3,006,412	$2,950,052
Credit Cards	33,741	37,400
Accrued Interest	3,031,964	2,849,977
Accrued Expenses	3,594,925	2,205,714
Total Accounts Payable and Accrued Expenses	$9,667,042	$8,043,143

NOTE 10 – ACCRUED PAYROLL AND RELATED EXPENSES

The Company is delinquent in filing its payroll taxes, primarily related to stock compensation awards in 2016 and 2017, but also including payroll for 2018, 2019, 2020, and 2021. As of June 30, 2026 and December 31, 2025, the Company owed payroll tax liabilities, including penalties, of $3,946,411 to federal and state taxing authorities. The actual liability may be higher or lower due to interest or penalties assessed by federal and state taxing authorities.

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NOTE 11 – COMMITMENTS AND CONTINGENCIES

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. Except as set forth below, we are currently not aware of any such legal proceedings or claims that will have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results.

On October 25, 2024, Arena Special Opportunities Fund, LP and other related entities (“Arena”) filed a lawsuit in New York State Court (the “Action”). The complaint for the lawsuit alleges, among other things, a purported breach of contract based on an alleged equity conditions failure. The Company believes that the Action lacks merit. In the event this Action is not summarily dismissed, the Company intends to vigorously defend against it.

On April 20, 2026, the Company received a letter from the Staff of the Listing Qualifications Department (the “Staff”)of the Nasdaq Stock Market LLC (the “Nasdaq”) notifying the Company that because it has not yet filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “2025 Form 10-K”) with the SEC, Nasdaq determined that the Company no longer complied with the filing requirement set forth in Nasdaq Listing Rule 5250(c)(1) (“Listing Rule 5250(c)(1)”).

The Staff informed the Company that is had 60 calendar days to submit a plan to regain compliance with Listing Rule 5250(c)(1).

On May 21, 2026, the Company received an additional delinquency notification letter from Nasdaq due to the Company’s failure to timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026 (the “First Quarter Form 10-Q”). The Staff informed the Company that is had until June 22, 2026 to submit a plan to regain compliance with Listing Rule 5250(c)(1). On June 15, 2026, the Company filed the 2025 Form 10-K with the SEC. On June 16, 2026, the Company received a letter from Nasdaq stating that it evidenced partial compliance with Listing Rule 5250(c)(1) by filing the 2025 Form 10-K but that it was still not in compliance with Listing Rule 5250(c)(1) due to its failure to file the First Quarter Form 10-Q. On June 22, 2026, the Company submitted its plan to regain compliance with Listing Rule 5250(c)(1) to Nasdaq. The Staff accepted the Company’s plan to regain compliance and granted the Company an exception until July 31, 2026, to evidence compliance with the Rule. On July 29, 2026, the Company filed the First Quarter Form 10-Q. On July 30, 2026, the Company received notification from the Staff that it had determined that the Company complies with the Listing Rule 5250(c)(1) and that the listing matter is now closed.

Employee Matter

In April 2026, the Company identified and terminated a former non-officer employee in its logistics function who had improperly diverted certain hauling work to an outside entity and engaged in related improper conduct. The conduct did not have a material effect on the Company’s financial position, results of operations, or cash flows.. The Company has reviewed the matter, including outreach to potentially affected customers, and does not believe its ultimate resolution will have a material effect on the Company’s financial position, results of operations, or cash flows. No provision for loss has been recorded, as management has not concluded that a loss is probable or reasonably estimable.

As a precautionary measure, the Company has withheld $350,000 that would otherwise be payable to a related party and reclassified that amount within liabilities pending completion of its review. The withheld amount will be released to the related party if the review is completed without a resulting liability to the Company, or applied against any amounts ultimately determined to be owed to the Company. The Company’s review is ongoing, and the Company is pursuing available remedies against the former employee.

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NOTE 12 – LEASES

Property Leases (Operating Leases)

The Company leases its facilities and certain automobiles under operating leases which expire on various dates through 2028. The Company determines if an arrangement is a lease at inception and whether it is a finance or operating leases. Right of Use (“ROU”) assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the obligation to make lease payments from the lease. Operating lease ROU assets and liabilities are recognized at the commencement date of the lease based on the present value of lease payments over the lease term. When readily determinable, the Company uses the implicit rate in determining the present value of lease payments. The ROU asset also includes any fixed lease payments, including in-substance fixed lease payments and excludes lease incentives. Lease expense for lease payments is recognized on a straight-line basis over the lease term. Lease term is determined at lease commencement and includes any non-cancellable period for which the Company has the right to use the underlying asset, together with any options to extend that the Company is reasonably certain to exercise.

On January 24, 2022, the Company entered into leasing agreements for 3,521 square feet of office space commencing upon the completion of tenant improvements which was expected to be on April 1, 2022 but shall be no later than May 1, 2022 (“Commencement Date”). Under the terms of the leases, the Company is required to pay $3,668 for the first twelve months of the lease and increasing by approximately 3% every 12 months thereafter until the expiration of the lease. The lease is for a period of five years from the Commencement Date and the Company was required to make a security deposit of $3,668. The Company does not have an option to extend the lease. The Company cannot sublease any of the office space under the lease agreement.

On March 15, 2024, the Company entered into leasing agreements for a scrap yard located at 3030 E 55th Street, Cleveland, OH 44127. Under the terms of the lease, the Company is required to pay $17,000 from March 1, 2024 to February 28, 2025; $23,000 from March 1, 2025 to February 28, 2026; $23,000 from March 1, 2026 to February 28, 2027; $23,000 from March 1, 2027 to February 28, 2028; and increasing by the greater of 3% and the CPI every 12 months thereafter until the expiration of the lease. The lease is for a period of five years, include two options to extend for five years each, and the Company was required to make a security deposit of $17,000. The Company had the option to purchase the property for $3,277,000 until February 28, 2024.

In May 2025, the Company entered into an amendment to the lease agreement that modified the rent payment schedule and added site clean-up and waste management obligations. Under the amended terms, rent was $23,000 for May 2025 (paid), $17,000 per month from June 1, 2025 through December 31, 2025, $18,500 per month from January 1, 2026 through December 31, 2026, and $20,000 per month from January 1, 2027 through February 28, 2028. Beginning January 1, 2026, rent increases to $20,000 per month if the Company does not adhere to certain site clean-up obligations outlined in the amendment. The Company remains responsible for payment of property taxes related to the premises. All other material terms of the lease remain unchanged.

Automobile Leases (Operating Leases)

Upon effectiveness of the acquisition of Empire on October 1, 2021, the Company assumed $34,261 in ROU assets and $27,757 in lease liabilities for an automobile lease. Under the terms of the lease, Empire is required to pay $650 per month until lease expiration on February 15, 2026 and the Company does not have an option to renew or extend. The Company is responsible for any damage to the automobile under the terms of the lease.

F-59

ROU assets and liabilities consist of the following:

	June 30,	December 31,
	2026	2025

ROU assets – related party	$-	$-
ROU assets	383,565	495,457
Total ROU assets	$383,565	$495,457

Current portion of lease liabilities – related party	$-	$-
Current portion of lease liabilities	208,152	272,476
Long term lease liabilities, net of current portion	192,228	233,451
Total lease liabilities	$400,380	$505,927

Aggregate minimum future commitments under non-cancelable operating leases and other obligations at June 30, 2026 were as follows:

Year ended December 31,
2026 (remaining)	135,768
2027	254,448
2028	40,000
Total Minimum Lease Payments	$430,216
Less: Imputed Interest	$(29,836)
Present Value of Lease Payments	$400,380
Less: Current Portion	$(208,152)
Long Term Portion	$192,228

Rent expense related to these leases is recognized based on the payment amount charged under the lease. Rent expense for the three months ended June 30, 2026 and 2025 was $140,749 and $176,258, respectively. Rent expense for the six months ended June 30, 2026 and 2025 was $284,739 and $287,119, respectively. At June 30, 2026, the leases had a weighted average remaining lease term of 1.5 years and a weighted average discount rate of 10%.

NOTE 13 – STOCKHOLDERS’ EQUITY

Preferred Stock

The Company is authorized to issue 10,000,000 shares of blank check preferred stock, par value $0.001 per share.

Series D

As of June 30, 2026, there were 0 shares of Series D issued and outstanding.

Series A-1

As of June 30, 2026, there were 450,000 shares of Series A-1 Preferred Stock issued and outstanding.

Common Stock

The Company is authorized to issue 1,200,000,000 shares of common stock, par value $0.001 per share.

During the year ended December 31, 2025, the Company issued 3,427 shares of common stock for services rendered.

During the year ended December 31, 2025, the Company issued 328,451 shares of common stock pursuant to the cashless exercises of warrants.

During the year ended December 31, 2025 the Company issued 260,403 shares of common stock and warrants pursuant to purchase agreements for total cash proceeds of approximately $11,041,070, gross of offering costs, and $10,478,605 net of $562,465 in offering fees.

During the year ended December 31, 2025, the Company issued 159 shares of common stock pursuant to rounding upon the effectuation of a reverse stock split.

During the three months ended March 31, 2026, the Company issued no shares of common stock.

As of June 30, 2026 and December 31, 2025 there were 829,631 and 829,631 shares of common stock issued and outstanding, respectively.

F-60

Additional Paid in Capital

During the year ended December 31, 2025, the Company credited additional paid-in capital approximately $10.5 million related to the issuance of common stock and warrants pursuant to purchase agreements for cash, net of offering costs.

During the year ended December 31, 2025, the Company recorded a deemed dividend of approximately $3.0 million in additional paid-in capital for the reduction in the exercise price of certain outstanding warrants.

During the year ended December 31, 2025, the Company recognized $99,996 in additional paid-in capital for common stock issued for services rendered.

During the year ended December 31, 2025, the Company recognized $(329) in additional paid-in capital for common stock issued pursuant to the cashless exercise of warrants.

During the year ended December 31, 2025, the Company recognized $1,490 in additional paid in capital pursuant to rounding for the effectuation of a reverse stock split.

NOTE 14 – WARRANTS

During the three months ended March 31, 2025, the Company entered into exchange agreements with holders of 50,445 warrants whereby the Company and the warrant holders agreed to exchange the warrants for shares of common stock equivalent to 96% of the shares of common stock issuable upon exercise of the warrants, or 48,435 shares of common stock. Concurrently, the Company and the holders of 38,868 warrants issued on or about March 18, 2024, April 22, 2024, and May 16, 2024, agreed to amend these warrants to reduce the exercise price from $2.91 to $1.50 per share, increase the number of shares issuable upon exercise by 250%, and remove certain adjustment provisions in the event of certain dilutive issuances or share combinations. As a result of this amendment, an additional 58,293 warrants were issued.

During the three months ended March 31, 2025, an additional 8,843 warrants were cashless exercised into 55,066 shares of common stock.

On January 10, 2025, 68,581 warrants were exercised into 68,581 shares of common stock at an exercise price of $58.30 per share.

On February 10, 2025, 155,451 warrants were exercised into 155,451 shares of common stock at an exercise price of $36.30 per share.

During the three months ended September 30, 2025, an additional 98,246 warrants were cashless exercised into 137,185 shares of common stock.

During the three months ended December 31, 2025, an additional 181,599 warrants were cashless exercised into 136,200 shares of common stock.

A summary of the warrant activity for the six months ended June 30, 2026 is as follows:

			Weighted-Average
		Weighted-Average	Remaining	Aggregate
	Shares	Exercise Price	Contractual Term	Intrinsic Value
Outstanding at December 31, 2025	3,421	$172.30	3.28	$-
Exercisable at December 31, 2025	3,421	$172.30	3.28	$-
Granted	-	-
Exercised	-	-
Cancelled/Exchanged	-	-
Outstanding at June 30, 2026	3,421	$172.30	2.78	$-
Exercisable at June 30, 2026	3,421	$172.30	2.78	$-

F-61

Exercise	Warrants	Weighted Avg.	Warrants
Price	Outstanding	Remaining Life	Exercisable
$165.00	3,260	2.89	3,260
320.10	161	0.67	161
	3,421	2.78	3,421

The aggregate intrinsic value of outstanding stock warrants was $0 based on warrants with an exercise price less than the Company’s stock price of $2.96 as of June 30, 2026 which would have been received by the warrant holders had those holders exercised the warrants as of that date.

NOTE 15 – STOCK OPTIONS

Our stockholders approved our 2014 Equity Incentive Plan in June 2014 (the “2014 Plan”), our 2015 Equity Incentive Plan in December 2015 (the “2015 Plan”), our 2016 Equity Incentive Plan in October 2016 (“2016 Plan”), our 2017 Equity Incentive Plan in December 2016 (“2017 Plan”), our 2018 Equity Incentive Plan in June 2018 (the “2018 Plan”), our 2021 Equity Incentive Plan in September 2021 (“2021 Plan”), our 2022 Equity Incentive Plan in November 2022, our 2023 Equity Incentive Plan in October 2023 (“2023 Plan”), and our 2024 Equity Incentive Plan in May 2024 (“2024 Plan”, and together with the 2014 Plan, 2015 Plan, 2016 Plan, 2017 Plan, 2018 Plan, 2021 Plan, 2022 Plan, and 2023 Plan, the “Plans”). The Plans are identical, except for the number of shares reserved for issuance under each. In July 2024, shareholders amended our 2024 Plan to increase the number of shares reserved for issuance thereunder by 27,091 to a total of 27,273 shares. As of June 30, 2026, the Company had granted an aggregate of 13,969 securities under the Plans since inception, with 13,387 shares available for future issuances.

The Plans provide for the grant of incentive stock options to our employees and our subsidiaries’ employees, and for the grant of stock options, stock bonus awards, restricted stock awards, performance stock awards and other forms of stock compensation to our employees, including officers, consultants and directors. The Prior Plans also provide that the grant of performance stock awards may be paid out in cash as determined by the committee administering the Prior Plans.

Option valuation models require the input of highly subjective assumptions. The fair value of stock-based payment awards was estimated using the Black-Scholes option pricing model with a volatility figure derived from historical data. The Company accounts for the expected life of options based on the contractual life of the options.

There were no options issued during the three or six months ended June 30, 2026.

A summary of the stock option activity for the six months ended June 30, 2026 is as follows:

		Weighted-Average	Weighted-Average Remaining	Aggregate
	Shares	Exercise Price	Contractual Term	Intrinsic Value
Outstanding at December 31, 2025	206	$3,723,473	0.99	$-
Exercisable at December 31, 2025	206	$3,723,473	0.99	$-
Granted	-	-
Exercised	-	-
Forfeiture/Cancelled	(40)	$4,492,125
Outstanding at June 30, 2026	166	$3,538,256	0.74	$-
Exercisable at June 30, 2026	166	$3,538,256	0.74	$-

Exercise	Number of	Remaining	Number of
Price	Options	Life In Years	Options Exercisable
$378,500 – 1,237,500	22	2.10	22
$1,237,501 – 2,475,000	9	1.20	9
$2,475,001 – 3,712,500	32	0.26	32
$3,712,501 – 4,950,000	83	0.56	83
$4,950,001 – 5,296,500	20	0.53	20

F-62

The aggregate intrinsic value of outstanding stock options was $0, based on options with an exercise price less than the Company’s stock price of $2.96 as of June 30, 2026, which would have been received by the option holders had those option holders exercised their options as of that date.

The fair value of all options that vested during the three months ended June 30, 2026 and 2025 was $0 and $0, respectively. Unrecognized compensation expense was $0 as of June 30, 2026.

NOTE 16 – RELATED PARTY TRANSACTIONS

Agreements with Danny Meeks and Affiliates of Danny Meeks

Related-Party Hauling, Mechanic, Equipment Rental, and Miscellaneous Services

During the six months ended June 30, 2026 and 2025, the Company provided $189,270 and $383,781 in hauling services to an entity controlled by the Company’s Chief Executive Officer, respectively.

During the six months ended June 30, 2026 and 2025, the Company paid an entity controlled by the Company’s Chief Executive Officer $213,953 and $816,993 for hauling services rendered to the Company, respectively.

During the six months ended June 30, 2026 and 2025, the Company received $0 and $56,100 in other income – related party for the rental of equipment to an entity controlled by the Company’s Chief Executive Officer, respectively.

During the six months ended June 30, 2026 and 2025, the Company paid an entity controlled by the Company’s Chief Executive Officer $726,992 and $0 for mechanic and repair services provided to the Company, respectively.

During the six months ended June 30, 2026 and 2025, the Company paid an entity controlled by the Company’s Chief Executive Officer $0 and $21,983 for equipment rentals provided to the Company, respectively.

NOTE 17 – SEGMENT REPORTING

Greenwave is organized into three operating segments based on our differentiated products – Scrap Metal Recycling, Hauling, and Other (primarily comprised of rental income).

We have one reportable geographic segment: the United States of America as all of our scrap metal is sourced domestically.

Our Chief Operating Decision Maker (“CODM”), Danny Meeks, Chairman and CEO, evaluates performance on both an operating segment basis and a consolidated basis, primarily using revenues, gross profit, and operating cash flows. These measures are used by the CODM, management, investors, lenders, and other external users of our financial statements to assess our operating performance and to compare results to other companies in the metal recycling industry. Our CODM utilizes segment profit and loss in assessing segment performance and in allocating resources among our operations.

Operating expenses, including selling, general and administrative expenses, depreciation and amortization, and other operating costs, are managed centrally and are not allocated to individual operating segments. These expenses are not included in the information regularly provided to or reviewed by the CODM when evaluating segment performance or making resource allocation decisions. As such, consistent with the requirements of ASU 2023-07, we present operating expenses only in the “Total” column and do not disaggregate these expenses by segment.

F-63

The following tables provide our results by segment:

	Six Months Ended June 30, 2026
	Scrap Metal
	Recycling	Hauling	Other	Total
Revenues	$28,584,985	$3,646,077	$40,798	$32,271,860
Cost of revenues	(17,274,946)	(2,122,037)	-	(19,396,983)
Gross Profit:	$11,310,039	$1,524,040	$40,798	$12,874,877

Operating Expenses				$(16,794,651)
Other Expenses				(825,934)
Deemed Dividends				-
Net loss available to common shareholders				$(4,745,708)

	Six Months Ended June 30, 2025
	Scrap Metal
	Recycling	Hauling	Other	Total
Revenues	$11,507,645	$6,777,347	$45,000	$18,329,992
Cost of revenues	(9,508,357)	(3,221,807)	-	(12,730,164)
Gross Profit:	$1,999,288	$3,555,540	$45,000	$5,599,828
Operating Expenses				$(14,132,730)
Other Expenses				(1,050,436)
Deemed Dividends				(2,999,964)
Net loss available to common shareholders				$(12,583,302)

	Three Months Ended June 30, 2026
	Scrap Metal
	Recycling	Hauling	Other	Total
Revenues	$14,454,523	$1,519,756	$21,600	$15,995,879
Cost of revenues	(9,125,425)	(810,460)	-	(9,935,885)
Gross Profit:	$5,329,098	$709,296	$21,600	$6,059,994

Operating Expenses				$(8,906,499)
Other Expenses				(394,658)
Deemed Dividends				-
Net loss available to common shareholders				$(3,241,163)

	Three Months Ended June 30, 2025
	Scrap Metal
	Recycling	Hauling	Other	Total
Revenues	$7,110,100	$3,865,182	$21,000	$10,996,282
Cost of revenues	(7,381,585)	(1,501,532)	-	(8,883,117)
Gross Profit:	$(271,485)	$2,363,650	$21,000	$2,113,165
Operating Expenses				$(6,764,560)
Other Expenses				(266,204)
Deemed Dividends				-
Net loss available to common shareholders				$(4,917,599)

NOTE 18 – SUBSEQUENT EVENTS

The Company evaluated subsequent events through the date of the filing of this Form 10-Q, the date the accompanying condensed consolidated financial statements were available to be issued, and concluded that no events or transactions occurred during that period that require recognition or disclosure herein.

F-64

3,571,429 Shares of Common Stock

PROSPECTUS

September 28, 2026